EXHIBIT 10.7

EMPLOYMENT AGREEMENT

(John E. Keith)

This Agreement made as of the 1st day of January, 2001, by and among ROCK OF AGES CORPORATION, a Delaware corporation, with a principal place of business at 369 North State Street, Concord, NH 03301 ("Company"), and JOHN E. KEITH ("Employee") residing at 169 Forest Hill Road, Hodgenville, Kentucky 42728.

FACTUAL BACKGROUND:

A. Employee has been President of Company's subsidiary, Rock of Ages Memorials, Inc. ("ROAM") since October 1997. Company and Employee now wish to continue Employee's employment in a new position as President and Chief Operating Officer of its combined cemetery and monument retail operations in the state of Kentucky and southern Illinois, which operations include Keith Monument Company LLC, J. W. Reynolds Monument Company and Rock of Ages Kentucky Cemeteries LLC (collectively, "Keith Business Unit"), reporting to the Chairman and CEO of the Company, with principal responsibility for the profitability of the Keith Business Unit (the "Position") along with such other duties and responsibilities as Company may assign to Employee; and Employee wishes to accept such employment subject to the terms and conditions of this Agreement.

B. Company and its direct and indirect subsidiaries, affiliates, parent and successors and assigns are sometimes herein sometimes referred to as the "ROAC Corporate Group."

C. Company and the ROAC Corporate Group (including the Keith Business Unit) quarry and manufacture granite memorials and other granite products, perform services related thereto, operate cemeteries and perform services in connection therewith; and market and sell granite, marble, bronze and other memorials and monuments, burial lots, crypts, niches and products related thereto, and services related to such products at wholesale and retail in the United States and in various foreign countries (Company's "Business" or "Restricted Business") and have accumulated valuable and confidential information including trade secrets and know-how relating to technology, manufacturing procedures, formulas, machines, marketing plans, sources of supply, business strategies and other business records.

D. The agreement by Employee to enter into the covenants contained herein is a condition precedent to the continued employment of Employee in the Position, Employee acknowledges the same and that his execution of this agreement are express conditions of his employment; and that said covenants are given as material consideration for such employment and the other benefits conferred upon him by this agreement.

E. As used herein the term "Company" shall refer to Company and where applicable to any direct or indirect subsidiary or affiliate of Company for which Employee may from time to time be performing services under this agreement.

NOW, THEREFORE, in consideration of such employment and other valuable consideration, receipt of which is hereby acknowledged, the parties thereto agree as follows:

1. Employment. Company agrees to employ Employee, and Employee accepts employment in the Position, initially reporting to the Chairman and Chief Executive Officer of Company, all upon the terms and conditions hereinafter set forth.

2. Duties and Policies.

(a) Duties. The Employee agrees to devote his full time and best efforts to his employment duties in the Position or, subject to the rights of Company in the second sentence of this Section 2(a), and to such other duties as may be assigned to him from time to time by Company. Company reserves the right in its sole discretion to request Employee to perform no duties for it under this agreement from time to time or at any time for such periods of time during the Term as it in its sole discretion may determine and in the event Company takes such action, Employee will thereafter not be eligible for any further increases in his Annual Base Salary or for any bonuses until Company requests, if ever, Employee return to active work.

(b) Policies. Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Company from time to time and provided to Employee in writing.

3. Term. The term of this agreement (the "Term") shall be four (4) years, beginning January 1, 2001, unless terminated earlier as hereinafter provided.

4. Compensation. For all services to be rendered by Employee in any capacity hereunder, the Company shall pay Employee the following:

(a) Salary. The company shall pay Employee an annual base salary of One Hundred Thousand Dollars ($100,000.00) less withholding and other taxes required by federal and state law (the "Annual Base Salary"), payable in equal monthly installments, or as otherwise required by law. In addition, Employee shall be paid, in one lump sum on or before each December 31 during the Term, the sum of Eighty-Two Thousand Five Hundred Dollars ($82,500) (the "Lump Sum Payments").

(b) Bonus. Employee may also be awarded a bonus or bonuses from time to time during the Term pursuant to Schedule 4(b) hereof.

5. Fringe Benefits. During the term of this agreement, Employee shall be entitled to participate in such fringe benefits as, from time to time, may be applicable to the Company's similarly situated executive employees, subject to the terms and conditions of such fringe benefit plans and to the following fringe benefits:

(i) Family medical and major medical health insurance, paid for by Company;

(ii) Life insurance paid for by Company equal to one and one-half (1 1/2) times Employee's Annual Base Salary (capped at $280,000 while working and $60,000 during retirement);

(iii) Participation in Company's qualified 401(k) profit sharing plan pursuant to the terms thereof;

(iv) Participation in Company's qualified defined benefit Salaried Employees Pension Plan pursuant to the terms thereof;

(v) Participation in Company's long-term disability insurance plan pursuant to the terms thereof;

(vi) The use of an automobile comparable to the automobiles provided to other senior officers of Company and payment by Company of the costs of operation and maintenance of the automobile; and

(vii) Vacation in accordance with Company's employee policies, in effect from time to time.

Fringe benefits provided to Employee will, in addition, generally be not less advantageous to Employee than those provided by Company to its senior officers. Fringe benefits as used in this Section do not include cash compensation, stock options or other compensation.

6. Termination.

(a) Termination because of Death or Total Disability. This Agreement will terminate automatically upon the date of Employee's death or Total Disability provided, however, that Company shall continue to pay the Lump Sum Payments for the remaining Term, in accordance with the terms hereof. The Employee shall be deeded to have incurred a Total Disability:

(i) if Company maintains a long-term disability policy in effect for the benefit of Employee, on the date when the Employee shall have received total disability benefits under said policy for a period of six (6) months;

(ii) if no such long-term disability insurance policy is in effect, on the date when the Employee suffers from a physical or mental disability of such magnitude and effect that the Employee is unable to perform the essential functions of Employee's assigned position with or without reasonable accommodation and such disability continues during a period of twelve (12) continuous or non-continuous months within eighteen (18) month period beginning on the first day of the month period beginning on the first day of the month in which the first day of disability occurs;

(iii) if Employee illegally uses drugs and, as a result, performance of his duties and/or employment with Company is in any way impaired; or

(iv) on the date when Employee receives more than 12 weeks of payments under the Social Security Act because of determination by the Social Security Administration that Employee is totally disabled.

Total Disability as set forth in subsections (ii) or (iii) above shall be deemed to have occurred upon the written certification to Company thereof by the Employee's personal physician, which certification may be requested in writing by Company. If the Employee does not have a personal physician or refuses to consult with his personal physician, Company may select a licensed Kentucky physician, board-certified in internal medicine or family practice, at Employee's cost, to examine the Employee, which physician shall, for purposes hereof, be deemed to be the Employee's personal physician; provided, that if the Employee refuses to be examined by this deemed personal physician within thirty (30) days after the physician's appointment by Company, then the Employee may at Company's election be conclusively presumed to have become Totally Disabled as of the close of such thirty (30) day period. If Company disagrees with the opinion of the Employee's personal physician, then Company may select a second licensed, board-certified Kentucky physician, at Company's cost, to examine the Employee. If said two (2) physicians disagree as to whether Employee is Totally Disabled, then the personal physician and this second physician shall then select a third licensed, board-certified Kentucky physician, with the cost of this third physician to be split between Employee and Company, to examine the Employee. Upon examination of the Employee by the three (3) physicians, each physician shall render an opinion with respect to the condition of the Employee in regards to his Total Disability, and the opinion of a majority of the physicians shall be binding upon all parties.

(b) Termination Without Cause. Company shall not have the right to terminate this agreement and Employee's employment under this agreement, provided, however that in the event of such termination Company shall continue to make the Lump Sum Payments during the remaining Term in accordance with the terms hereof.

(c) Termination With Cause. Company may terminate this agreement and the employment of the Employee at any time with cause and without further notice upon the occurrence of any of the following events: (i) abandonment by Employee of, or chronic, habitual or continuous failure by Employee to perform, over a period of thirty (30) or more days, Employee's duties as an Employee hereunder or violation of any of Employee's covenants under this agreement; (ii) embezzlement or other theft of the property of Company, of the ROAC Corporate Group or of the KMC Group or of any predecessor to the Company, to the ROAC Corporate Group or to the KMC Group (collectively, the "Predecessors"), or the commission of other criminal activity against Company, ROAC Corporate Group, the KMC Group, or any of the Predecessors or their employees, agents and customers; or (iii) conviction of a crime which after all appeals the Company's Board of Directors reasonably determines will have or has had a material adverse effect on the reputation, business and/or financial affairs of Company, the ROAC Corporate Group or the KMC Group (any such termination is herein sometimes referred to as a "Termination With Cause" or as "Terminated With Cause"). In the event that Employee's employment is Terminated With Cause or Employee resigns in lieu of such termination, Employee shall only be entitled to be paid any expenses he has incurred prior to the termination and for which he is entitled to reimbursement hereunder, and such pro-rated portion of the Annual Base Salary as he may have earned up to the date of termination.

(d) Termination by the Employee. Employee may resign from employment at any time for any reason and terminate this agreement by giving thirty (30) days' written notice to Company (any such termination is herein sometimes referred to as a "Voluntary Termination") of such intention. In such event, Company may, in its discretion, permit the Employee to work through the notice period or accept the Employee's immediate resignation. In the event of a Voluntary Termination, Employee shall be entitled to continue to receive the Lump Sum Payments during the remaining Term in accordance with the terms hereof.

7. Non-Disclosure of Confidential Information. Employee acknowledges that during his employment, he will become fully familiar with all aspects of the Company's Businesses and the ROAC Corporate Group's businesses and will obtain access to confidential and proprietary information relating to such businesses. Employee understands, agrees and covenants that such information is valuable and Employee has no property interest in it. Therefore, Employee covenants and agrees that during his employment with Company and the ROAC Corporate Group and thereafter Employee will not use, disclose, communicate or divulge such information to any person not employed by Company and the ROAC Corporate Group or use such information except as may be necessary to perform his duties as an Employee under this agreement. Employee's obligations in this section shall survive the expiration of the Term of this agreement and/or termination of Employee's employment under this agreement for any reason whatsoever.

8. Non-Solicitation of Employees, Clients and Customers. During the Term of this agreement and for the period of Employee's non-competition covenant set forth in Section 11 hereof, following the termination of this agreement, Employee agrees not to, on his own behalf or on behalf of any other person, corporation, firm or entity, directly or indirectly, solicit or induce any client, customer, employee or sales representative of Company or the ROAC Corporate Group to stop doing business with or to leave any of said companies for any reason whatsoever or to hire any of said companies' employees.

9. Return of Property. Upon termination or nonrenewal of this agreement for any reason, Employee agrees to immediately return all Company and ROAC Corporate Group property, whether confidential or not, without keeping any copies or excerpts thereof, including, but not limited to, computers, printers, customer lists, samples, product information, financial information, price lists, marketing materials, keys, credit cards, automobiles, technical data, research, blueprints, trade secrets information, and all confidential or proprietary information.

10. Non-Competition Covenant by Employee. Company and the Employee agree that Company is currently engaged in the business of quarrying, manufacturing, marketing and selling granite memorials and other granite products at wholesale and at retail (herein referred to as the "Restricted Business") and Company and the ROAC Corporate Group are engaged in the Restricted Business in all of the states of the United States and in all of the provinces of Canada (herein the territory of all such states and provinces is referred to as the "Restricted Territory") and has hired the Employee to expand and grow the Restricted Business in the Restricted Territory. Accordingly, as a material and essential inducement to Company to hire the Employee and in consideration of Company's agreements with the Employee under this agreement, Employee agrees that during the Term of this agreement and, if this agreement is terminated for any reason, lapses, is not renewed for any reason, or Employee is not employed by Company after the end of the Term hereof for any reason, for a period equal to two (2) years thereafter, unless this agreement is terminated within the first two (2) years of the Term hereof, in which case for the period of four (4) years thereafter, Employee will not, in the Restricted Territory, directly or indirectly, in any manner whatsoever:

(a) compete with Company, its successor and assigns, or the ROAC Corporate Group, its successors and assigns, in the Restricted Business;

(b) engage in the Restricted Business, except as an employee of Company or the ROAC Corporate Group;

(c) have any ownership interest in (other than the ownership of less than five percent (5%) of the ownership interests of a company whose stock or other ownership interests are publicly traded) any business entity which engages, directly or indirectly, in the Restricted Business in the Restricted Territory except for any ownership interest owned by Employee during the Term of this agreement, and after termination of this agreement, in the Company or in any member of the ROAC Corporate Group;

(d) contract, subcontract, work for, solicit work from, solicit Company or ROAC Corporate Group employees for, or solicit customers for, advise or become affiliated with, any business entity which engages in the Restricted Business in the Restricted Territory except as an employee of Company or of the ROAC Corporate Group; or

(e) lend money or provide anything of value to any entity which engages in the Restricted Business in the Restricted Territory.

The term "compete" as used in this Section 11 means engage in competition, directly or indirectly, either as an owner, agent, member, consultant, partner, sole proprietor, stockholder, or any other ownership form or other capacity.

Notwithstanding anything to the contrary in this Agreement, the Company agrees that the Employee may continue to own and operate the following cemeteries in the State of Kentucky during the Term and thereafter: The Bethany and Green Meadows cemeteries in Louisville; and the cemeteries currently owned by Employee in Fairview, Georgetown and Winchester, Kentucky.

While the restrictions as set forth herein and in Section 10 are considered by the parties hereto to be reasonable in all circumstances, it is recognized that any one or more of such restrictions might fail for unforeseen reasons. Accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as unreasonable in all circumstances for the protection of Company and the ROAC Corporate Group and their interests, but would be valid if part of the wording thereof were deleted, the period thereof reduced, or the range of activities or area dealt with reduced in scope, such restrictions shall apply with the minimum modification as may be necessary to make them valid and effective, while still affording to Company and the ROAC Corporate Group the maximum amount of protection contemplated thereby.

Employee represents that he has carefully reviewed Employee's restrictive non-competition covenant set forth in this Section 11 and non-solicitation covenant in Section 9 and has determined that these covenants will not impose undue hardship, financial or otherwise, on Employee; that their Restrictive Territory and duration will not impose a hardship on Employee; that they protect Company's and the ROAC Corporate Group's legitimate interests in their investment in Employee and their Restricted Business; and that in Employee's opinion Employee not being able to compete in the Restrictive Territory for the duration of this covenant will not be injurious to the public interest.

Employee agrees that Employee's breach of his covenants in this Sections 7, 8, 9 and 10 will cause irreparable harm to Company and the ROAC Corporate Group.

11. Loyalty. Employee shall devote his full time and best efforts to the performance of his employment under this agreement. During the term of this agreement, Employee shall not at any time or place whatsoever, either directly or indirectly, engage in the Restricted Business or any other profession or active business to any extent whatsoever, except on or pursuant to the terms of this agreement, or with the prior written consent of Company. Employee agrees that he will not, while this agreement is in effect, do any unlawful acts or engage in any unlawful habits or usages which injure, directly or indirectly, Company and its Business or the ROAC Corporate Group and its businesses. Company agrees that if it exercises its rights in Section 2(a) hereof to have Employee perform no duties for it, then during such period of time during the Term as Employee is so not performing his duties, Employee may engage in other employment which does not violate the non-competition covenant in Section 10 and his other covenants in Sections 7, 8, 9, 10 and 11 of this agreement.

12. Governing Law, Jurisdiction and Venue. This agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire; and any actions brought pertaining to the same shall lie only in the Hardin County Circuit Court, Kentucky, or the U.S. District Court for the Western District of Kentucky, in said State all of which are the sole and exclusive forums for any actions or claims by the parties to this agreement and each party hereto consents to the jurisdiction of, and venue in, said courts in any action brought by another party hereto and agrees that no claims or actions relating to any matter hereunder will be brought by them in any other courts of said State, any other state or any other country.

13. Headings. The descriptive headings of the several sections of this agreement are inserted for convenience of reference only and shall not control or affect the meanings or construction of any of the provisions hereof.

14. Severability and Violation of Laws. If any provision of this agreement shall be held invalid or unenforceable according to law, such provision shall be modified to the extent necessary to bring it within the legal requirements. Any such invalidity or unenforceability shall not affect the remaining provisions of this agreement, and such remaining provisions shall continue in full force and effect.

15. Specific Performance. The Employee hereby agrees and stipulates that it would be impossible to measure in monetary terms the damages which would be suffered by Company in the event of any breach by Employee of Sections 8, 9, 10, 11, 12, 13 and 16 of this agreement. Therefore, if either party hereto shall institute any action in equity to enforce such sections of this agreement, it is agreed that the other party hereto waives any claim or defense that the plaintiff has an adequate remedy at law, and the other party hereto agrees that the plaintiff is entitled to specific performance of such terms of the agreement.

16. Notices. Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service for next business day delivery with fee prepaid or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three days thereafter. Any such notice or communication shall be directed to a party at its address set forth or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this Section.

For the Company:

Mr. Kurt M. Swenson

Chairman of the Board and Chief Executive Officer

Rock of Ages Corporation

369 North State Street

Concord, NH 03301

Telephone: (603) 225-8397

Telecopy: (603) 225-4801

with a copy to:

Michael Tule, Esq.

Vice President and General Counsel

Rock of Ages Corporation

369 North State Street

Concord, NH 03301

Telephone: (603) 225-8397

Telecopy: (603) 225-4801

For the Employee:

Mr. John E. Keith

169 Forest Hill Road

Hodgenville, KY 42728

Telephone: (502) 358-4035

with a copy to:

J. David Smith Jr., Esq.

Stoll, Keenon & Park, LLP

201 East Main Street, Suite 1000

Lexington, KY 40507-1380

Telephone: 859-231-3000

Telecopy: 859-253-1093

17. Assignment. The rights and obligations of Company together with its obligations and all of the Employee's covenants and agreements hereunder may be assigned by Company to any third party by operation of law or by contractual assignment; and upon such assignment Company shall be relieved of all of its obligations, agreements, duties and covenants hereunder. The rights and obligations of the Employee under this agreement are not assignable.

18. Complete and Entire Agreement. This agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements (including, without limitation the Employment Agreement dated 24 October 1997), representations and warranties of the parties as to the subject matter hereof.

19. Amendments. This agreement may be amended, or any provision of the agreement may be waived, provided that any such amendment or waiver will be binding on the parties only if such amendment or waiver is set forth in a writing executed by all parties hereto. The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any other breach.

20. Survival. Sections 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18 and 20 shall survive expiration of the Term of this agreement and/or termination of Employee's employment under this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement, all as of the date first written above.

ROCK OF AGES CORPORATION

WITNESS:

By:

Kurt M. Swenson

Chairman of the Board and

Chief Executive Officer

WITNESS:

John E. Keith

SCHEDULE 4(b)

Keith Incentive Bonus Plan

The following incentive bonus plan is attached to and made a part of the Employment Agreement between the Company and John E. Keith, and the Employment Agreement between the Company and Roy H. Keith Jr., each dated January 1, 2001 (the "Keith Employment Agreements"), and it shall remain in effect during the Term of the Keith Employment Agreements. In the event that either John E. Keith or Roy H. Keith Jr.'s employment under the applicable Employment Agreement is terminated for any reason, this bonus plan shall be renegotiated in good faith between the remaining Keith and the Company to reasonably reflect the responsibilities of the remaining Keith.

For purposes of this incentive bonus plan, "EBIT" shall mean the annual operating income of the Keith Business Unit before interest and taxes, as determined by the President of the ROAC Corporate Group in accordance with generally accepted accounting principles, (including SAB 101 or other method prescribed by the Financial Accounting Standards Board, the Securities and Exchange Commission and/or the Company's independent certified public accountants to properly and conservatively reflect operating income from pre-need sales with deferred payments).

The Keiths (collectively and not singly) shall be entitled to an incentive bonus payment equal to 20% of annual EBIT in excess of $2,835,000 during the Term of the Keith Employment Agreements. The incentive bonus payment shall be calculated within 120 days of the close of the Company's fiscal year during each year of the Term, and the Company shall provide Employee with a written calculation of annual EBIT for the Keith Business Unit. Payment of the incentive bonus will be made at that time only to the extent that the Keith Business Unit's cash flow from operating activities exceeds the bonus payable, provided, however that an earned incentive bonus shall be paid in full not later than December 31 of the year following the close of the fiscal year the bonus is earned. The incentive bonus shall be paid in separate checks payable to each of John E. Keith and Roy H. Keith Jr. in such amounts as the Keith's shall designate so that the total of the checks equals the total incentive bonus payment.

EXAMPLE: For the year ending December 31, 2001, the Keith Business Unit annual EBIT is $2,200,000. No incentive bonus payment is earned for that year. For the year ending December 31, 2002, the Keith Business Unit annual EBIT is $3,200,000. The Keiths are collectively entitled to an aggregate incentive bonus payment equal to 20% of $365,000 ($3,200,000 less the $2,835,000 EBIT target) or $73,000, which must be paid in full not later than December 31, 2003. The Keiths may request the Company to issue two checks, one payable to John E. Keith, and one payable to Roy H. Keith Jr. in the amount of $36,500 each, or checks in any different amounts which collectively total $73,000.

The annual EBIT target shall be increased by 15% of the purchase price of any business or entity acquired by the Company at the request of or as approved by John Keith and included in the Keith Business Unit. The EBIT target will be increased on a pro rata basis in the year that such acquisition is added to the Keith Business Unit and will be increased by the full amount annual thereafter. The annual EBIT target shall likewise be subject to adjustment in any year where a business or property in the Keith Business Unit is sold or otherwise removed from the Keith Business Unit. In the event of such sale, the parties shall negotiate such adjustment in good faith, taking account of the timing of such sale or removal and the amount of annual operating earnings contributed by such business or property.

EXAMPLE: On March 30, 2002, the Company completes the acquisition of three cemeteries in southern Illinois for a total purchase price of $1,100,000, approved by John Keith, to be included in the Keith Business Unit. The annual EBIT target for the year ending December 31, 2002 will be increased by $123,750 to $2,958,750, calculated as follows:

Full EBIT Target Increase ($1,100,000 x 15%) $165,000

Pro Rata Adjustment Based on Days

Remaining in Current Year (275/365 or 75%) $123,750

Each subsequent year during the remaining Term the EBIT target will be increased by the full $165,000 ($1,100,000 x 15%) to $3,000,000.

EXHIBIT 10.8

AGREEMENT

by and between

Rock of Ages Corporation

and

United Steelworkers of America, AFL-CIO-CLC

May 2, 2000

TABLE OF CONTENTS

AGREEMENT 1

ARTICLE 1 Term 1

ARTICLE 2 Hours of Work - Overtime 1

2.1 Regular Hours 1

2.2 Maintenance Men 2

2.3 Saturday and Sunday Pay 2

2.4 Extra Shift 2

2.5 Miscellaneous 3

ARTICLE 3 Layoff Job Opportunity 3

3.1 Layoff Job Opportunity 3

ARTICLE 4 Wages 4

4.1 Wage Increases and Minimum Wages 4

4.2 Employment 6

4.3 Wage Negotiations 6

4.4 Wage Adjustment 6

4.5 Transfers 6

4.6 Infirm Employees 7

4.7 Payment of Wages 7

4.8 Workers' Compensation 7

4.9 Jury Duty 7

ARTICLE 5 Military Service 8

5.1 Military Service 8

ARTICLE 6 Holiday Pay 8

6.1 Paid Holidays 8

6.2 Eligibility 9

6.3 Holiday Work 9

6.4 Holiday Change 9

6.5 Holiday Premium 10

ARTICLE 7 Vacations 10

7.1 Vacation Period 10

7.2 Vacation Payments 10

7.3 Requirements 11

7.4 Amount of Vacation 12

7.5 Severance of Employment 14

ARTICLE 8 Bereavement/Birth of a Child 14

8.1 Five (5) Day Bereavement 14

8.2 Three (3) Day Bereavement 15

8.3 Internment 15

8.4 One (1) Day Bereavement 15

8.5 Birth or Adoption of a Child 15

ARTICLE 9 Insurance 15

9.1 Insurance 15

9.2 Benefits 15

9.3 Contributions 17

9.4 Disability 18

9.5 Retired Employees 18

9.6 Consultant 18

9.7 Insurance Objectives 19

9.8 Delinquency 19

ARTICLE 10 Pension Plan Agreement 19

10.1 Merger of the Pension Plan 19

10.2 Incorporated Documents 19

10.3 Contribution Rate 19

10.4 Covered Employees 20

10.5 Hours Worked 20

10.6 Payment of Contribution 20

10.7 Coverage - Newly Hired Employees Not Previously Covered .20

10.8 Coverage - Newly Hired Employees Who Were Previously Covered 20

10.9 Contribution Reports and Data 20

10.10 Delinquent Employers 21

ARTICLE 11 401K Plan 21

11.1 401K Plan 21

ARTICLE 12 Notices 21

12.1 Bulletin Boards 21

12.2 Holiday Notice 21

12.3 Emergencies 22

12.4 Plant Bidding 22

12.5 Union Postings 22

ARTICLE 13 Layoff, Recall, Reinstatement After On-the-Job Injury 22

13.1 Layoff and Recall 22

13.2 Layoffs 23

13.3 Layoff Job Opportunity 23

13.4 Seniority 24

13.5 Seniority Roster 24

ARTICLE 14 Union Security 24

14.1 Union Security 24

ARTICLE 15 Check-off 25

15.1 Check-Off 25

15.2 Union Copy 25

15.3 Dues Penalty 25

15.4 Journeyman Dues 25

15.5 Sign-Ups 25

ARTICLE 16 Dispute Settlement 25

16.1 Dispute Settlement 25

16.2 Company Grievances 26

16.3 Signed Grievances 27

16.4 Rules 27

ARTICLE 17 Plant Access 27

17.1 Plant Access 27

ARTICLE 18 Nondiscrimination 28

18.1 Non Discrimination 28

ARTICLE 19 Public Insurance 28

19.1 Reinstatement to Job 28

19.2 Unemployment/Workers Compensation 28

ARTICLE 20 Mutual Cooperation 28

20.1 Mutual Cooperation 28

ARTICLE 21 Labor Management Team 29

21.1 Labor-Management Team (LMT) 29

ARTICLE 22 Safety Measures 30

22.1 Safety Glasses 30

22.2 Miscellaneous 30

22.3 Plant Heat 31

22.4 Consultation and Enforcement 31

22.5 Legal Obligations 31

ARTICLE 23 Probationary Period 31

23.1 Probationary Period 31

ARTICLE 24 Apprentices 32

24.1 Apprentices 32

24.2 Reduction of Work 32

24.3 Apprentice Wages 32

ARTICLE 25 Leaves of Absence 32

25.1 General Leave of Absence - Leave 32

25.2 Union Leave 32

25.3 Presidential - Executive Board Leave 33

ARTICLE 26 Discipline/Discharge 33

26.1 Discipline/Discharge 33

26.2 Written Warnings 33

ARTICLE 27 Interdivisional Maintenance Work 33

27.1 Interdivisional Maintenance Work 33

ARTICLE 28 Subcontracting 34

28.1 Subcontracting 34

SIGNATURES 35,36

CALENDAR OF HOLIDAYS 37

AGREEMENT

Agreement entered into as of May 2, 2000 by and between the ROCK OF AGES CORPORATION of Graniteville, Vermont (the Company) its successors and assigns and the UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC on behalf of USWA Amalgamated Local #4 (the Union). In consideration of the mutual covenants herein contained, it is agreed as follows:

ARTICLE 1

Term

This Agreement shall be effective April 29, 2000 and shall continue in full force and effect through April 25, 2003 and from year to year thereafter, unless either party gives notice to the other, not less than sixty (60) days prior to April 25, 2003 or prior to April 30 of any year thereafter, that it desires to alter, amend or terminate any or all of the terms hereof.

ARTICLE 2

Hours of Work - Overtime

2.1 Regular Hours

(a) Eight (8) hours shall constitute a day's work, five (5) days shall constitute a week's work, Monday to Friday inclusive. Daily working hours will begin no earlier than 7:00 a.m. and end no later than 3:30 p.m., except as modified pursuant to either of the following paragraphs:

(i) The above schedule of working hours may be changed for seasonal and other reasons by mutual agreement, provided, however, that between January 1 and March 15, an eight (8) hour shift to end no later than 5:00 p.m. can be established for all employees of a saw plant or for the sawyers in a manufacturing plant having a saw which is subject to outdoor weather for periods during which the employer has a reasonable expectation that inclement weather will otherwise adversely affect his operations.

(ii) If the Company desires to change the regular daily working hours to begin no earlier than 7:30 a.m. and to end no later than 5:00 p.m. during the period in which Eastern Standard Time is in effect, the Company has the option to make such change if a majority of the employees represented by this Union and a majority of its employees represented by any other local Union, voting separately in a vote conducted by the respective Union representatives, approve that change in hours.

(b) All work done outside the working hours as prescribed above and work done during the regular lunch period shall be paid at time and one-half.

(c) Overtime will be distributed as equitably as is practicable and will be assigned to employees based on such factors as who regularly works in the areas, who regularly performs the work and special circumstances. Refusal of overtime shall not preclude a man from future overtime. However, any refused hours will be included when determining equitable distribution.

Whenever possible, weekday overtime requests will be made no later than noon on the preceding day, and weekend requests will be made by noon on Thursday.

(d) An employee and an employer may, by mutual agreement, arrange a schedule for the employee which differs from the general schedules set forth in this Article. The Union will be notified of such arrangement. No such arrangement shall extend for more than two (2) weeks unless approved by the Union.

2.2 Maintenance Men

The working day for maintenance men, regularly employed as such, shall be of eight (8) hours' duration to be worked between 7:00 a.m. and 3:30 p.m. and the working week shall be of forty (40) hours' duration to be worked from Monday to Friday, inclusive. The overtime rate shall be at time and one-half for all hours worked over any continuous eight (8) hour period, excluding lunch hour. The lunch hour of thirty (30) minutes is to be taken at the option of the employee.

2.3 Saturday and Sunday Pay

All work done on Saturday shall be paid at time and one-half. Work shall be regarded as being performed on Saturday only if an employee's shift begins on Saturday. Work done on Sunday shall be paid at double time.

2.4 Extra Shift

(a) It is agreed that the Company shall have the privilege of operating three (3) shifts. One (1) shift is to be the established working day and to be paid as per Article 4 of this Agreement. The second (2nd) and third (3rd) shifts shall be of eight (8) hours' duration including a one-half (1/2) hour meal period which will be paid. In addition to payment for work performed in accordance with Article 4 of this Agreement, employees and apprentices working on the second (2nd) shift shall receive a shift premium of One Dollar and Fifty Cents ($1.50) per hour and employees and apprentices working on the third (3rd) shift shall receive a shift premium of One Dollar and Fifty Cents ($1.50) per hour. As of May 2, 2000, any employee making less than the new shift premium will be brought up to the new shift premium level and employees making more than the new shift premium will remain at their current shift premium.

(b) The Company shall not require any employee to work alone unless a telephone is readily available on the premises and a beeper with an automatic safety call-in every fifteen (15) minutes unless deactivated by the employee.

2.5 Miscellaneous

(a) Saturday Work. It is mutually agreed that work done on Saturday by grouters, tool grinders and saw helpers shall not include any lumping, boxing, running of derricks or mechanical repair work.

(b) Regular Lunch Period. No work is to be done during the regular lunch period except in a case of emergency where it is necessary. If the Company desires to change the regular lunch period from one (1) hour to one-half (1/2) hour, the Company has the option to make such change if a majority of the employees represented by this Union and a majority of the employees represented by any other local Union, voting separately in a vote conducted by the respective Union representatives, approve that change in hours.

(c) Notice of Absence. Employees are obligated to give notice, as soon as possible, to the Company on the day they are unable to report for work. This should be done as soon as possible and include the reason for absence or lateness. An absence for three (3) consecutive scheduled workdays without notifying the Company will subject the employee to discipline, up to and including discharge.

(d) Report Pay. In the absence of a notice not to report to work, should any employee report to work and be discharged before work begins or during the first two (2) hours of the day, he shall be paid no less than two (2) hours' pay.

(e) In assigning employees to work on the second (2nd) and/or third (3rd) shift, the Company shall first seek volunteers with preference being given on the basis of length of service (seniority) with the Company subject to demonstrated ability to perform the work on those shifts. If there are not sufficient volunteers, employees shall be assigned on the basis of inverse seniority, subject to demonstrated ability to perform the work on those shifts.

ARTICLE 3

Layoff Job Opportunity

3.1 Layoff Job Opportunity

In the event of a layoff of employees covered by this contract and if the Company has need for additional manpower in any of its other divisions in Barre or Bethel, the Company will offer these positions to the laid-off employees by seniority subject to ability and physical fitness and a sixty (60) day probationary period. The employee selected may accept the position offered or elect to take the layoff. During the probationary period, the successful employee may revert to layoff status at his option. If the position available is covered by a different contract, the employee shall not be required to change groups unless he is not returned to his former position within twelve (12)

months. The employees shall suffer no loss of seniority for such assignment when he is returned to his former position. Employees will be returned to their former positions by seniority if and when work becomes available.

It is contemplated that the employees choosing to work in a new division will be assigned entry level positions. If the employee is assigned to a classification higher than laborer, grouter, plant sweeper, tool grinder or quarryman, the employee shall not hold the position for more than sixty (60) days without the consent of the Union. Those accepting assignment in another division will be the lowest in seniority in that division. If an employee does not honor a recall notice to his former position, or is employed in the new division for more than twelve (12) months, his seniority in his prior division shall be lost and his seniority date in his new division shall be his start date with that division except if otherwise agreed by the Company and Union.

The Company and the Union agree that as a new and untested provision, either the Union or the Company may cancel this provision with thirty (30) days' prior written notice of cancellation.

ARTICLE 4

Wages

4.1 Wage Increases and Minimum Wages

(a) Effective May 1, 2000 each employee in the bargaining unit shall receive the following minimum wage rates:

May 1, 2000

Group A

Drivers-Permanently assigned over-the-road

(Barre area), 10-wheel, carrying blocks

or slabs over 15 tons, with a majority of

time spent in such over-the-road driving ........................................................$14.75

Group B

Maintenance ....................................................................................................$14.55

Group C

Lumpers, Boxer/Washstand,

Fork lift operators, Yardman, Shipper,

Light Truck Drivers .........................................................................................$14.45

Group D

Grouter, Plant Sweeper, Tool Grinder, Saw Helper ........................................$14.20

Note: all existing employees grandfathered at existing pay levels if over new minimums.

(b) Effective April 30, 2001 each employee in the bargaining unit shall receive a wage increase of forty cents ($.40) per hour, and the minimum wage rate shall be as follows:

April 30, 2001

Group A

Drivers-Permanently assigned over-the-road

(Barre area), 10-wheel, carrying blocks

or slabs over 15 tons, with a majority of

time spent in such over-the-road driving .....................................................$15.15

Group B

Maintenance .................................................................................................$14.95

Group C

Lumpers, Boxer/Washstand,

Fork lift operators, Yardman, Shipper,

Light Truck Drivers .....................................................................................$14.85

Group D

Grouter, Plant Sweeper, Tool Grinder, Saw Helper ....................................$14.60

(c) Effective April 29, 2002 each employee in the bargaining unit shall receive a wage increase of forty cents ($.40) per hour, and the minimum wage rates shall be as follows:

April 29, 2002

Group A

Drivers-Permanently assigned over-the-road

(Barre area), 10-wheel, carrying blocks

or slabs over 15 tons, with a majority of

time spent in such over-the-road driving .....................................................$15.55

Group B

Maintenance .................................................................................................$15.35

Group C

Lumpers, Boxer/Washstand,

Fork lift operators, Yardman, Shipper,

Light Truck Drivers .....................................................................................$15.25

Group D

Grouter, Plant Sweeper, Tool Grinder, Saw Helper ....................................$15.00

(d) Apprentice wage rates shall be the following percentage of the applicable journeyman rate:

Start: 70% After 6 months: 90%

After 3 months: 80% After 1 year: 100%

4.2 Employment

It is mutually agreed and understood between the Company and the Union that employment on a weekly basis shall not be permitted in any plant covered by this Agreement.

4.3 Wage Negotiations

It is mutually agreed by both parties that types of labor performed for which no classification or minimum wage rates have been fixed can at any time be opened by either party and submitted to the Labor Management Team (LMT) of the Union and the Company. The decisions of the LMT under this Article shall be subject to ratification by the Company and the Union. If the LMT fails to agree or if the Agreement is not ratified by both parties, either party may invoke arbitration within twenty (20) calendar days after the LMT has failed to agree or the parties have failed to ratify, as the case may be. The arbitration procedure will otherwise be in accordance with Article 16.1 beginning at Step 4.

4.4 Wage Adjustment

If at any time during the existence of this Agreement an increase should be granted, any employee receiving more than the minimum wage as provided in this Agreement should receive the same wage adjustments but for no reason shall his wages be reduced before making said adjustments.

4.5 Transfers

When a employee, except an apprentice, is required to fill the place of another employee receiving a higher rate of wages, under Article 4, he shall receive the higher contract rate while performing these duties, but if required to fill the place of another employee receiving a lower rate, for a period of thirty (30) days his rate will not be changed.

The Union understands that there is a need for flexibility within the Company to assure for an efficient operation. The Company and Union agree that the Company may assign employees from one plant to work "temporarily" in another plant. The word "temporary" is understood and agreed to mean the limited covering for sickness, vacations, injuries, operational emergencies and/or the scope and/or the duration of a particular project or projects. It is not the intent of the Company to use temporary assignments as a means to replace or displace an employee in one plant with an employee from another plant. In the event the Union believes that the Company has not complied with this provision, the Union may bring the situation in question to the Labor-Management Team ("LMT") for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

4.6 Infirm Employees

Employees who through infirmity or other reasons are not able to earn the wage given in this Agreement may work for such wages as may be satisfactorily agreed upon between the Union representative, the employee and the Company.

4.7 Payment of Wages

(a) Wages may be paid by cash or check in an envelope at the option of the Company. In the event of a default in payment of such check by the Company, such option shall be revoked and payment shall thereafter be in cash. Wages to be paid in full weekly and within five (5) days of the time they become due, and to be paid during working hours; not more than five (5) days to be retained.

(b) Any employee discharged shall receive his pay immediately. Any employee leaving shall notify the Company and having complied with this requirement shall receive his pay in cash or check on the regular pay day for the week of separation in person or by mail at the option of the employee.

(c) The Company shall be required to furnish employees with written information weekly which shall designate the total earnings, total withholdings, number of hours worked at straight time and number of hours at overtime and rate of pay.

4.8 Workers' Compensation

If an employee has to leave work because of a workers' compensation injury and is unable to return, he shall suffer no loss of straight time pay for that day.

4.9 Jury Duty

An employee who is required to report for jury duty on a day when he otherwise would have worked shall receive regular straight-time pay for up to a maximum of thirty (30) days per calendar year. The Company can require verification of jury duty served. It is understood that if an employee is released from jury duty so that he can reasonably report for work at least three (3) hours before the end of his scheduled shift, he must report for work that day.

ARTICLE 5

Military Service

5.1 Military Service

Employees' rights shall not be forfeited because of service with the Government during national emergencies. The Company agrees to abide by national laws covering rehiring of veterans.

ARTICLE 6

Holiday Pay

6.1 Paid Holidays

(a) The nine (9) paid holidays shall be: the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day, and shall be paid regardless of whether the holiday falls on a Saturday or Sunday. In addition, there shall be a paid holiday for New Year's Day, subject to the following terms and conditions. To be eligible for this holiday, an employee must satisfy all eligibility requirements of this Article. In addition, the employee must work during the week in which the New Year's holiday falls. Payment of the Christmas holiday does not affect eligibility for the New Year's holiday. There shall be a paid holiday for Rock of Ages Employee Appreciation Day to be observed by all employees on the Tuesday following Labor Day holiday. The holidays will be observed during the term of this contract on the dates shown on the attached Calendar of Holiday Observances.

(b) If a holiday falls on Saturday or Sunday, it shall be observed on the following Monday, in accordance with the holiday calendar attached hereto.

(c) Employees who are laid off during either of the weeks in which Town Meeting days or Thanksgiving falls shall not be eligible for holiday pay in those weeks. Instead, such employees must as individuals report to work on the first (1st) work day following the conclusion of any such layoff and such employees may collectively and mutually agree with the Company on days when they will, as a group, take personal days off with pay if they were otherwise eligible for the holiday pay. Such personal days must be taken within thirty (30) days after the first work day following the conclusion of the layoff in question and if mutual agreement is not reached, the employees will receive pay in lieu of any holidays to which they were entitled.

(d) An employee absent because of an off-the-job accident or sickness who is receiving sickness and accident benefits, will be paid his regular-wage holiday pay in lieu of his daily sickness and accident benefit.

6.2 Eligibility

(a) The employee must have at least thirty (30) working days accumulated service to be eligible for paid holidays. After completing thirty (30) working days' service any paid holiday that fell within the thirty (30) working day period becomes payable. If an employee quits before he has accumulated thirty (30) working days' service, no holiday pay is due. If he is laid off or is discharged through no fault of his own before he has accumulated thirty (30) working days' service, any holiday which fell within the period of his employment and discharge becomes due and payable.

(b) Subject to the provisions of 6.1 (c), any employee who works to within four (4) working days of a paid holiday and who has thirty (30) working days' accumulated service with the Company and is then discharged or laid off will receive nevertheless the holiday pay.

(c) When a holiday falls in an employee's vacation week, the employee shall receive pay for that day at straight time in addition to vacation pay.

(d) During the week of a paid holiday, the employee must work a minimum of a full scheduled work week excluding the holiday or holidays less one (1) scheduled workday. Exceptions to the above ruling can be made only by prior arrangements with the Company. Sickness during the week of a holiday shall not disqualify an employee if he has notified the Company.

(e) No employee shall be entitled to the holiday pay as provided in this Article if such employee is not working and is receiving compensation or benefits during such period in which he is not working, whether he is receiving such compensations or benefits under the State Unemployment Compensation Act, State Workers Compensation Act , Granite Group Insurance Trust, or from any similar source to which the Company contribute except as provided for under Article 6, subsection 6.1(d). Apprentices are eligible for paid holidays.

6.3 Holiday Work

Work done on the following holidays, namely, January 1st, the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, Employee Appreciation Day, Veterans Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day, shall be paid as double time.

6.4 Holiday Change

In the event of a state or federal law affecting the date on which holidays are celebrated, the parties hereto will negotiate with respect to appropriate changes in this Article with the understanding that the number of holidays shall remain the same as set forth above.

6.5 Holiday Premium

Any paid days off to which an employee is entitled under this Article shall include second (2nd) and/or third (3rd) shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he is entitled to such pay.

ARTICLE 7

Vacations

7.1 Vacation Period

(a) The vacation period shall be May 1 to April 30, subject to the following conditions: In the event of a shutdown, the employee can defer his vacation to another date mutually agreed upon with his employer, in which case the Company shall notify the Union of the employees' names and deferred vacation dates; if there is a conflict in dates among employees seeking the same vacation time, seniority shall govern unless the Company can show that the senior employee's presence in the requested period is indispensable. Employees who are entitled to vacation who are scheduled to perform maintenance work may schedule and take vacations in accordance with existing practices. (The practice of permitting an employee to take a leave of absence without pay will be continued.)

(b) An employee must take at least one (1) week's vacation away from the job per contract year unless otherwise mutually agreed by the Company and the employee and approved by the Union.

(c) Employees must apply for vacations in writing prior to May 1. Written rejection stating the reason why in accordance with 7.1(a) shall be returned to the employee by June 1st or the vacation requested shall be deemed approved.

(d) Subject to the advance approval of management (which approval shall not be unreasonably withheld), employees may occasionally take one-half (1/2) day of vacation. Half-days cannot be scheduled on the annual vacation calendar.

7.2 Vacation Payments

(a) Payments of vacation pay to employees will be made in advance. If an employee is permanently laid off or resigns, vacation pay or fraction thereof shall be payable in cash or check on the regular pay day for the week of separation.

7.3 Requirements

(a) Vacations will be granted to employees who have fulfilled the following requirements prior to May 1:

(i) An employee must have worked ninety percent (90%) or more of the regular hours worked by the plant during his period of employment for the twelve (12) months preceding May 1, the start of the vacation period, to be eligible for full vacation earned.

(ii) Three-fifths (3/5ths) of full vacation earned if employee has worked eighty percent (80%) of the plant hours scheduled.

(iii) No vacation earned if employee has worked less than eighty percent (80%) of the plant hours scheduled.

(iv) Overtime hours worked shall be included in determining whether an employee has met the requirements of subsections (i) and (ii).

(v) For apprentices, vacation accruals will begin once the employee has been with the Company for three (3) months and will be retroactive to his date of hire.

(b) For the purpose of determining whether the requirements above have been fulfilled and in computing the amount of vacation to which an employee is entitled under Section 7.4 below, the following additional rules shall govern:

(i) Temporary layoff of sixty (60) days or over, USWA strike time or shutdowns due to business conditions do not count as earned time but do not terminate length of accumulated service. Permanent layoff, resignation, or discharge breaks length of service. If an employee is temporarily laid off and later asked to return to work with a guarantee of at least three (3) months' work and refuses to do so, then this constitutes a break in his length of service. If he is employed at a later date, it will be necessary to begin anew to build up years of service and earned time. Example: A man works two (2) years for one (1) employer and then is laid off for a period of nine (9) months. At the end of nine (9) months he returns to work for the same employer and works two (2) more years. His earned time is four (4) years.

(ii) An employee who has been employed by the Company for at least six (6) months shall be credited with up to a maximum period of one (1) year, time lost by employee's sickness or accident or absence sanctioned by management in writing, as earned timed and accordingly the employee will be paid vacation pay.

Example: A man works two (2) years and three (3) months for one (1) employer and then is absent from work for nine (9) months because of sickness. At the end of the nine (9) months' sickness, he returns to work. The earned time is three (3) years. If, after receiving vacation pay he then only works another two (2) months, he is entitled to two-twelfths (2/12ths) of two (2) weeks' vacation; six (6) months, six-twelfths (6/12ths) of two (2) weeks, and so forth.

7.4 Amount of Vacation

Vacations will be granted to employees as follows:

(a) First (1st) Week. One (1) week's vacation or fraction thereof will be granted employees with less than one (1) year of industry service on May 1 based upon the number of months he has been employed in accordance with the table below. This will establish him on a May 1 to May 1 basis for future vacation calculations.

Length of Industry Service Vacation

1 mo. 1/12 of a week 3.3 hours

2 mos. 2/12 of a week 6.6 hours

3 mos. 3/12 of a week 10.0 hours

4 mos. 4/12 of a week 13.3 hours

5 mos. 5/12 of a week 16.5 hours

6 mos. 6/12 of a week 20.0 hours

7 mos. 7/12 of a week 23.1 hours

8 mos. 8/12 of a week 26.4 hours

9 mos. 9/12 of a week 30.0 hours

10 mos. 10/12 of a week 33.0 hours

11 mos. 11/12 of a week 36.3 hours

12 mos. 1 week 40.0 hours

(b) Second (2nd) Week. Employees with one (1) or more years of industry service on May 1 shall be entitled to two (2) weeks' vacation or any fraction thereof computed in accordance with the following table:

Length of Industry Service Vacation

1 mo. 1/12 of 2 weeks 6.6 hours

2 mos. 2/12 of 2 weeks 13.3 hours

3 mos. 3/12 of 2 weeks 20.0 hours

4 mos. 4/12 of 2 weeks 26.6 hours

5 mos. 5/12 of 2 weeks 33.3 hours

6 mos. 6/12 of 2 weeks 40.0 hours

7 mos. 7/12 of 2 weeks 46.6 hours

8 mos. 8/12 of 2 weeks 53.3 hours

9 mos. 9/12 of 2 weeks 60.0 hours

10 mos. 10/12 of 2 weeks 66.6 hours

11 mos. 11/12 of 2 weeks 73.3 hours

12 mos. 2 weeks 80.0 hours

(c) Third (3rd) Week. Employees will be granted a third (3rd) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the second (2nd) May of his continuous employment in the industry as follows:

2nd May - 1 day - 8 hours

3rd May - 2 days - 16 hours

4th May - 3 days - 24 hours

5th May - 1 week - 40 hours

Payment for such third (3rd) week's vacation or fraction thereof will be paid in accordance with Section 7.2 of this Article.

(d) Fourth (4th) Week. Employees will be granted a fourth (4th) week's vacation computed on a May 1 to May 1 basis beginning with the twenty-fifth (25th) May of his continuous employment with the Company. Payment for such fourth (4th) week of vacation shall be in accordance with 7.2(a).

Employees will be granted a fourth (4th) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the twenty-first (21st) May of his continuous employment with the Company as follows:

21st May - 1 day - 8 hours

22nd May - 2 days - 16 hours

23rd May - 3 days - 24 hours

24th May - 4 days - 32 hours

25th May - 5 days - 40 hours

(e) Such vacation (time off) or vacation pay shall be paid at the straight time hourly rate of pay in effect for said employees at the time of taking vacation or receiving fractional vacation pay upon separation from employment. In figuring all earned vacation, a percentage of the regular straight time hours worked during the year preceding May 1 will be used to determine the vacation pay. Overtime is not to be used in computing vacation time.

Vacation pay and vacation bonuses shall include shift premiums for employees regularly assigned to the second (2nd) or third (3rd) shifts, as the case may be, when such vacation or bonus pay becomes due and payable.

(f) For the purpose of this Article, an employee's industry service shall be deemed terminated in the event the employee voluntarily leaves the industry.

(g) For the purpose of computing vacation pay or fractions thereof, an employee hired on or before the fifteenth (15th) day of a month shall be credited with the full pro rata vacation pay otherwise attributed to that month, and an employee hired after the fifteenth (15th) day of a month shall not be credited with any pro rata vacation pay for that month. An employee whose employment terminates on or after the fifteenth (15th) of the month shall be credited with full pro rata vacation pay otherwise attributable to that month. An employee whose employment terminates before the fifteenth (15th) of the month shall not be credited with pro rata vacation pay for that month.

EXAMPLE: A man comes to work on February 13, 1980. On May 1, 1980 he has completed three (3) months of employment and he is entitled to fractional vacation pay of three-twelfths (3/12ths) of one (1) week. On May 1, 1981, the second (2nd) May of his employment, he is entitled to two (2) weeks' vacation pay payable at vacation time and one (1) day of vacation payable on the fourth (4th) regular pay day after his return to work. On May 1, 1982, he would be entitled to two (2) weeks and two (2) days; May 1, 1983 -two (2) weeks and three (3) days; and May 1, 1984 - three (3) weeks. It is assumed in this example that the man worked at least ninety percent (90%) of the scheduled hours worked by the plant during each of the applicable twelve (12) month periods. If he has worked eighty percent (80%) of the time, he will receive three-fifths (3/5ths) of the vacation pay otherwise due.

7.5 Severance of Employment

A new employee or an employee who is laid off, discharged or quits is to be allowed the vacation benefit to which he is entitled under Section 7.4 above, prorated according to his months of service; for example, one (1) month = 1/12th; three (3) months = 3/12ths; ten (10) Months = 10/12ths; etc. Employees discharged for cause shall not be eligible for pro rata vacation.

ARTICLE 8

Bereavement/Birth of a Child

8.1 Five (5) Day Bereavement

In the event an employee suffers the death of his child/stepchild, spouse, mother or father, and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to five (5) days off with pay, at his rate of pay.

8.2 Three (3) Day Bereavement

In the event an employee suffers the death of his brother, sister, stepmother, stepfather, spouse's father, spouse's mother, grandchild, and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to three (3) days off with pay, at his rate of pay. In the event an employee suffers the death of his spouse's stepmother or stepfather and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to three (3) days off with pay, at his rate of pay.

8.3 Internment

If interment is postponed to a later date and occurs during the employee's scheduled work day, the employee may take one (1) of the three (3) foregoing days off with pay on the day of interment.

8.4 One (1) Day Bereavement

If an Employee attends the funeral of a significant other, an in-law, grandparent or the grandparent of his spouse or his spouse's brother or sister and it takes place on a day when he otherwise would have worked, he shall not suffer a loss of any straight time pay for that day.

Any paid days off to which an employee is entitled under this Article shall include second (2nd) and/or third (3rd) shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he is entitled to such pay.

8.5 Birth or Adoption of a Child

An employee will be entitled to one (1) day off with pay for the birth of the employee's biological child or the day of adoption of a child.

ARTICLE 9

Insurance

9.1 Insurance

The Company agrees to provide group insurance to employees and dependents as set forth herein.

9.2 Benefits

(a) The health and welfare plan administered by the Company or its administrator as selected by the Company shall provide for benefits as follows:

(i) Group Term Life Insurance - $50,000 effective May 1, 2000, $55,000 effective May 1, 2001, and $60,000 effective May 1, 2002.

(ii) Sickness and Accident Insurance - $310.00 per week effective May 1, 2000; $315.00 per week effective May 1, 2001; and $320.00 per week effective May 1, 2002 for fifty-two (52) weeks with a Social Security offset for the last twenty-six (26) weeks thereof; eligibility commences on the first (1st) day of accident or hospitalized sickness and the fifth (5th) day of non-hospitalized sickness. If an employee qualifies for sickness and accident insurance because of five (5) days of non-hospitalized sickness and remains qualified for at least one (1) additional week, the Company will pay the employee the current rate for the unpaid five (5) day qualifying period.

(iii) Accidental Death or Dismemberment Insurance - maximum $50,000 effective May 1, 2000, $55,000 effective May 1, 2001 and $60,000 effective May 1, 2002.

(iv) Paid-up Term Life Insurance.

(1) Employees with ten (10) or more years of service retiring on a regular pension will be given a $6,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

(2) Employees with ten (10) or more years of service retiring on an early retirement pension will be covered by a regular $6,000 term insurance policy or other funding mechanism on terms satisfactory to the Union; or until age sixty-five (65) when it will be eliminated and replaced by a $6,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

(3) Any employee with ten (10) or more years of service becoming totally disabled after May 1, 1981 will continue to receive coverage for the full amount of life insurance then in effect until he becomes substantially employed, as determined by the Company and Union at which time the insurance will be eliminated completely; or until age sixty-five (65) when it will be eliminated and replaced by a $6,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

(4) The full amount of life insurance shall apply to employees with at least ten (10) years service, and the amount of insurance shall be prorated down by years of service for employees with less than ten (10) years of service.

(v) Health Insurance - The Company shall provide two (2) health insurance plans equivalent to the Blue Cross Vermont Health Partnership (VHP) and the Blue Cross JY Plan, subject to the following general conditions:

(1) The employee has the option of selecting the VHP or JY plan, without any pressure to select either option.

(2) There shall be two (2) periods of open enrollment in the first (1st) year, one each year thereafter.

(3) The contracts shall continue to be a level of benefits contract, requiring that JY level of benefits will be made available to all employees, and allowing VHP as an optional level of benefits that can be offered by the Company for those who select.

(4) Changes to either plan can be implemented at any time only when mutually agreed upon between both labor unions and management. Other insurers and third party administrators can be used as long as there is no reduction in benefit level at the time of change, and only with the mutual agreement of both unions and management.

(5) Employees selecting the JY plan shall be required to pay seventeen percent (17%) of the premium. Employees selecting VHP shall be required to pay twelve percent (12%) of the premium.

(6) There shall be a dental plan, with one hundred percent (100%), sixty percent (60%) and zero percent (0%) coverage at the level of benefits described on the Delta quote provided to all employees who obtain health insurance under VHP. The employee contribution to the premium shall be twelve percent (12%).

(7) There shall be a vision plan at the level of benefits described as Vision Service Plan "A" with a Twenty Dollar ($20.00) per year eye exam and Twenty Dollar ($20.00) every two (2) year material charge made available to all employees who obtain health insurance on both JY and VHP plans. Employees on the JY Plan will pay seventeen percent (17%) of the premium and employees on the VHP Plan shall pay twelve percent (12%) of the premium.

(b) The insurance benefits which are provided for by the Company shall be described in a brochure which shall be distributed to employees by the Company. The terms and conditions under which such benefits are provided are governed by insurance agreements between the Company and its insurance carriers.

9.3 Contributions

The Company shall maintain life insurance coverage for three (3) months and shall continue its contributions for the health insurance coverage of a laid-off employee for three (3) calendar months (provided the employee makes his contribution if any is required). If the employee is laid off on or before the fifteen (15th) of a month, that month shall be considered the first of the three (3) months; and if the employee is laid off after the fifteenth (15th) of a month, the following calendar month shall be considered the first (1st) of the three (3) months. If an active employee dies, the Company will continue health insurance coverage for qualifying survivors (if any) for a period of three (3) months at no cost to said survivor(s). This provision shall not apply to employees on layoff, Workers Compensation, or sickness and accident insurance. To keep policies in force, both Company and employee must pay his share while the employee is off the job because of sickness and accident, strike or lockout or any other suspension in the industry beyond the control of either management or labor.

9.4 Disability

If an employee is permanently and totally disabled, the Company shall continue its contribution for up to six (6) months, as described in previous section "Contributions." Thereafter, the Company will provide such health insurance contributions (provided the employee makes his contribution, if any is required) for five (5) years from the date when he ceased to work due to such disability. At the end of such five (5) year period, the Company shall thereafter continue its contributions for individual coverage only, as long as the employee is permanently and totally disabled, or until he reaches age sixty-five (65), whichever occurs sooner; provided, that the Company will not make any contributions described in this subsection (a) during any period when the employee or his spouse is employed and group health insurance benefits are available to them, or after he reaches age sixty-five (65). The Company and the Union may amend this subsection in their discretion.

9.5 Retired Employees

Effective May 2, 1981, any employee who has retired between April 30, 1975 and April 28, 1990 under the provisions of the Barre Belt Granite Employer-Union Pension Plan shall be allowed to continue group insurance coverage in the amount of $3,000 of term insurance, subject to any applicable insurance carrier rules and regulations. The full cost of such coverage will be paid by the retired employee at the group rate applicable to the term life insurance including such insurance for retired employees being provided through the Company. The premium to be paid by such retired employee. The Company agrees to pay one (1) month's health care premium for each five (5) years of service with the Company, up to a maximum of two (2) month's premium.

9.6 Consultant

The Company is authorized to utilize the services of an impartial professional consultant as deemed necessary to advise concerning the proper operation of the insurance program.

9.7 Insurance Objectives

The parties agree to consider and implement by agreement health insurance cost containment measures with a view to improving and increasing the quality and efficiency of health care.

9.8 Delinquency

If the Company is delinquent more than thirty (30) days pursuant to this section; if the Union gives written notice to the Company of its intent to withhold the services of employees; and if the Company has not cured the delinquency by the appropriate payment or by entering into an arrangement satisfactory to the Trustees by the sixtieth (60th) day after the delinquency began; then the Union shall have the right to withhold the services of employees beginning on the sixtieth (60th) day of delinquency or fifteen (15) days after notice from the Union, whichever occurs later, if, and as long as, the Company is in violation of this section. For purposes of this paragraph, the Trustees shall be deemed to have delegated the judgment concerning whether the appropriate payment or a satisfactory arrangement has been reached to the Administrator. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent contributions.

ARTICLE 10

Pension Plan Agreement

10.1 Merger of the Pension Plan

The Barre Belt Granite Employer - Union Pension Plan (the "Plan") has merged with and into the Steelworkers Pension Trust (the "Pension Trust") pursuant to the terms of a certain merger agreement (the "Merger Agreement") between the Plan and the Pension Trust, the terms of which are incorporate herein by reference. (Hereafter, the merger of the Plan and the Pension Trust is referred to as the "Merger".)

10.2 Incorporated Documents

This Article 10 incorporates by reference the terms of a Merger Agreement between the Plan and the Pension Trust, and the provisions of the documents governing the Pension Trust.

10.3 Contribution Rate

The month for which the contribution is due is referred to as the "benefit month" and the month prior to the benefit month is referred to as the "wage month." The Employer shall contribute to the Pension Trust each and every benefit month a sum of money equal to $1.20 per hour for each hour worked by all Covered Employees during the wage month. Effective April 30, 2001, the contribution shall increase to $1.25 per hour. Effective April 29, 2002, the contribution shall increase to $1.30 per hour.

10.4 Covered Employees

Covered Employees are all employees employed within the Union's Bargaining Unit who were actively employed by the Employer for any length of time during the wage month. The Employer is required to make a contribution to an employee whose employment is terminated during the wage month.

10.5 Hours Worked

The term "Hours Worked" means not only hours actually worked by Covered Employees, but also hours not actually worked but for which Covered Employees were paid because of vacation, holidays, jury duty or bereavement leave.

10.6 Payment of Contributions

Contributions are due from the Employer on the fifteenth (15th) day of the benefit month, commencing with the benefit month of February 1999 and each and every month thereafter so long as this agreement is in force.

10.7 Coverage - Newly Hired Employees Not Previously Covered

Newly hired employees not previously covered by the Pension Trust are not considered Covered Employees until the first day of the first calendar month immediately after the commencement of employment. Such calendar month is the new employee's first benefit month. The immediately preceding calendar month is the employee's first wage month.

10.8 Coverage - Newly Hired Employees Who Were Previously Covered

Newly hired employees previously covered by the Pension Trust are considered Covered Employees as of the first day of the first calendar month immediately after the commencement of employment. This calendar month is the employee's first benefit month and the immediately preceding calendar month is the employee's first wage month.

10.9 Contribution Reports and Data

The Employer shall transmit to the Pension Trust with each contribution a contribution report on the form furnished by the Pension Trust on which the Employer shall report the names, status, hire and termination dates as applicable, as well as the total hours paid to each covered employee during the wage month. The Employer shall provide a copy of this report to the Union. The Employer further agrees to supply to the Pension Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Pension Trust to said employees, and to permit audits of its books and records by the Pension Trust for the sole purpose of determining compliance with the terms and conditions of this Agreement.

10.10 Delinquent Employers

In the event that an Employer fails to maintain affiliation in good standing with the Pension Trust, the Employer shall be in violation of this Article 10, in addition to all other applicable standards. Immediately upon termination of the Employer's affiliation with the Pension Trust, the Union and the employees may withhold all services from the delinquent Employer until such time as the default has been cured to the satisfaction of the Pension Trust and the Union. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent conditions.

ARTICLE 11

401(k) Plan

11.1 401(k) Plan

The Company agrees to establish and administer one (1) 401(k) program for all its Union employees which will comply with all the requirements of ERISA, the Internal Revenue Code and any other applicable laws.

The Company agrees to a match of thirty (30%) percent on an employee's first $1,000 contribution per year and ten (10%) percent thereafter per year up to the maximum contribution allowable by law per year.

ARTICLE 12

Notices

12.1 Bulletin Boards

The Company shall install a bulletin board for joint use of the Company and Union.

12.2 Holiday Notice

Before suspending operations the day before or the day after a scheduled holiday, at least three (3) calendar days' notice must be posted on the bulletin board.

12.3 Emergencies

Except in circumstances which the Company could not reasonably foresee, at least twenty-four (24) hours' notice of any other suspension of operations must be posted on bulletin boards stating when the plant will close as well as when work is to be resumed.

12.4 Plant Bidding

Positions either vacant or new will be posted within the affected plant. Employees will have two (2) days to bid for the posted job. The Company will fill the job based on seniority, ability, and physical fitness. Ability means knowledge and/or experience relating to the job in question at the time of the posting for the position. Should no bidder have the immediate ability to perform the posted job and the Company has an immediate need to fill the vacancy, the Company may hire a qualified outside applicant. If a training period is acceptable, bidders will be given preference over outside applicants. Situations which require extended training periods will be subject to a negotiated wage.

12.5 Union Postings

The Company agrees to post notices of official Union business which are received by the Company from the Union.

ARTICLE 13

Layoff, Recall, Reinstatement After On-the-Job Injury

13.1 Layoff and Recall

(a) In the layoff and recall of employees, length of service shall be recognized subject to ability and physical fitness among employees engaged in the same category of work as enumerated in the classifications set forth in Section 4.1(a) of this Agreement. Employees shall have recall rights for twelve (12) months from the date of layoff.

(b) In the event a temporary seasonal layoff is to be implemented by the Company, the Company will post an announcement of the layoff and its anticipated duration. The Company agrees that employees may elect to take the layoff on a voluntary basis by seniority subject to ability. If all employees with the ability to do a particular job which will be worked during the layoff elect to take a voluntary layoff, then the Company will require the least senior employee with the ability to do the work. The voluntary layoff will be only for the posted duration of the layoff. If for any reason the layoff is to be extended beyond the posted period, the Company will notify those employees who have elected the voluntary layoff of the extension of the layoff and the anticipated duration of the extension. Senior employees on voluntary layoff with the ability to perform the jobs being worked during the extension of the layoff shall have the option to displace any junior employees performing the work or continue their voluntary layoff. This process shall continue until the end of the layoff. In accordance with 12.1 (a), no employee may extend his voluntary layoff beyond twelve (12) months since recall rights would be forfeited.

(c) It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability. An employee who recovers within two (2) years of the onset of the disability will be reinstated to a position suitable for the Employee given the position the Employee held at the time of the injury and the Employee's ability to safely perform the duties of the available position. An employee shall suffer no loss of seniority when reinstated in accordance with this Section 13.1 (c).

13.2 Layoffs

Layoffs are to be by individual plant(s). Of the laid-off personnel, the individual with the most seniority, subject to ability and/or physical fitness, will be afforded an opportunity to "temporarily transfer" to one of the other Rock of Ages facilities listed in Section 13.4 below if an opening exists and if he is qualified.

While temporarily employed at one of the other Rock of Ages facilities, the employee will continue to accumulate seniority at the plant from which the employee was laid off prior to the temporary transfer.

13.3 Layoff Job Opportunity

Job openings at a specific plant will be handled per section 12.4 above. In the event the Company has laid off employees at other Company plants or Divisions covered by this contract, the Company will offer these positions first to the laid off employee(s) by seniority subject to ability and physical fitness before hiring outside applicants. The employee(s) selected may either accept the available position or elect to take a voluntary layoff any time during the initial sixty (60) day period. The employee(s) may revert to a voluntary layoff status at his or her option or the at the option of the Company.

If the position available is covered by another contract (i.e. Quarry) the employee(s) shall not be required to change groups unless he/she is not returned to his/her former position within the twelve (12) month layoff and recall period.

The employee(s) shall suffer no loss of seniority for such assignment when returned to the former position. Employees will return to former positions by seniority, subject to ability and physical fitness, if and when work becomes available.

The Union will be immediately notified of the employee(s) who accept assignment in another plant and/or division. Upon acceptance these employees will initially hold the lowest seniority in that plant and/or division.

Upon recall, if an employee does not honor a "recall notice," (return receipt requested at last known address), or has been employed at a new plant and/or division for more than twelve (12) months, his/her seniority at the former plant and/or division shall be lost. The seniority date at the new plant and/or division shall be the employee's start date with that plant and/or division except as otherwise agreed upon between the Company, employee and Union.

In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the Labor Management Team (LMT) for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

13.4 Seniority

An individual seniority list will be maintained at each of the following plants:

(a) Rock of Ages Manufacturing Plant

(b) Rock of Ages Saw Plant and Press Roll Plant

(c) Rock of Ages Lawson Plant

13.5 Seniority Roster

The Company shall provide the Union with a seniority roster semi-annually, in April and October.

ARTICLE 14

Union Security

14.1 Union Security

It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of Agreement shall, on or before the thirty-first (31st) calendar day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall be also a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on or before the thirty-first (31st) calendar day following the beginning of such employment, become and remain members in good standing of the Union.

ARTICLE 15

Check-off

15.1 Check-Off

The Company agrees to deduct each month from the wages payable to any employee who authorizes the employer to do so, through a signed authorization card (Union Form 530), the Union monthly dues, assessments uniformly imposed on all members and, if owed, the Union's initiation fee. Said amount shall be as designated by the International Treasurer of the Union. The Company shall remit by the end of each month on Form R-115 all sums so deducted to the International Treasurer, United Steelworkers of America, P.O. Box 400041, Pittsburgh, PA 15268-0041.

15.2 Union Copy

The Company also shall transmit by the end of each month to an officer designated by the local Union a copy of the list of employees from whom deductions are made and the amount deducted as well as a list of new hires during the month with their date of hire and classification.

15.3 Dues Penalty

The Company will be responsible for the deduction and collection of dues prior to final payment to the employee as a result of quit or discharge and be liable for payment of said dues to the Union if it fails to do so.

15.4 Journeyman Dues

Journeyman employed will have dues automatically deducted from their pay from the first (1st) day of hire and submitted according to Article 15, Section 15.1.

15.5 Sign-Ups

The Company agrees to sign up new employees upon their hire and submit the section of the Authorization Card (Union Form 530) to the Local Union President within thirty (30) days.

ARTICLE 16

Dispute Settlement

16.1 Dispute Settlement

Any difference which may arise as to the meaning or application of this Agreement or any memorandum agreement between the parties as to compliance with the terms of such agreements shall be resolved as follows:

Step 1: Between the foreman and employee involved and/or Union Steward and/or other Union representative. Grievances must be submitted within ten (10) workdays of the time the subject of the grievance becomes or should have become known to the aggrieved employee or Union.

Step 2: Between the Union Steward and/or other Union representatives and the Plant Manager. If the matter is not settled within five (5) workdays of initiating this step, it may be referred to Step 3.

Step 3: Between the Union Representative and/or Union Steward and the Division Vice President and/or the Plant Manager. If the matter is not settled at this step, then a formal written grievance will be submitted within five (5) working days.

Step 4: Between the United Steelworkers of America Staff Representative, Local Union #4 President, the President of the Company, the Division Vice President and/or the Plant Manager. If the matter is not settled within five (5) working days of initiating this step, it may be referred to Step 5.

Step 5: Submit the grievance to arbitration and pursuant to existing voluntary labor arbitration rules of the American Arbitration Association within thirty (30) days following the Step 4 answer. The Arbitrator shall have no authority to alter in any way the terms and conditions of this Agreement and shall confine his decision to a determination of the facts and an interpretation and application of this Agreement. The decision of the Arbitrator shall be final and binding on all parties. The fees and expenses associated with arbitration of the grievance shall be borne equally by the parties to the grievance or dispute.

In the event a difference is not appealed to the next succeeding step of the above procedure within the time limit specified, the right of appeal shall be lost.

The aggrieved employee may attend any steps of the grievance procedures. Time limits may be extended by mutual agreement.

16.2 Company Grievances

Grievances may be initiated by the Company. The grievance shall be discussed between the Company representative and the Steward, Local Union President or other Union representative. In the event such difference is not settled through such discussion, the dispute will be further processed in accordance with the provisions of Section 16.1, Steps 3, 4, 5.

16.3 Signed Grievances

Grievances processed in accordance with the provisions of this Article must be in writing and signed by the grieving party for submission to Step 4 and succeeding Steps. It is mutually understood that the words "Foreman" or "Plant Manager" may be replaced by the word "Company" where appropriate. Time limits may be extended by mutual agreement.

16.4 Rules

The Union agrees that during the term of this Agreement neither the Union nor its members shall encourage or engage in any strikes, stoppages, slowdowns or other interruption of work, and the Company agrees that there shall be no lockouts.

It is understood and agreed that in the event of any alleged violation of this Agreement, which violation is not authorized or ratified by the International Union, there shall be no liability for damages on the part of said International Union, Local Union or any of their officers or agents, and the sole recourse and exclusive remedies of the Company shall, in such event, be those which are specifically provided for in this Agreement.

It is understood and agreed that in the event of any strike, work stoppage, interruption or impeding of work on the part of any employee during the life of the Agreement, there shall be no liability on the part of the International Union, Local Union or any of their officers or agents, provided such strike, work stoppage, interruption or impeding of work was not authorized or ratified by the International Union, Local Union or any of their officers or agents, and provided further that, upon the occurrence of such unauthorized strike, work stoppage, interruption or impeding of work, the International Union or the Local Union shall, upon request of the Company, notify the employees involved that such action by said employees was unauthorized and direct said employees to return to work promptly, and shall take further steps as are reasonable and appropriate under the circumstances to bring about a termination of such unauthorized strike, work stoppage, interruption or impeding of work, impose such disciplinary measures upon the employees involved as are not inconsistent with the provisions of this Agreement.

ARTICLE 17

Plant Access

17.1 Plant Access

It is agreed that a representative of the Union shall be permitted to enter any Rock of Ages property covered by this Agreement during working hours for the purpose of administering the provisions of this Agreement. A committee wishing to enter any Rock of Ages property covered by this Agreement during working hours must first get permission at the office.

ARTICLE 18

Nondiscrimination

18.1 Non Discrimination

There shall be no discrimination for or against any employee because of his performing the duties of a Union Officer or committeeman. The Company shall comply with applicable laws prohibiting discrimination against employees on account of race, color, sex, sexual orientation, religion, national origin, or age. Any reference in this Agreement to one gender shall be deemed to apply equally to the other.

ARTICLE 19

Public Insurance

19.1 Reinstatement to Job

It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An Employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability will be reinstated to his former job or one suitable under the law given the position the Employee held at the time of the injury and the Employee's ability to safely perform the duties of the available position. An Employee shall suffer no loss of seniority when reinstated in accordance with this Section 19.1.

19.2 Unemployment/Workers Compensation

The Company agrees to comply with applicable laws governing Unemployment Compensation Insurance and Workers' Compensation Insurance for employees.

ARTICLE 20

Mutual Cooperation

20.1 Mutual Cooperation

The Company and the Union agree that, for the best interest of the employees, the Company and the community as a whole, they favor and will encourage the progress and growth of the Granite Industry in Vermont.

The Company shall not be restricted in his manning of and assignment of operations to existing, new or automated equipment and systems which do not impose an unreasonable safety hazard to employees or require an unreasonable workload.

The Company agrees that, in the operation of equipment the present jurisdiction of the Union will be preserved. The Company further agrees that employees covered by the Agreement shall be given reasonable opportunity to become proficient with new equipment.

The Company agrees to allow the Union Business Representative/President or the Health and Safety Chairman the opportunity to sit in on health and safety meetings and shall provide to the Union at least three (3) days prior notice of the date, time and place of said meeting.

ARTICLE 21

Labor Management Team

21.1 Labor-Management Team (LMT)

It is mutually agreed to form a Labor Management Team (LMT) composed equally of Union representatives and management representatives in such total number as may be agreed from time to time by the Union and Company. The LMT shall meet at lease monthly to discuss and resolve issues of safety, health, betterment, interdivisional job opportunities, productivity and other items as may be appropriate.

A quarterly schedule will be provided by management. Two (2) employee representatives per plant will be paid overtime pay for any meetings held outside their scheduled shift. The Local Union President or his representative will be allowed to attend and participate in these meetings.

The LMT is intended to increase joint cooperation and develop an active employee involvement process. These efforts shall not interfere with any provisions of this Agreement nor circumvent the grievance procedure, nor interfere with management's rights, but it is a goal of the LMT to avoid circumstances or practices which could give rise to a claim by either party that the provisions of this Agreement were not adhered to and to create an atmosphere of cooperation so as to minimize events leading to grievances.

The LMT may have various divisions or advisory groups as mutually agreed and may meet jointly with USWA LMTs formed in other divisions at the Company.

The objectives of the LMT will also focus on increasing customer service and satisfaction, more effective methods of operation, enhancing employee morale and creating and assuring full and open communication among employees and the Company. The LMT will analyze and solve identified problems and participate and support in the implementation of agreed solutions. The LMT will also investigate and recommend actions to the Company and Union to increase employee involvement and responsibility in the areas of production, production teams, and quality control.

The Company shall forward minutes of LMT meetings to the Union and LMT members within ten (10) days of the meeting. The minutes shall include the names of those in attendance, and the date, time and place of the meeting.

ARTICLE 22

Safety Measures

22.1 Safety Glasses

The Company shall provide safety glasses for its employees, upon the request of such employees. If an employee needs prescription safety glasses, he shall pay for his own eye examination and shall furnish the prescription to the Company. The Company shall then provide such prescription glasses at no additional cost to the employee. Broken safety glasses shall be replaced by the Company on a reasonable basis.

22.2 Miscellaneous

(a) The Company agrees that all stands for the washing of granite shall be properly housed.

(b) No machinery shall be greased or oiled while in operation, with such exceptions as may be determined by the LMT or safety committees in respective plants. No engine shafting or machinery shall be started in any plant without giving a warning, either by whistle or bell.

(c) Dust control equipment shall at all times be maintained in efficient working order and use. Inspections shall be carried out at the request of the Company or Union by the state unit charged with industrial hygiene or the United States Public Health Service and reports of inspections given to both the manager, owner, superintendent, or other responsible person of the particular Company and to the Union.

(d) Drinking water with sanitary bubblers must be furnished in every plant.

(e) Toilets connected with running water must always be kept in sanitary condition, thoroughly boxed in and ventilated so as to eliminate all odors in conformity with health laws.

(f) All overhead cranes will have a device installed which will either automatically or manually be sounded (by the operator) to give warning to other employees when stones or any other materials are being carried through the plant. Horns will be installed on all forklifts which will automatically or manually be sounded (by the operator) to give warnings while operating.

(g) The Company will provide measuring tapes, where required, and aprons and boots to employees on the washstand as long as the employee turns in the above for replacement when necessary.

(h) Once a year, the Company will pay up to sixty dollars ($60.00) toward the cost of an approved pair of boots . Boots worn out on the job will be replaced on the same basis, with prior approval.

22.3 Plant Heat

Cutting plants and air for pneumatic machines to be heated to at least sixty (60) degrees. Hot water must also be provided. If the Union initiates a grievance for the Company's failure to heat the plant to sixty (60) degrees, the arbitrator is authorized to impose a penalty of two (2) hours' pay for time lost due to lack of heat. The arbitrator shall be authorized to impose a penalty of up to four (4) hours' pay in situations where the Company has been found to have repeatedly failed to heat the plant as required under this Section and if the arbitrator finds that the circumstances of such violations warrant an additional penalty. The Company, Union and employees will continue existing practices of cooperating in emergency situations and in cases of extreme weather.

22.4 Consultation and Enforcement

(a) The Company will confer with the Union through the LMT regarding safety and other rules and regulations affecting the health, safety and comfort of the employees.

(b) The Union agrees to cooperate with the Company in enforcing safety rules and practices in an effort to reduce hazards and insure safe working conditions.

22.5 Legal Obligations

Any National, State or Municipal law enacted for the betterment of wages or working conditions in the granite trade will not be violated. The employees must utilize safety equipment required by any National, State or Municipal law.

ARTICLE 23

Probationary Period

23.1 Probationary Period

There shall be a probationary period of thirty (30) calendar days for journeymen (sixty (60) days for apprentices), excluding shutdowns/layoffs, with the right to extend such probationary period by mutual agreement. A discharge during the probationary period shall not be subject to the grievance or arbitration provisions of this Agreement. Upon completion of the probationary period, the employee's seniority date shall be retroactive to his most recent date of hire.

ARTICLE 24

Apprentices

24.1 Apprentices

The term of apprenticeship shall be one (1) year. If the Company employs apprentices, it must have two (2) journeymen, lumpers, boxers/washstand to each apprentice it employs. An apprentice, one (1) year after starting to work, as such, shall, regardless of the hours during that period, receive the minimum rate of pay for journeymen.

24.2 Reduction of Work

It is agreed that in the event of reduction of work an apprentice may be required to do work by the Company below the standard work week and on overtime and Saturday work, such work as may be available shall be done by journeymen, lumpers and boxers/washstand employees.

24.3 Apprentice Wages

Apprentice wage rates shall be as set forth in Section 4.1(d).

ARTICLE 25

Leaves of Absence

25.1 General Leave of Absence - Leave

Any employee may be granted a period of ninety (90) days' leave of absence in any one (1) calendar year without pay and without loss of seniority with the consent of the Company and the Union. Such employee is forbidden to accept employment elsewhere for wages; except that an employee who is granted a leave of absence for reasons of health may accept employment during such leave of absence. Upon the request of the Company, the employee shall secure a doctor's certificate with respect to his condition of health. Employees granted a leave of absence for reasons of health shall accumulate seniority during such leave of absence.

25.2 Union Leave

Management agrees to grant, on request, a leave of absence to employees for Union activities or political purposes when request is made in writing and such time will not be deductible from an employee's earned time. The seniority for such employees shall accumulate for a maximum period of one (1) year during such leave of absence.

25.3 Presidential - Executive Board Leave

An employee who is a member of the Union Executive Board shall be granted a leave of absence of up to three (3) years to serve as full-time President of the Union. During such leave he shall accumulate industry service and shall retain seniority with the Company as of the date the leave begins; he shall not be eligible for wages or fringe benefits.

ARTICLE 26

Discipline/Discharge

26.1 Discipline/Discharge

An employee who has completed his probationary period shall not be discharged or otherwise disciplined without just cause. A copy of written disciplinary action taken against an employee shall be sent to the Local Union office within ten (10) days of its issuance. Failure to notify the Union in writing as set forth above will constitute the warning being null and void.

26.2 Written Warnings

The Company and Union agree that a written warning more than eighteen (18) months old may not be used as the justification for discipline or discharge of an Employee. Subject to the immediately preceding sentence, in progressive discipline cases, the Company will continue to consider in accordance with past practice that a written warning or suspension without a follow-up discipline or suspension for the same cause for a period of three (3) months as restarting the progressive discipline process from the next succeeding written warning or suspension for the same cause. Nothing in this section shall be construed to prevent the Company from discharging or otherwise disciplining an Employee for just cause or to prevent the Company and the Union from keeping all disciplinary reports in an employee's personnel file and providing the same to the appropriate parties under the Dispute Settlement procedures of Article 16.

ARTICLE 27

Interdivisional Maintenance Work

27.1 Interdivisional Maintenance Work

The Company has two (2) maintenance groups, one (1) at the plant division (manufacturing plant, press roll plant, and saw plant) and the other at the quarries division. The Union understands that there is a need for flexibility at the Company to assure that all equipment operates efficiently and is repaired in a timely fashion. The Company understands that the seniority of both maintenance groups must be separate and that maintenance employees will normally work in their division.

The Company and Union agree that the Company may assign maintenance employees in one (1) division to work temporarily in the other division. The word temporarily is understood and agreed to cover sickness, vacations, injuries, operational emergencies, and/or the scope and duration of a particular project or projects. It is not the intent of the Company to displace or replace a maintenance person in one (1) division with a person in another.

In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the LMT for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

ARTICLE 28

Subcontracting

28.1 Subcontracting

The Company agrees to subcontract bargaining unit work only for legitimate business reasons and not to avoid the terms of the contract. The Company will notify the Union in advance of an intent to subcontract bargaining unit work which will result in either layoffs or a reduction in the work week below forty (40) hours; and, upon request, will bargain with the Union about the decision and its impact upon the employees.

[SIGNATURE PAGE FOLLOWS]

FOR THE UNITED STEELWORKERS OF

AMERICA, AFL-CIO-CLC

Effective May 2, 2000.

____________________________________

George Becker-USWA International President

____________________________________

Leo W. Gerard-USWA International Secretary-Treasurer

____________________________________

Richard Davis-USWA International Vice Pres.,

Administration

____________________________________

Leon Lynch-USWA International Vice Pres.,

Human Affairs

____________________________________

Louis J. Thomas, Director, District #4

____________________________________

Lowell Alexander-USWA Staff Representative

____________________________________

Frederick McGrath-Amalgamated Local #4

President

____________________________________

Kenneth McLaurin-Negotiator, Unit #53

____________________________________

Melvin Grout-Negotiator, Unit #53

___________________________________

Raymond Bellevance-Negotiator, Unit #53

ROCK OF AGES CORPORATION

____________________________________

Gerald Parrott, Vice President

Manufacturing Operations

CALENDAR OF HOLIDAY OBSERVANCES

DURING 2000 - 2003 CONTRACT

2000

Memorial Day May 29 Monday

Independence Day July 4 Tuesday

Labor Day September 4 Monday

Employee Appreciation Day September 5 Tuesday

Veterans Day November 13 Monday

Thanksgiving Day November 23 Thursday

Day After Thanksgiving November 24 Friday

Christmas Day December 25 Monday

2001

New Years Day January 1 Monday

Day Before Town Meeting March 5 Monday

Town Meeting Day March 6 Tuesday

Memorial Day May 28 Monday

Independence Day July 4 Wednesday

Labor Day September 3 Monday

Employee Appreciation Day September 4 Tuesday

Veterans Day November 12 Monday

Thanksgiving Day November 22 Thursday

Day After Thanksgiving November 23 Friday

Christmas Day December 25 Tuesday

2002

New Years Day January 1 Tuesday

Day Before Town Meeting March 4 Monday

Town Meeting Day March 5 Tuesday

Memorial Day May 27 Monday

Independence Day July 4 Thursday

Labor Day September 2 Monday

Employee Appreciation Day September 3 Tuesday

Veterans Day November 18 Monday

Thanksgiving Day November 28 Thursday

Day After Thanksgiving November 29 Friday

Christmas Day December 25 Wednesday

2003

New Years Day January 1 Wednesday

Day Before Town Meeting March 3 Monday

Town Meeting Day March 4 Tuesday

EXHIBIT 10.9

TABLE OF CONTENTS

AGREEMENT 5

ARTICLE 1

Term 5

1.1 Term 5

ARTICLE 2

Hours of Work - Overtime 5

2.1 Hours 5

2.2 Overtime and Premium Pay 5

2.3 Call-In Pay 6

2.4 Subcontract 6

2.5 Absence from Work 6

ARTICLE 3

Interdivisional Job Opportunities 6

3.1 Layoff 6

3.2 Maintenance Operations 7

ARTICLE 4

Wages 7

4.1 Wage Increases and Minimum Wages 7

4.1(a) Job categories 8

4.2 Maintenance of Personal Rate 8

4.3 Learner and Bid Rate 9

4.4 Wage Adjustment 9

4.5 Period of Experience 9

4.6 Shift Differential 9

4.7 Supplemental Provisions 9

4.8 Partners in Productivity Program 11

4.9 Jury Duty 12

4.10 Cross Training 13

ARTICLE 5

Military Service 13

5.1 Military Service 13

ARTICLE 6

Holidays 13

6.1 Paid Holidays 13

ARTICLE 7

Vacation 14

7.1 General 14

7.2 Vacation Payments 16

7.3 Amount of Vacation 16

ARTICLE 8

Bereavement/Birth of a Child 18

8.1 Bereavement Pay 18

8.2 Birth of a Child 18

8.3 Five (5) Days 18

8.4 One (1) Day 19

ARTICLE 9

Group Insurance 19

9.1 Group Insurance 19

9.2 Benefits 19

9.3 Contributions 21

9.4 Disability 21

9.5 Retired Employees 21

9.6 Consultant 21

9.7 Insurance Objectives 21

9.8 Delinquency 22

9.9 Workers Compensation 22

ARTICLE 10

Pension Plan Agreement 22

10.1 Merger of the Pension Plan 22

10.2 Incorporated Documents 23

10.3 Contribution Rate 23

10.4 Covered Employees 23

10.5 Hours Worked 23

10.6 Payment of Contributions 23

10.7 Coverage - Newly Hired Employees Not Previously Covered 23

10.8 Coverage - Newly Hired Employees Who Were Previously Covered 23

10.9 Contribution Reports and Data 24

10.10 Delinquent Employers 24

.

ARTICLE 11

401(k) Plan 24

11.1 401 (k) Plan 24

ARTICLE 12

Seniority 24

12.1 Seniority 24

12.2 Seniority Rosters 26

12.3 General Leave of Absence 26

12.4 Transferring out of the Bargaining Unit 27

12.5 New Employees 27

12.6 Seasonal Winter Layoff 27

12.7 Quarry Preference 28

ARTICLE 13

Bonus Plan 28

13.1 Bonus Plan 28

13.2 Bonus Plan Payments 29

ARTICLE 14

Union Security 29

14.1 Mandatory Membership 29

14.2 Location of Stewards 29

ARTICLE 15

Check-Off 29

15.1 Check-Off 29

15.2 Union Copy 30

15.3 Dues Penalty 30

ARTICLE 16

Dispute Settlement 30

16.1 Dispute Steps 30

16.2 Company Grievances 31

16.3 Signed Grievances 31

16.4 Rules 31

ARTICLE 17

Reserve for Inclement Weather - Power Failure 32

17.1 Reserve Hours 32

17.2 Power Failure 33

ARTICLE 18

Non-discrimination 33

18.1 Non-discrimination 33

ARTICLE 19

Union Representatives 33

19.1 Union Representatives 33

ARTICLE 20

Suspension of Operations 33

20.1 Suspension Notice 33

ARTICLE 21

LABOR MANAGEMENT TEAM 34

21.1 LMT Formation 34

ARTICLE 22

Safety Rules 35

22.1 Safety Issues 35

22.2 Safety Glasses 35

22.3 Safety Shoes and Gloves 35

22.4 Rock Drilling 35

ARTICLE 23

Management's Rights 36

23.1 Management Rights 36

ARTICLE 24

Temporary Transfers 36

24.1 Temporary Transfers 36

ARTICLE 25

Smoking 37

25.1 Smoking Policy 37

ARTICLE 26

Discipline/Discharge 37

26.1 Discipline & Discharge 37

26.2 Written Warnings 37

ARTICLE 27

Summer Employees 38

27.1 Summer Help 38

ARTICLE 28

Bethel Quarry Travel Expense 38

28.1 Travel Expense 38

SIGNATORY PAGE 39

CALENDAR OF HOLIDAY OBSERVANCES 40

AGREEMENT

Agreement entered into as of May 1, 2000 by and between ROCK OF AGES Corp. - Quarry Division ("The Company"), its successors and assigns, and the UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC, on behalf of Amalgamated Local #4 ("The Union"). In consideration of the mutual covenants herein contained, it is agreed as follows:

ARTICLE 1

Term

1.1 Term

This Agreement shall be effective May 1, 2000 and shall continue in full force and effect through April 25, 2003 and from year to year thereafter, unless either party gives notice to the other, not less than sixty (60) days prior to April 25, 2003 or prior to May 1 of any year thereafter, that it desires to alter, amend or terminate any or all of the terms hereof.

ARTICLE 2

Hours of Work - Overtime

2.1 Hours

The normal work week will be eight (8) hours per day and forty (40) hours per week, Monday through Friday. Normal work hours are 7:00 am to 12:00 Noon and 12:30 pm to 3:30 pm.

Employees are to be in the riding box or walking into the hole at 7:00 a.m. and 12:30 p.m.. The riding box shall be on top at 12:00 Noon and 3:30 p.m.

Hours of work are subject to change by mutual agreement between the Company and a majority vote of Union Members or by mutual agreement by a majority vote of the Union Members in a particular area and the Company, after a vote is taken supervised by the Union. For purposes of this section, Bethel and Barre shall be considered separate areas. Areas within Barre will be considered when requested by the parties.

2.2 Overtime and Premium Pay

(a) Employees shall receive time and one-half pay for all hours worked outside the regular working hours as prescribed in Section 2. I and for time worked during the normal lunch period. Employees who work on Saturdays shall receive time and one-half pay. Work shall be regarded as being performed on Saturday only if an employee's shift begins on Saturday. Employees who work on a Sunday or New Year's Day shall receive double time pay for hours worked.

Employees who work on a paid holiday shall receive holiday pay plus double time pay for hours worked.

(b) Overtime will be distributed as equitably as possible and will be assigned to employees who regularly work in the area requiring the overtime, unless special circumstances prevent such assignments. If unassigned work is to be performed, "area" refers to a specific quarry, such as Rock of Ages, Smith's, etc. The Company will make every effort to give as much advance notice as possible when overtime is required, giving tentative notice by Wednesday of the week for which Saturday work is necessary, except in emergency circumstances.

2.3 Call-In Pay

If an employee is called back for unscheduled work at the specific request of the Company, he will be guaranteed pay as follows:

(a) If called to work on a Sunday or holiday, the equivalent of a minimum of three (3) hours' straight time pay at his regular hourly rate, or

(b) If called to work on a Saturday or a scheduled non-work week day, the equivalent of a minimum of two (2) hours' straight time pay at his regular hourly rate.

2.4 Subcontract

The Company may subcontract work, provided the intent is not to deprive employees of their normal employment.

2.5 Absence from Work

Employees are obligated to give notice to the Company on the day they are not able to report to work. This should be as soon as possible and include the reason for absence or lateness. An absence of three (3) consecutive scheduled workdays without notifying the Company will subject the employee to discipline, up to and including discharge. The quarry office phone number is 802-476-3121.

ARTICLE 3

Interdivisional Job Opportunities

3.1 Layoff

In the event of a layoff of employees covered by this contract and if the Company has need for additional manpower in any of its other divisions in Barre or Bethel who are covered by contracts with the Union, the Company will offer these positions to the laid-off employees by seniority subject to ability and physical fitness and a sixty (60) day, probationary period. The employee selected may accept the position offered or elect to take the layoff. During the probationary period, the successful employee may revert to layoff status at his option. If the position available is covered by a different contract, the employee shall not be required to change groups unless he is not returned to his former position within twelve (12) months.

The employee shall suffer no loss of seniority for such assignment when he is returned to his former position. Employees will be returned to their former positions by seniority if and when work becomes available.

It is contemplated that the employees choosing to work in a new division will be assigned entry level positions. If the employee is assigned to a classification higher than laborer, grouter, plant sweeper, tool grinder or quarryman, the employee shall not hold the position for more than sixty (60) days without the consent of the Union. Those accepting assignment in another division will be the lowest in seniority in that division.

If an employee does not honor a recall notice to his former position, or is employed in the new division for more than twelve (12) months, his seniority in his prior division shall be lost and his seniority date in his new division shall be his start date with that division except if otherwise agreed by the Company and Union.

The Company and the Union agree that as a new and untested provision, either the Union or the Company may cancel this provision with thirty (30) days' prior written notice of cancellation.

3.2 Maintenance Operations

The Company has two (2) maintenance groups, one at the plant division (manufacturing plant, press roll plant and saw plant) and the other at the quarries division. The Union understands that there is a need for flexibility at the Company to assure that all equipment operates efficiently and timely. The Company understand that the seniority of both maintenance groups must be separate and that maintenance employees will normally work in their division.

The Company and Union agree that the Company may assign maintenance employees in one (1) division to work temporarily in the other division. The word temporarily is understood and agreed to cover sickness, vacations, injuries, operational emergencies, and/or the scope and duration of a particular project or projects. It is not the intent of the Company to displace or replace a maintenance person in one (1) division with a person in another.

In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the LMT for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

ARTICLE 4

Wages

4.1 Wage Increases and Minimum Wages

Effective May 1, 2000, the minimum wage rate shall be: $15.00

Effective April 30, 2001, the minimum wage rate shall be: $15.40

Effective April 29, 2002, the minimum wage rate shall be: $15.80

4.1(a) Job categories

Quarry- Direct Quarry -Service & Service Misc.

Derrick man* Bar mech./Torch tech.*

Drill operator* Mechanic*

Hoist operator* Machinist*

Equip. operator* Welder*

Torch operator* Utility truck driver*

Wire saw operator* Piper*

Quarryman Head Rigger

Quarryman/powderman* Electrician*

Expeditor* Compressor oper.*

Rigger/Carpenter*

*Post for openings Hoist Mech./Bit grinder*

Definitions: Expeditor

An expeditor will not be allowed to hire, fire or discipline other employees. An expeditor can take the place of the foreman on a temporary basis when the foreman is absent. Normally, the expeditor will perform his regular job and assist the foreman as required to direct production and work flow.

An expeditor may not take the place of a worker or perform production work during the specific time that he is taking the place of an absent manager. However he may demonstrate the use of any tool of the trade for instructional purposes.

Expeditor wage premium: An expeditor will receive at least $2.00/hr. over the minimum set wage for the quarry when performing this job.

Post for openings:

Since the expeditor function is recognized as different than the normal work function, careful consideration will be given by management when filling positions. When determining which employee will be awarded the position as expeditor, the provisions of Article 12.1, paragraph 3, will be followed.

Final selection or rejection of candidates for expeditor will rest with management, based on specific qualifications established for the position as determined by management. The USWA Local #4

President will be notified as to the reasons for the acceptance or rejection of a candidate and will have the option to discuss the decision with the President of the Quarry Division and/or the Quarry General Manager.

4.2 Maintenance of Personal Rate

All employees receiving more than the minimum wage rate (effective May 3, 1997) for their job will retain that difference as a personal rate for the length of this contract unless they move to a different job, quit, terminate or retire from the Company.

4.3 Learner and Bid Rate

(a) A newly hired employee shall be classified as a learner and be paid a rate of $2.00/hr.below the minimum set wage for the quarry for the first six (6) months and $1.00 below the minimum set wage for the second six (6) months. At the end of one (1) year the employee will receive the minimum set wage for the quarry.

(b) Any employee who successfully bids from one (1) job classification to a new job classification (except Learners) will be paid thirty cents ($.30) per hour less than the minimum wage rate for a period of one (1) year from the date of assuming the new position and thereafter will be paid the full rate.

Any Learner subject to Section 4.3 (a) above shall be paid the lower of the rates determined in accordance with Section 4.3 (a) or the rate under this section.

4.4 Wage Adjustment

If at any time during the existence of this Agreement a wage increase should be granted, any employee receiving more than the minimum wage as provided in this Agreement shall receive the same wage adjustments but for no reason shall his wages be reduced before making said adjustments.

4.5 Period of Experience

Experience shall be based on time worked in a job position. All time worked in the position as a spare operator will be counted in determining the period of experience.

4.6 Shift Differential

Any employee on a second (2nd) or third (3rd) shift operation shall be paid a shift differential of seventy-five cents ($.75) per hour each hour worked.

4.7 Supplemental Provisions

(a) Automatic jet piercing equipment will have one (1) operator except when working out of visual range of others in the quarry.

(b) Only employees experienced and trained in handling explosives will handle explosives. During the time that an employee is handling explosives, he will receive a temporary seventy-five cents ($.75) per hr. premium over the minimum set wage for the quarry. The employee will receive this temporary rate of pay for each pay period regardless of how many times explosives are handled. During pay periods when explosives are not handled, the employee may not receive the premium.

(c) Any employee shall be furnished a competent helper when needed.

(d) At all times when piping is being performed from the box, two (2) men shall be employed, one (1) of whom shall be from the area where the work is being performed.

(e) Employees shall be given time to reach a place of safety before battery is touched off.

(f) While employees are performing work in a quarry hole, other than burner operation, pipe line thawing and general maintenance, a hoist operator and derrickman are to be on duty unless otherwise agreed upon by the Union.

(g) It is mutually agreed by both parties that types of labor performed for which no classification or minimum wage rates have been fixed can at any time be opened by either party and submitted to the negotiating committees of the Union and Company. The decisions of the conferees shall be subject to ratification by the Company and the Union.

(h) A foreman or assistant foreman may not take the place of any worker or perform any production work; he may, however, demonstrate the use of any tool of the trade for instructional purposes.

(i) The Company shall have at least the minimum, and not more than the maximum spare assignees set forth below:

Quarry- Direct min/max Quarry- Service & Service Misc.

Derrick man 2/6 Piper 1/3

Hoist operator 3/6 Utility truck driver 1/1

Equip. operator 3/6 Rigger (aloft)/Carpenter 1/4

Wire saw operator 1/2 Compressor operator 1/3

Hoist mech./ Bit Grinder 1/2

Bit Grinder 1/1

Carpenter 1/1

All spare positions will be filled in accordance with the provisions of Article 12. The first person bidding for the spare position shall be designated the # 1 spare, the second person bidding for the spare position in the same classification shall be designated the #2 spare, and so forth. In the event of a permanent opening in the classifications listed, the #1 spare shall be entitled to the permanent position. In the event the #1 spare refuses the permanent position, that employee drops to the bottom of the spare list. The permanent position will then be offered to each spare on the list in numerical order and each spare refusing the permanent position will likewise drop to the bottom of the spare list for that classification until the position is filled. If none of the spares take the position, the permanent position will be filled in accordance with the provisions of Article 12. If a permanent position having spares is eliminated, the man eliminated from the permanent position shall become the #1 spare. In such event, the maximum number of spares shall be increased by the number of permanent jobs eliminated. Any employee whose job is eliminated and becomes a spare shall not be required to drop any other spare position he may hold. For purposes of filling any temporary position, the Company may use any spare on the spare list for that classification.

The Company will not use employees other than spares to fill the temporary openings in the applicable classification, unless the spares for a particular classification are being utilized in that classification or are absent from work due to vacation, sickness, on-the-job injury or off-the-job injury or for any other reason.

(j) Pay day shall be weekly. Payment for all work done in any given week shall be made not later than Friday of the following week. All discharged employees will receive their pay by cash or check the day they are discharged. All laid-off employees are to receive pay by check or in cash on the regular pay day for the week of the layoff in person or by mail at the option of the employee. An employee leaving shall notify the Company and having complied with this requirement shall receive his pay in cash or check on the regular pay day for the week of separation in person or by mail at the option of the employee.

(k) Employees who through infirmity or other reasons are not able to earn the wage given in this Agreement may work for such wages as may be satisfactorily agreed upon between the employee, the Union and the Company.

4.8 Partners in Productivity Program

Each regular, full-time Employee (excluding summer employees) shall be entitled to participate in an incentive program providing for a monthly and annual payments for production efficiency. For the months of March through December (inclusive) each year, the Company will pay each Employee a monthly payment of $1.00 for each .01 cubic foot of saleable cubic feet of granite produced in the Barre and Bethel quarries per man hour worked in that month in excess of 4.3 saleable cubic feet per man hour worked. Payment will be made not later than the second (2nd) weekly pay period after the close of the month.

In addition to the monthly payment the Company will make an annual incentive payment to each Employee for the ten (10) month period of fiscal March through December equal to $25.00 for each .01 of saleable cubic feet produced per man hour worked in the ten (10) month period in excess of 4.3 cubic feet per man hour worked.

The months of January and February are excluded from both the monthly and annual incentive plan due to adverse weather conditions and probable layoffs in those months.

Monthly saleable cubic feet produced per man hour worked shall be determined by dividing the total saleable cubic feet quarried from the Company's Barre and Bethel, Vermont quarries each month from the beginning of fiscal March through the last day of quarry work in fiscal December by the total hours worked by the Employees covered by this Agreement during that month.

The annual payment will be based on total saleable cubic feet quarried and total hours worked for all ten (10) months. Total saleable cubic feet quarried shall be as determined by the Company and reflected on its books of account. Hours worked shall not include vacations, holidays, call out time or other paid, but unworked hours.

The President, Treasurer and Staff Representative of the Union shall have the right to inspect the quarry production, quarry payroll and quarry hours worked records of the Company to verify the calculations under this section.

The annual payment will be made on the last work day before the annual Christmas holiday with any inquired adjustment for that last day being paid within seven (7) days. Payment will be prorated to the nearest one hundredth (.01) of a cubic foot.

Employees who quit or are terminated during the year shall not be entitled to any payment under this program. Employees who retire during the year or are absent due to an on-the-job or off- the-job injury shall receive a pro rata share based on months worked during the year.

Employees who retire during a month or are absent due to an on-the-job or off-the-job injury shall receive the monthly payment on a pro rata share based on days worked in the month, except a person who is injured on the job will receive the full monthly payment for the month the injury occurred. In addition, absence due to vacation, holiday or bereavement will not be considered as time away from the job for purposes of the monthly payment.

4.9 Jury Duty

An employee who is required to report for jury duty on a day when he otherwise would have worked shall receive a day's regular straight-time pay for up to a maximum of twenty (20) days per calendar year. The Company can require verification of jury duty served.

It is understood that if an employee is released from jury duty so that he can reasonably report for work at least three (3) hours before the end of his scheduled shift, he must report for work on that day.

4.10 Cross Training

(a) Drill operators will be cross trained on the various drilling equipment. Cross training will take place as quarry operational requirements allow. Seniority will apply in determining the priority and scheduling individual cross training.

ARTICLE 5

Military Service

5.1 Military Service

Employees' rights shall not be forfeited because of service with the Government during national emergencies. The Company agrees to abide by national laws covering rehiring of veterans.

ARTICLE 6

Holidays

6.1 Paid Holidays

The following holidays shall be classified as paid holidays: the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, Fourth of July, Labor Day, Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day. In addition, there shall be a paid holiday for New Year's Day, subject to the following terms and conditions: To be eligible for this holiday, an employee must satisfy all eligibility requirements of this Article. In addition, the employee must work during the week in which the New Year's holiday falls. Payment of the Christmas holiday does not affect eligibility for the New Year's holiday.

Effective May 1, 1996 there shall be a paid holiday for Rock of Ages Employee Appreciation Day to be observed on the Tuesday following the Monday Labor Day holiday by all employees. The holidays will be observed during the term of this contract on the dates shown on the attached Calendar of Holiday Observances.

No holiday pay will be granted until an employee has been in the employ of the Company for a period of at least thirty (30) calendar days. If an employee quits before he has thirty (30) working days' service, no holiday pay is due. If he is laid off or discharged through no fault of his own before he has accumulated thirty (30) working days' service, any holiday which fell within the period of his employment and discharge or layoff becomes due and payable. After thirty (30) days' service, any holiday which falls within the first thirty (30) days after a layoff becomes due and payable to the laid-off employee.

During the week of a paid holiday, the employee must work a minimum of a full scheduled work week excluding the holiday or holidays less one (1) scheduled workday. Exceptions to the above rule can be made only by prior arrangements with management. Sickness during the week of holiday shall not disqualify an employee if he has notified his employer.

When a holiday falls within an employee's vacation week, the employee shall receive pay for that day in addition to vacation pay.

If a man is injured on the job, he shall be eligible for holiday pay for one (1) year or as long as he is receiving Worker's Compensation provided his doctor states he will return to work.

A man absent because of an off-the-job accident or sickness shall be eligible for paid holidays for one (1) year during such time as he is eligible to draw accident and health benefits under the present health and welfare plan and/or Social Security disability benefits.

In the event of a State or Federal law affecting the date on which holidays are celebrated, the parties hereto will negotiate with respect to appropriate changes in this Article with the understanding that the number of holidays will remain the same as set forth above.

Employees who are laid off during either of the weeks in which Town Meeting days or Thanksgiving falls shall not be eligible for holiday pay in those weeks. Instead, such employees must as individuals report to work on the first work day following the conclusion of any such layoff and such employees may collectively and mutually agree with the Company on days when they will take personal days off with pay if they were otherwise eligible for the holiday pay. Such personal days must be taken within thirty (30) days after the first work day following the conclusion of the layoff in question and if mutual agreement is not reached, the employees will receive pay in lieu of any holidays to which they were entitled.

ARTICLE 7

Vacation

7.1 General

The vacation period will be May 1 to May 1. Each employee shall have free choice in selecting his vacation time, and such choice will be allowed insofar as possible. Applications for vacation shall be made to management by May 15 of each year. If the Company has not denied the employee's vacation request by June 1, the employee will be granted his requested vacation period, except in emergency situations. Employees who fail to submit a vacation request prior to May 15 will lose their right to a resolution of conflicts by seniority as set forth in the following paragraph.

Whenever there is a conflict in dates among employees putting in for vacation time, the employee with the longest service with the Company shall have priority, unless the Company is able to show that the employee's presence during the requested period is indispensable.

Vacations shall be taken in periods of seven (7) consecutive days within one (1) vacation period.

One (1) weeks' earned vacation, meaning time away from the job, shall be compulsory. The above requirements may be modified by agreement between the Company and the employee and a copy of same shall be given to the Union. The requirement for compulsory vacation, meaning time away from the job, shall not apply to any employee who has not worked for eight (8) consecutive weeks as a result of layoff, injury or sickness.

Vacations will be granted to employees who have fulfilled the following requirements prior to May 1:

(a) Employee must have worked ninety (90%) percent or more of the regular hours worked by the quarries during his period of employment for the twelve (12) months preceding May 1, the start of the vacation period, to be eligible for full vacation earned.

(b) Three-fifths (3/5th) of full vacation earned if employee has worked eighty (80%) percent of the quarry hours schedule.

(c) No vacation earned if employee has worked less than eighty (80%) percent of the quarry hours scheduled.

Temporary layoff of sixty (60) days or over, USWA strike time, or shutdowns due to business conditions do not count as earned time but do not terminate length of accumulated service.

EXAMPLE: A man works two (2) years for one (1) employer and then is laid off for a period of nine (9) months. At the end of the nine (9) months he returns to work for the same employer and works two (2) more years. His earned time is four (4) years.

An employee who has been employed by the Company for at least six (6) months shall be credited with up to a maximum period of one (1) year, for time lost because of the employee's sickness as earned time and accordingly the employee will be paid vacation pay. An employee who loses time up to one (1) year due to sickness, and receives vacation pay therefor shall on return to work where last employed be entitled to vacation pay only for such time that he actually works.

EXAMPLE: A man works two (2) years and three (3)months for the Company and then is absent from work for nine (9)months because of sickness. At the end of the nine (9) months' sickness he returns to work. The earned time is three (3) years. If, after receiving vacation pay, he then only works another two (2) months, he is entitled to 2/12ths of one (1) week's vacation; six (6) months, 6/12ths of one (1) week, and so forth. Time lost by quarry shutdown, inclement weather, or absence sanctioned by management in writing shall not be deducted from an employee's earned time.

7.2 Vacation Payments

Payments for vacation pay to employees entitled to one (1) weeks' vacation or fraction thereof will be made in advance. Vacation pay for the second (2nd) and third (3rd) week's vacation or fraction thereof will be made in advance of the time off or may be paid in lieu of time off as follows: Second (2nd) week or fraction - first regular pay day after return to work from time-off vacations. Third (3rd) week or fraction - regular pay day preceding Christmas Day but at least one (1) week before Christmas Day.

Such vacation (time off) or vacation pay shall be paid at the straight time hourly rates of pay (excluding a shift premium) in effect for said employees at the time of taking vacation or receiving fractional vacation pay upon separation from employment. In figuring all earned vacation, a percentage of the regular straight-time hours worked during the year preceding May 1 will be used to determine the vacation pay. Overtime is not to be used in computing vacation time.

7.3 Amount of Vacation

Vacations will be granted to employees as follows:

(a) First Week. One (1) week's vacation or fraction thereof will be granted employees with less than one (1) year of industry service on May 1 based upon the number of months he has been employed in accordance with the table below. This will establish him on a May 1 to May 1 basis for future vacation calculations.

Length of Industry Service Vacation

1 mo. 1/12 of a week 3.3 hours

2 mos. 2/12 of a week 6.6 hours

3 mos. 3/12 of a week 10.0 hours

4 mos. 4/12 of a week 13.3 hours

5 mos. 5/12 of a week 16.5 hours

6 mos. 6/12 of a week 20.0 hours

7 mos. 7/12 of a week 23.1 hours

8 mos. 8/12 of a week 26.4 hours

9 mos. 9/12 of a week 30.0 hours

10 mos. 10/12 of a week 33.0 hours

11 mos. 11/12 of a week 36.3 hours

12 mos. 1 week 40.0 hours

(b) Second Week. Employees with one (1) or more years of industry service on May 1 shall be entitled to two (2) weeks' vacation or any fraction thereof computed in accordance with the following table.

Length of Industry Service Vacation

1 mo. 1/12 of 2 weeks 6.5 hours

2 mos. 2/12 of 2 weeks 13.3 hours

3 mos. 3/12 of 2 weeks 20.0 hours

4 mos. 4/12 of 2 weeks 26.6 hours

5 mos. 5/12 of 2 weeks 33.3 hours

6 mos. 6/12 of 2 weeks 40.0 hours

7 mos. 7/12 of 2 weeks 46.6 hours

8 mos. 8/12 of 2 weeks 53.3 hours

9 mos. 9/12 of 2 weeks 60.0 hours

10 mos. 10/12 of 2 weeks 63.6 hours

11 mos. 11/12 of 2 weeks 73.3 hours

12 mos. 2 weeks 80.0 hours

(c) Third Week. Employees will be granted a third (3rd) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning the second (2nd) May of his continuous employment in the industry as follows:

2nd May - 1 day - 8 hours

3rd May - 2 days - 16 hours

4th May - 3 days - 24 hours

5th May - 1 week - 40 hours

(d) Fourth Week. Employees will be granted a fourth (4th) week's vacation computed on a May 1 to May 1 basis beginning with the twenty-fifth (25th) May of his continuous employment with the Company.

Effective May 1, 1996 employees will be granted a fourth (4th) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the twenty-first (21st) May of his continuous employment with the Company as follows:

21st May - 1 day - 8 hours

22nd May - 2 days - 16 hours

23rd May - 3 days - 24 hours

24th May - 4 days - 32 hours

25th May - 5 days - 40 hours

For the purpose of this Article, an employee's industry service shall be deemed terminated in the event the employee voluntarily leaves the industry.

For the purposes of computing vacation pay or fractions thereof, an employee hired on or before the fifteenth (l5th) day of a month shall be credited with full pro rata vacation pay otherwise attributable to that month, and an employee hired after the fifteenth (l5th) day of a month shall not be credited with any pro rata vacation for that month. An employee whose employment terminates on or after the fifteenth (15th) day of a month shall be credited with full pro rata vacation pay otherwise attributable to that month. An employee whose employment terminates before the fifteenth (15th) day of a month shall not be credited with pro rata vacation for that month.

EXAMPLE: A man comes to work on February 13, 1980. On May 1, 1980, he has completed three (3) months of employment and he is entitled to fractional vacation pay of 3/12ths of one (1) week. On May 1, 1981, the second (2nd) May of his employment he is entitled to two (2) weeks and one (1) day. On May 1, 1982, he would be entitled to two (2) weeks and two (2) days; May 1, 1983 - two (2) weeks and three (3) days; and May 1, 1984 - three (3) weeks. It is assumed in this example that the man worked at least ninety percent (90%) of the scheduled hours worked by the quarry during each of the applicable twelve (12) month periods. If he has worked eighty (80%) percent of the time, he will receive three-fifths (3/5ths) of the vacation pay otherwise due.

An employee who is laid off, discharges or quits is to be allowed vacation benefits prorated according to his months of service; for example, one (1) month = 1/12th; three (3) months' =3/12ths; ten (10) months' = 10/12ths, etc.

ARTICLE 8

Bereavement/Birth of a Child

8.1 Bereavement Pay

In the event an employee suffers the death of his brother, sister, stepmother, stepfather, stepson, stepdaughter, spouse's father, spouse's mother, spouse's stepmother or stepfather,

the employee shall be allowed up to three (3) days off with pay, at the straight time hourly rate of pay. If interment is postponed to a later date and occurs during the employee's scheduled work day, the employee may take one (1) of the three (3) foregoing days off with pay on the day of interment.

8.2 Birth of a Child

Effective May 1, 1996, an employee will be entitled to a day off with pay for the birth of the employee's biological child or adoption.

8.3 Five (5) Days

Effective May 3, 1997 in the event an employee suffers the death of their spouse, child, mother, father or grandchild, the employee shall be allowed up to five (5) days off with pay, at his rate of pay.

8.4 One (1) Day

Effective May 3, 1997 in the event an employee suffers the death of their "significant other", the employee shall be allowed one (1) day off with pay, at his rate of pay. If an Employee attends the funeral of a grandparent of his spouse or the employee's spouse's sister or brother, and it takes place on a day when he otherwise would have worked, he shall not suffer a loss of any straight time pay for that day.

ARTICLE 9

Group Insurance

9.1 Group Insurance

The Company agrees to provide group insurance to employees and dependents as set forth herein.

9.2 Benefits

(a) Effective May 1, 2000, the health and welfare plan administered by the Company or its administrator as selected by the Company shall provide for benefits as follows:

(i) Group Life Insurance - $50,000 effective May 1, 2000; $55,000 effective April 30, 2001; $60,000 effective April 29, 2002.

Company shall continue to provide life insurance coverage for employees who are on laid-off status (regular and/or seasonal winter layoffs) for up to a maximum of three (3) months.

(ii) Sickness and Accident Insurance - $310.00 per week effective May 1, 2000; $315.00 per week effective April 30, 2001, $320.00 per week effective April 29, 2002, for 52 weeks with Social Security offset for the last 26 weeks thereof; eligibility commences on the first (1st) day of accident or hospitalized sickness and the fifth (5th) day of non hospitalized sickness. Effective May 1, 2000, if an employee qualifies for sickness and accident insurance because of five (5) days of non hospitalized sickness and remains qualified for at least one (1) additional week, the Company will pay the employee the $310.00 for the unpaid five (5) day qualifying period.

(iii) Accidental Death or Dismemberment Insurance - $50,000 effective May 1, 2000; $55,000 effective April 30, 2001; $60,000 effective April 29, 2002.

(iv) Paid-up Term Life Insurance.

(1) Employees with ten (10) or more years of service retiring on a regular pension will be given a $6,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union.

(2) Employees with ten (10) or more years of service retiring on an early retirement pension will be covered by a regular $6,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union; or until age sixty-five (65) when it will be eliminated and replaced by a $6,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union.

(3) Any employee with ten (10) or more years of service becoming totally disabled after May 1, 1981 will continue to receive coverage for the full amount of life insurance then in effect until he becomes substantially employed, as determined by the Company and Union, at which time the insurance will be eliminated completely; or until age sixty-five (65) when it will be eliminated and replaced by a $6,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

(4) The full amount of life insurance shall apply to employees with at least ten (10) years service, and the amount of insurance shall be prorated down by years of service for employees with less than ten (10) years of service.

(v) Health Insurance - The Company shall provide two (2) health insurance plans equivalent to the Blue Cross Vermont Health Partnership (VHP) and the Blue Cross JY Plan, subject to the following general conditions:

1. The employee would have the option of selecting the VHP or the JY, without any pressure to select either option.

2. There shall be two (2) periods of open enrollment in the first (1st) year, one (1) each year thereafter.

3. The contract shall continue to be a level of benefits contract, requiring that JY level of benefits will be made available to all employees, and allowing VHP as an optional level of benefits that can be offered by the company for those who select.

4. Changes to either plan can be implemented at any time only when mutually agreed upon between both labor unions and management. Other insurers and third-party-administrators can be used as long as there is no reduction in benefit level at the time of change, and only the mutual agreement of both unions and management.

5. Employees selecting JY plan shall be required to pay 17% of the premium. Employees selecting VHP shall be required to pay 12% of the premium and the employees pays the visit fee.

6. There shall be a dental plan , with 100%-60%-0% coverage at the level of benefits described on the Delta quote provided to all employees who obtain health insurance under VHP. The employee contribution to the premium shall be 12%.

7. There shall be a vision plan at the level of benefits described as Vision Service Plan "A" with a $20.00 per year eye exam and $20.00 every two year material charge made available to all employees who obtain health insurance on both JY and the VHP plans. Employees on the JY Plan will pay 17% of the premium, and employees on the VHP Plan will pay 12% of the premium.

(b) The insurance benefits which are provided for by the Company shall be described in a brochure which shall be distributed to employees by the Company. The terms and conditions under which such benefits are provided are governed by insurance agreements between the Company and its insurance carriers.

9.3 Contributions

The Company shall maintain life insurance coverage for three (3) months and shall continue its contributions for the health insurance coverage of a laid-off employee for three (3) calendar months (provided the employee makes his contribution if any is required). If the employee is laid off on or before the fifteen (15th) of a month, that month shall be considered the first of the three (3) months; and if the employee is laid off after the fifteenth (15th) of a month, the following calendar month shall be considered the first (1st) of the three (3) months. If an active employee dies, the Company will continue health insurance coverage for qualifying survivors (if any) for a period of three (3) months at no cost to said survivor(s). This provision shall not apply to employees on layoff, Workers Compensation, or sickness and accident insurance. To keep policies in force, both Company and employee must pay his share while the employee is off the job because of sickness and accident, strike or lockout or any other suspension in the industry beyond the control of either management or labor.

9.4 Disability

If an employee is permanently and totally disabled, the Company shall continue its contribution for up to six (6) months, as described in previous section "Contributions," and thereafter, the Company will provide such health insurance contributions (provided the employee makes his contribution, if any is required) for five (5) years from the date when he ceased to work due to such disability. The Company shall thereafter continue its contributions, for individual coverage only, as long as the employee is permanently and totally disabled, or until he reaches age sixty-five (65), whichever occurs sooner; provided, that the Company will not make any contributions described in this section during any period when the employee or his spouse is employed and group health insurance benefits are available to them, or after he reaches age sixty-five (65). The Company and Union may amend this subsection by mutual Agreement.

9.5 Retired Employees

Effective May 2, 1981, any employee who has retired between April 30, 1975 and April 28, 1990 under the provisions of the Barre Belt Granite Employer-Union Pension Plan shall be allowed to continue group insurance coverage in the amount of $3,000 of term coverage, subject to any applicable insurance carrier rules and regulations. The full cost of such coverage will be paid by the retired employee at the group rate applicable to the term life insurance including such insurance for retired employees being provided through the Company. The premium to be paid by such retired employee.

9.6 Consultant

The Company is authorized to utilize the services of an impartial professional consultant as deemed necessary to advise them concerning the proper operation of the insurance program.

9.7 Insurance Objectives

The parties agree to consider and implement by agreement health insurance cost containment measures with a view to improving and increasing the quality and efficiency of health care.

9.8 Delinquency

If the Company is delinquent more than thirty (30) days pursuant to this section; if the Union gives written notice to the Company of its intent to withhold the services of employees; and if the Company has not cured the delinquency by the appropriate payment or by entering into an arrangement satisfactory to the Trustees by the sixtieth (60th) day after the delinquency began; then the Union shall have the right to withhold the services of employees of the Company beginning on the sixtieth (60th) day of delinquency or fifteen (15) days after notice from the Union, whichever occurs later, if and as long as the Company is in violation of this section. For purposes of this paragraph, the Trustees shall be deemed to have delegated the judgment concerning whether the appropriate payment or a satisfactory arrangement has been reached to the Administrator. In addition, the employer shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent contributions.

9.9 Workers Compensation

(a) If an employee has to leave work due to a Workers Compensation injury and is unable to return, he shall suffer no loss of straight time pay for that day.

(b) It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability.

An employee who recovers within two (2) years of the onset of the disability will be reinstated to the employee's former job or one suitable under the law given the position the employee held at the time of the injury and the employee's ability to safely perform the duties of the available position. An employee shall suffer no loss of seniority when reinstated in accordance with this Section .

(c)If an employee returns to work prior to the tenth day of disability, they shall receive pay for the second, third, and fourth day of disability.

(d) The Company agrees to comply with applicable laws governing unemployment compensation and worker's compensation for employees.

ARTICLE 10

Pension Plan Agreement

10.1 Merger of the Pension Plan

The Barre Belt Granite Employer - Union Pension Plan (the "Plan") has merged with and into the Steelworkers Pension Trust (the "Pension Trust") pursuant to the terms of a certain merger agreement (the "Merger Agreement") between the Plan and the Pension Trust, the terms of which are incorporate herein by reference. (Hereafter, the merger of the Plan and the Pension Trust is referred to as the "Merger".)

10.2 Incorporated Documents

This Article 10 incorporates by reference the terms of a Merger Agreement between the Plan and the Pension Trust, and the provisions of the documents governing the Pension Trust.

10.3 Contribution Rate

(a) The month for which the contribution is due is referred to as the "benefit month" and the month prior to the benefit month is referred to as the "wage month." The Employer shall contribute to the Pension Trust each and every benefit month a sum of money equal to $1.20 per hour for each hour worked by all Covered Employees during the wage month. Effective April 30, 2001, the contribution shall increase to $1.25 per hour. Effective April 29, 2002, the contribution shall increase to $1.30 per hour.

(b) For purposes of determining the pension contribution, employees on seasonal winter layoff (as described in section 12.6 only) will be credited with one (1) hour for every two (2) hours of the scheduled work hours during the seasonal winter layoff period.

10.4 Covered Employees

Covered Employees are all employees employed within the Union's Bargaining Unit who were actively employed by the Employer for any length of time during the wage month. The Employer is required to make a contribution to an employee whose employment is terminated during the wage month.

10.5 Hours Worked

The term "Hours Worked" means not only hours actually worked by Covered Employees, but also hours not actually worked but for which Covered Employees were paid because of vacation, holidays, jury duty or bereavement leave.

10.6 Payment of Contributions

Contributions are due from the Employer on the fifteenth (15th) day of the benefit month, commencing with the benefit month of February 1999 and each and every month thereafter so long as this agreement is in force.

10.7 Coverage - Newly Hired Employees Not Previously Covered

Newly hired employees not previously covered by the Pension Trust are not considered Covered Employees until the first (1st) day of the first calendar month immediately after the commencement of employment. Such calendar month is the new employee's first (1st) benefit month. The immediately preceding calendar month is the employee's first (1st) wage month.

10.8 Coverage - Newly Hired employees Who Were Previously Covered

Newly hired employees previously covered by the Pension Trust are considered Covered Employees as of the first (1st) day of the first calendar month immediately after the commencement of employment. This calendar month is the employee's first (1st) benefit month and the immediately preceding calendar month is the employee's first (1st) wage month.

10.9 Contribution Reports and Data

The Employer shall transmit to the Pension Trust with each contribution a contribution report on the form furnished by the Pension Trust on which the Employer shall report the names, status, hire and termination dates as applicable, as well as the total hours paid to each covered employee during the wage month. The Employer shall provide a copy of this report to the Union. The Employer further agrees to supply to the Pension Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Pension Trust to said employees, and to permit audits of its books and records by the Pension Trust for the sole purpose of determining compliance with the terms and conditions of this agreement.

10.10 Delinquent Employers

In the event that an Employer fails to maintain affiliation in good standing with the Pension Trust, the Employer shall be in violation of this Article 10, in addition to all other applicable standards. Immediately upon termination of the Employer's affiliation with the Pension Trust, the Union and the employees may withhold all services from the delinquent Employer until such time as the default has been cured to the satisfaction of the Pension Trust and the Union. In addition, the Company shall be responsible for the payment of all wages

(including interest at the legal rate in VT), that would have been earned in normal working hours during any strike called on account of delinquent conditions.

ARTICLE 11

401(k) Plan

11.1 401 (k) Plan

The Company agrees to establish and administer one 401(k) program for all its union employees which will comply with all the requirements of ERISA, the Internal Revenue Code and any other applicable laws.

The Company agrees to match up to thirty (30%) percent of an employee's first $l,000 contribution per year and ten (10%) percent thereafter per year up to the maximum contribution allowable by law per year.

ARTICLE 12

Seniority

12.1 Seniority

(a) In administering seniority, the five (5) quarries of the Company will be considered as one (1) unit.

(b) The job classifications hereinabove listed in Section 4.1 shall be combined in a single classification for purposes of seniority for the quarry operations of the Company.

(c) Seniority shall apply in the promotion, demotion, transfer, filling of job vacancies, layoffs, and recall of employees subject to ability and physical fitness among employees in the same seniority classification as defined above. Ability means the knowledge and/or experience relating to the job in question at the time of posting for the position. Temporary employment of thirty (30) days or less shall not be considered towards ability in connection with bid for permanent position.

(d) Positions at the Bethel Quarry of Rock of Ages Corporation are not required to be posted and will be offered on a voluntary basis.

(e) Permanent positions shall be posted within ten (10) working days of vacancy. Temporary positions shall be posted if the vacancy is expected for more than thirty (30) days.

(f) Promotion job openings will be posted by the Company for five (5) days. Management will select the qualified applicant and give notice of the employee selected in writing to the Union. An employee awarded a full-time or spare position may not bid on another job for six (6) months. Any employee awarded a posted job which has not commenced after ten (10) working days, may bid on another posted job. An awarded job except a spare position that has not been filled after thirty (30) working days must be reposted. Newly hired employees shall be ineligible to bid for any job for a period of three (3) months from their respective dates of hire. An employee can sign more than one (1) posted position, however, the employee can only be awarded one (1) position.

(g) It shall be understood that a man who has been asked by management to change from one job classification to another will retain his total seniority. The employee so transferred will have a thirty (30) consecutive day trial period, sickness and absence excluded, with right to return to former job with former status. However, in cases where an employee requests and is granted a transfer, his total seniority will be retained and there will be a thirty (30) day trial period. An employee desiring to relinquish a full time or spare position within thirty (30) days of the award date, must notify the company in writing with a copy to the union.

(h) With regard to the filling of permanent positions where previous posting awards for spares have been made based on company seniority, ability and physical fitness in accordance with Section 4.7(i), the permanent positions will be awarded to the spare most senior in that position. As necessary, further spare openings will be posted and awarded on the basis of seniority, ability and physical fitness, in accordance with the contract. Employees can only hold one (1) spare position at a time. The Company and the Union agree that the nature of the spare position is that the job generally will not commence after ten (10) working days and will not be filled within thirty (30) days. For purposes of this Section, a spare position will be considered to have commenced and have been filled upon the award of the spare position subject only to the trial period set forth in the preceding paragraph. Each spare shall be entitled to the said thirty (30) day trial period and shall not assume the permanent position until the satisfactory completion of said trial period. Due to the special working conditions and safety concerns involved, the training/trial period for spare rigger/carpenter will be three hundred (300) working hours.

(i) Employees on layoff shall retain their seniority for a period of twelve (12) months. lf an employee on layoff is not recalled within twelve (12) months, the employee forfeits all seniority and the Company has no obligation to recall that employee. If employee is hired after the twelve (12) month period, he will be considered a new employee. If an employee on layoff is asked to return to work within twelve (12) months of layoff and refuses to return, the employee shall be considered a voluntary quit.

(j) The procedure for notifying a laid-off employee to return to work will be by certified mail and a period of one (1) week from the time of mailing will be granted to the employee for reporting. It will be the employee's responsibility to notify the Company of any change in address.

(k) An employee who quits or is discharged for cause forfeits his seniority.

(l) If an employee is temporarily laid off and later asked to return to work, with a guarantee of at least three (3) months' work and refuses to do so, then this constitutes a break in his length of service. If he is employed at a later date, it will be necessary to begin anew to build up years of service and earned time.

12.2 Seniority Rosters

A roster giving the seniority and job classification of all employees in the bargaining unit will be made available to the Union. These rosters will be revised twice each year in April and October. The company will provide ample copies to all officers and stewards for the purposes of posting throughout the Barre and Bethel quarry operations. One (1) copy of the roster will show individual rates of pay. The one (1) copy showing pay rates will only be sent to the President of the

Local USWA #4 and will be kept confidential.

12.3 General Leave of Absence

Any employee may be granted a period of ninety (90) days' leave of absence in any one (1) calendar year without pay and without loss of seniority with the consent of the Company and the Union. Such employee is forbidden to accept employment elsewhere for wages; except that an employee who is granted a leave of absence for reasons of health may accept employment during such leave of absence. Upon the request of the Company, the employee shall secure a doctor's certificate with respect to his condition of health. Employees granted a leave of absence for reasons of health shall accumulate seniority during such leave of absence.

Management agrees to grant, on request, a leave of absence to employees for Union activities or political purposes when request is made in writing and such time will not be deductible from an Employee's earned time. The seniority for such Employees shall accumulate for a maximum period of one (1) year during such leave of absence.

An Employee who is a member of the Union Executive Board shall be granted a leave of absence of up to three (3) years to serve as full-time President of the Union. During such leave he shall accumulate industry service and shall retain seniority with the Company as of the date the leave begins; he shall not be eligible for wages or fringe benefits.

12.4 Transferring out of the Bargaining Unit

Employees transferred out of the bargaining unit on or after May 1, 1962 shall retain their seniority status for a period of three (3) years. If returned to the bargaining unit after three (3) years, they will return as new employees.

12.5 New Employees

Newly hired employees will be given a fifty (50) working day probationary period. Seniority during those fifty (50) working days is earned upon completion of probation.

An employee who is qualified for the probationary period one (1) year and who works less than the fifty (50) working days before he is laid off is entitled to accumulate months of seniority in fulfilling fifty (50) working days if he is hired the next year.

12.6 Seasonal Winter Layoff

(a) On or before the Monday preceding the Thanksgiving holiday, the Company will post a winter layoff notice and a blank voluntary work assignment sheet. The winter layoff notice will recite the date that normal quarry operations will be curtailed for the winter season, the date on which normal quarry operations will resume in the spring and a summary of the procedures and rules set forth in this Article.

(b) Employees desiring winter work assignments on a voluntary basis agree to sign the voluntary winter work assignment sheet at the Central Quarry Office no later than ten (10) calendar days of the Company's postings. Employees must sign the voluntary winter work assignment sheet at the Central Quarry Office in person in the presence of a representative of the Company who is not a member of the Union. Employees may only sign for job assignments for which they are qualified under the provisions of this Article 12.

(c) Failure to sign the voluntary winter work assignment sheet in the quarry office within the time limit will be conclusively deemed by both the Company and the Union that the individual has elected voluntary layoff and waives all rights of grievance with respect to the recall of employees from the voluntary winter work assignment sheet by the Company. The Company agrees to make its decisions with respect to which employees will work during the winter layoff and to post work assignments not later than five (5) working days from the expiration date of the sign-up.

(d) The Company will assign the work during the winter layoff by seniority subject to ability and physical fitness. The Union agrees that any disputes regarding the work assignments will be brought to the attention of management within five (5) days from the date of posting in accordance with the grievance procedure set forth in Article 16. If a sufficient number of qualified employees do not sign the voluntary work assignment sheet, the Company will assign the winter work to qualified employees by inverse order of seniority. The Company will provide a list in the Central Quarry Office during the winter period where employees on voluntary layoff may sign to indicate their willingness to return to work. The Company will recall qualified employees signing this list by seniority to the extent openings permit.

(e) Because of the application of the twelve (12) month recall provision, no quarry personnel will be terminated during the winter layoff and no employee choosing voluntary layoff will suffer any loss of seniority or termination. In the event the Company determines to make a permanent layoff during the winter layoff period, such layoff will be in accordance with Section 12.1 of this Article and shall not apply to senior employees on voluntary layoff.

(f) Employees who are on layoff under this Section shall notify the Company should they leave town for any period of time that may prevent the employee from responding to any written notice of recall, either scheduled or unscheduled, within a period of one (1) week.

12.7 Quarry Preference

The employee will have the opportunity to indicate a preference to work in the Barre

Quarries, Bethel quarries, or both if the work is needed. Assignment to the location will be according to the provisions of Article 12.6. In the event the employee signs up to work in both quarry locations, management will determine which quarry location an employee is to be assigned, regardless of seniority. In the event any quarry operation is changed, shutdown,

work force reduced, re-started, or any other operational decision made during the seasonal winter layoff period, employees will be reassigned according to article 12.6.

ARTICLE 13

Bonus Plan

13.1 Bonus Plan

All quarry operation employees will receive a bonus for all paid hours which shall be based on total service with the Company as of May 31:

Years of Service Bonus

5 6 1/4 cents per hour

6 7 1/2 " " "

7 8 3/4 " " "

8 10 " " "

9 11 1/4 " " "

10 12 1/2 " " "

11 13 3/4 " " "

12 15 " " "

13 16 1/4 " " "

14 17 1/2 " " "

15 18 3/4 " " "

For the purpose of this Article, all paid hours shall include overtime (including premium rate), holidays, vacations and call out pay.

13.2 Bonus Plan Payments

(a) Bonuses will be paid semi-annually, on or before the last Friday prior to July 1 and the last Friday prior to the start of the winter shutdown period. The bonus payment prior to Christmas will be based on hours paid between June 1 and November 30, and the payment prior to July 1 will be based on hours paid between December 1 and May 31. To be eligible for payment, the employee must be on the Company payroll at the time of paying except in cases of retirement or layoff. A discharge will cancel accumulated bonus as well as years of service with the Company.

(b) The Company shall furnish to the member, at the time of seniority bonus distributions, a separate record of hours paid, rate of pay and period covered.

ARTICLE 14

Union Security

14.1 Mandatory Membership

It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of this Agreement shall, on or before the 31st day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall be also a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on or before the 31st day following the beginning of such employment, become and remain members in good standing of the Union.

14.2 Location of Stewards

Stewards who are either elected or appointed by either the members of the Union or the Union President will remain in the areas in which they were elected or appointed so far as possible. The Company shall have the right to assign the Steward to another area for a temporary period or permanently if the area is being permanently or temporarily closed or if the Steward successfully bids to a job outside of the area.

ARTICLE 15

Check-Off

15.1 Check-Off

The Company agrees to deduct each month from the wages payable to any employee who authorizes the Company to do so, through a signed authorization card (Union Form 530), the Union monthly dues, assessments uniformly imposed on all members and, if owed, the Union's initiation fee. Said amount shall be as designated by the International Treasurer of the Union. The Company shall then remit by the end of each month all sums so deducted to the International Treasurer, United Steelworkers of America, P.O. Box 400041, Pittsburgh, Pennsylvania 15268-0041.

15.2 Union Copy

The Company shall also transmit by the end of each month to an officer designated by the Local Union a copy of the list of employees from whom deductions are made and a list of new hires during the month.

15.3 Dues Penalty

The Company will be responsible for the collection of dues prior to payment of closeout due to termination (quit or discharge) of employment. Failing to collect, the Company will be liable for payment(s) to the Union if it fails to collect from the terminated member.

ARTICLE 16

Dispute Settlement

16.1 Dispute Steps

(a) Any difference which may arise as to the meaning or application of this Agreement or any Memorandum Agreement between the parties as to compliance with the terms of such agreements shall be resolved as follows:

Step 1: Between the foreman and employee involved and/or Union Steward and/or other Union representative. Grievances must be submitted within ten (10) workdays of the time the subject of the grievance becomes or should have become known to the aggrieved employee or Union.

Step 2: Between the Union Steward and/or other Union representatives and the Quarry Manager. If the matter is not settled within five (5) workdays of initiating this step, it may be referred to Step 3.

Step 3: Between the Union President and/or Union Steward and the Vice President of Quarry Operations and/or the Quarry Manager. If the matter is not settled at this step, then a formal written grievance will be submitted within five (5) working days.

Step 4: Between the United Steelworkers of America Staff Representative, Local Union #4 President, the President of the Company, the Vice President of Quarry Operations and/or the Quarry Manager. If the matter is not settled within five (5) working days of initiating this step it may be referred to Step 5.

Step 5: Submit the grievance to arbitration and pursuant to existing voluntary labor arbitration rules of the American Arbitration Association within thirty (30) days following the Step 4 answer. The Arbitrator shall have no authority to alter in any way the terms and conditions of this Agreement and shall confine his decision to a determination of the facts and an interpretation and application of this Agreement. The decision of the Arbitrator shall be final and binding on all parties. The fees and expenses associated with arbitration of the grievance shall be borne equally by the parties to the grievance or dispute.

(b) In the event a difference is not appealed to the next succeeding step of the above procedure within the time limit specified, the right of appeal shall be lost.

(c) The aggrieved employee may attend any steps of the grievance procedures. Time limits may be extended by mutual agreement.

16.2 Company Grievances

Grievance may be initiated by the Company. The grievance shall be discussed between the Company representative and the Steward, Local Union President or other Union representative. In the event such difference is not settled through such discussion, the dispute will be further processed in accordance with the provisions of Section 16.1, Steps 3, 4 and 5.

16.3 Signed Grievances

Grievance processed in accordance with the provisions of this Article must be in writing and signed by the grieving party for submission to Step 4 and succeeding Steps. It is mutually understood that the words "Foreman" or "Quarry Manager" may be replaced by the word "Company" where appropriate. Time limits may be extended by mutual agreement.

16.4 Rules

(a) The Union agrees that during the term of this Agreement neither the Union nor its members shall encourage or engage in any strikes, stoppages, slowdowns or other interruptions of work, and the Company agrees that there shall be no lockouts.

(b) It is understood and agreed that in the event of any alleged violation of this Agreement, which violation is not authorized or ratified by the International Union, there shall be no liability for damages on the part of said International Union, Local Union or any of their officers or agents, and the sole recourse and exclusive remedies of the employer shall, in such event, be those which are specifically provided for in this Agreement.

(c) It is understood and agreed that in the event of any strike, work stoppage, interruption or impeding of work on the part of any employee during the life of the Agreement, there shall be no liability on the part of the International Union, Local Union or any of their officers or agents, provided such strike, work stoppage, interruption or impeding of work was not authorized or ratified by the International Union, Local Union or any of their officers or agents, and provided further that, upon the occurrence of such unauthorized strike, work stoppage, interruption or impeding of work, the International Union or the Local Union shall, upon request of the Company, notify the employees involved that such action by said employees was unauthorized and direct said employees to return to work promptly, and shall take further steps as are reasonable and appropriate under the circumstances to bring about a termination of such unauthorized strike, work stoppage, interruption or impeding of work, impose such disciplinary measures upon the employees involved as are not inconsistent with the provisions of this Agreement.

ARTICLE 17

Reserve for Inclement Weather - Power Failure

17.1 Reserve Hours

(a) Reserve hours do not apply to blacksmiths, shop men, grinders and summer employees.

(b) A reserve of 42 hours will be set up to be paid out in the following way.

(c) When the typical work week (typical work week is understood to mean the average number of hours worked by over fifty (50%) percent of the outside quarry group during one (1) week of those entitled to reserve hours falls below thirty-five (35) hours), four (4) hours will be added to the paid hours. When the typical work week is between thirty-five (35) and forty (40) hours, two (2) hours will be added to the paid hours.

(d) In applying reserve hours during a week in which Saturday is worked, it is agreed that reserve hours for inclement weather will be applied to work done Monday through Friday and that hours worked on Saturday will not be included in determining total hours worked during the week.

(e) To illustrate: If a bar runner works even though less than fifty (50%) percent of the quarry is working, he will receive reserve hours pay at the end of the week the same as the rest of the employees.

(f) Paid hours shall be understood to include premium hours for overtime, paid holidays and vacation time.

(g) The balance, if any, of the 42 hours remaining at the end of the year is to be paid on the last payday before Christmas. Employees with less that one (1) year of service at the end of the calendar year shall be entitled to prorated unused reserve hour payments, if any, based upon months of service.

(h) Inclement weather pay not paid to an individual employee due to sickness, vacation or other authorized absence shall be paid with the balance, if any, at the end of the year.

(i) An employee who starts work during the course of the calendar year shall have the same status as of the date of his employment as other employees have on that date in respect to reserve hour payments to be made during the remainder of the year.

17.2 Power Failure

In the event of a power failure in a section of the operations, employees will continue to work as long as health and safety of employees are not affected and access to the working area is available from another hoist. In the event of power failure, crews will remain on the job for a period of fifteen (15) minutes, for which time they will be paid. If power is not restored at the end of this fifteen (15) minute interval, operations will be closed down upon appropriate notification by the Company.

In the event no notification is given and the employees remain on the job, those employees will continue to receive wages. Article 17.1, Reserve for Inclement Weather, shall not be applied on shutdowns due to power failure.

ARTICLE 18

Non-discrimination

18.1 Non-discrimination

There shall be no discrimination for or against any employee because of his performing the duties of a Union officer or committeeman. The Company shall comply with applicable laws prohibiting discrimination against employees on account of race, color, sex, sexual orientation, religion, national origin or age. Any reference in this Agreement to one (1) gender shall be deemed to apply equally to the other.

ARTICLE 19

Union Representatives

19.1 Union Representatives

Union representatives can come to the office. If management and Union representatives mutually agree, men involved in grievances shall be called to the office for interview. It is agreed that the President of the Local USWA #4 will only have access to the Rock of Ages Corp. quarry operations (Barre and Bethel) that are covered by this collective bargaining agreement, specifically for purposes of administering this agreement.

ARTICLE 20

Suspension of Operations

20.1 Suspension Notice

Adequate notice of any suspension of operations shall be posted stating when plant/quarry will close as well as when work is to be resumed.

ARTICLE 21

LABOR MANAGEMENT TEAM

21.1 LMT Formation

(a) It is mutually agreed to form a Labor Management Team (LMT) composed equally of Union representatives and management representatives in such total number as may be agreed from time to time by the Union and Company. The LMT shall meet at least monthly to discuss and resolve issues of safety, health, betterment, interdivisional job opportunities, productivity and other items as may be appropriate.

(b) The LMT is intended to increase joint cooperation and develop an active employee involvement process. These efforts shall not interfere with any provisions of this Agreement nor circumvent the grievance procedure, nor interfere with management's rights, but it is a goal of the LMT to avoid circumstances or practices which could give rise to a claim by either party that the provisions of this Agreement were not adhered to and to create an atmosphere of cooperation so as to minimize events leading to grievances.

(c)The LMT may have various divisions or advisory groups as mutually agreed and may meet jointly with other U.S.W.A. LMTs formed in other divisions.

(d) The objectives of the LMT will also focus on increasing customer service and satisfaction, more effective methods of operation, enhancing employee morale and creating and assuring full and open communication among employees and the Company. The LMT will analyze and solve identified problems and participate and support in the implementation of agreed solutions. The LMT will also investigate and recommend actions to the Company and Union to increase employee involvement and responsibility in the areas of production, production teams, and quality control.

(e) The Company shall forward minutes of the LMT meetings to the Union and LMT members within ten (10) days of the meeting. The minutes shall include the names of those in attendance, and the date, time and place of the meeting.

1. A schedule of dates, times, and places for the LMT meetings will be forwarded to the union prior to the beginning of each calendar quarter. Up to a maximum of three (3) members will be paid for time while attending the LMT meeting.

2. A schedule of dates, times, and places for the stewards meetings will be forwarded to the union prior to the beginning of each calendar quarter. Up to a maximum of eight (8)members will be paid for time while attending the stewards meeting. Steward from Bethel will be afforded the opportunity to attend the meetings and released from the Bethel quarry forty-five (45) minutes prior to the scheduled starting time of the meeting and will suffer no loss in pay.

ARTICLE 22

Safety Rules

22.1 Safety Issues

(a) The Company will confer with the Union regarding safety and other rules and regulations affecting the health, safety and comfort of the employees. There shall be a Safety Committee to include union representation designated by the Union. Minutes of each meeting will be distributed to all Committee members and the President of U.S.W.A. Local 4.

(b) Any national, state or municipal law enacted for the betterment of wages or working conditions in the granite trade will not be violated. All employees must utilize safety equipment required by any national, state or municipal law.

(c) The Union agrees to cooperate with the Company in enforcing safety rules and practices in an effort to reduce hazards and insure safe working conditions.

(d) Employees are to comply with the safety rules in this Article and are to cooperate fully with the management in the enforcement of these rules.

22.2 Safety Glasses

Safety glasses must be worn on all jobs by all quarry personnel.

(b) The Company shall provide safety glasses for its employees, upon the request of such employees. If an employee needs prescription safety glasses, he shall pay for his own eye examination and shall furnish the prescription to his employer. The Company shall then provide such prescription glasses with a frame selected from the group of standard frames, at no additional cost to the employee. Broken safety glasses shall be replaced by the Company on a reasonable basis.

22.3 Safety Shoes and Gloves

(a) The company shall make safety footwear available to requesting employees from the company supply room or through arrangements with a local supplier. The company will contribute up to $70.00 toward the cost of a pair of safety shoes, for up to a maximum of two (2) pair of footwear purchased each year.

(b) The Company will provide, at no cost to the employee, working gloves that the company feels are suitable for the employee performing the jobs. When an employee requests a new pair of gloves, the old pair must be turned in.

22.4 Rock Drilling

(a) To eliminate the possible silicosis hazard in rock drilling in the Barre Granite quarry belt, the Company has installed dust control equipment which meets the reasonable standards established and published by the Vermont Occupational Safety and Health Administration and/or the National Institute of Occupational Safety and Health of the Mine, Safety and Health Administration, as applicable.

(i) "Rock drilling" shall mean drilling, cutting, chipping, channeling, broaching or crushing rock.

(ii) "Injurious silica dust concentration" shall mean dust produced from drilling silica bearing rock which is in excess of current Tolerance Level Value as established and published by VOSHA and/or NIOSH or MSHA.

(b) Insofar as practicable, all rock drilling operations shall be executed so that there will be no dissemination of injurious silica dust concentrations into the atmosphere.

(c) The whole problem of dust equipment in every department pertaining to quarry operations shall be the subject of study and research by a joint commission. This commission shall consist of the representatives of the Safety Committee.

(d) Dust control equipment shall at all times be maintained in efficient working order and use. Inspections shall be carried out at the request of Company or Union Committee by the state unit charged with industrial hygiene or the appropriate Federal agency and reports of inspections given to both the Company and to the Union.

ARTICLE 23

Management's Rights

23.1 Management Rights

The management of the quarries and the direction of the working forces, including the right to hire, transfer, suspend or discharge for just cause, except as expressly limited by this Agreement, and the right to lay off due to lack of work, and in general all other functions of management unless expressly limited by the Agreement are reserved to and are vested exclusively in the Company.

ARTICLE 24

Temporary Transfers

24.1 Temporary Transfers

If an employee is required to fill the place of another employee, his rate of pay shall not be changed. For example, if an employee is required to fill the place of another receiving a lower rate, his rate of pay will not be reduced. On completing his period of temporary assignment he shall return to his former duties. Temporary assignment to mean a period of thirty (30) days or less. Senior employees to be given preference where possible.

ARTICLE 25

Smoking

25.1 Smoking Policy

The Company and Union hereby agree and jointly designate all work areas in which employees covered by this Agreement perform any work activities as permitted smoking areas and any employee covered by this Agreement shall be permitted to smoke in any area with the sole exception of areas in proximity to combustible materials which are designated by the Company as non-smoking areas. As a matter of common courtesy and health concerns during breaks, employees will make every effort to refrain from smoking in the quarry warming shacks. It is also mutually agreed between Union and Management that in the event significant unresolved conflicts arise concerning this provision, further steps may be taken concerning non smoking provisions.

ARTICLE 26

Discipline/Discharge

26.1 Discipline & Discharge

An Employee who has completed his probationary period shall not be discharged or otherwise disciplined without just cause. A copy of written disciplinary action taken against an employee shall be sent to the Local Union office. Failure to comply within ten (10) days will constitute the warning being null and void.

26.2 Written Warnings

The Company and Union agree that a written warning more than eighteen (18) months old may not be used as the justification for discipline or discharge of an employee. Subject to the immediately preceding sentence, in progressive discipline cases, the Company will continue to consider in accordance with past practice that a written warning or suspension without a follow-up discipline or suspension for the same cause for a period of three (3) months as restarting the progressive discipline process from the next succeeding written warning or suspension for the same cause. Nothing in this Section shall be construed to prevent the Company from discharging or otherwise disciplining an employee for just cause or to prevent the Company and the Union from keeping all disciplinary reports in an employee's personnel file and providing the same to the appropriate parties under the Dispute Settlement procedures of Article 16.

ARTICLE 27

Summer Employees

27.1 Summer Help

(a) The Company shall not be required to provide fringe benefits, pension contributions, insurance coverage or reserve hours as set forth in Article 17 for persons employed during the summer months except for Call-In pay as set forth in Section 2.3.

(b) Summer employee minimum wage rate is fifty ($.50) cents above the minimum rate as set by the U.S. Department of Labor. If such minimum wage rate is increased by the Department of Labor during the life of this Agreement, summer employee pay rates will increase accordingly. Such employees are not to be employed below the quarry rim, the intention being that they are not to perform general production work.

(c) The Company will not have the right to hire such summer quarry employees as long as there are employees of the Company on layoff who can perform available work and who are willing to do so.

ARTICLE 28

Bethel Quarry

28.1 Bethel Quarry Travel Expense

Employees that are assigned to work at the Bethel quarry (per the provisions of Article 12,para.4) will receive, as a temporary rate, fifty ($.50) cents per hr. over the quarry minimum set wage. When an employee is not assigned to the Bethel quarry he may not receive the temporary rate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement Effective May 1, 2000.

THE UNITED STEELWORKERS OF AMERICA

AFL-CIO-CLC

______________________________________

George Becker- USWA International President

_______________________________________

Leo W. Gerard USWA International Secretary/Treasurer

_______________________________________

Richard H. Davis USWA International Vice Pres.,

Administration

________________________________________

Leon Lynch USWA International Vice Pres.,

Human Affairs

_________________________________________

Louis J. Thomas-Director District #4

_________________________________________

Lowell Alexander USWA Staff Representative

__________________________________________

Frederick McGrath USWA Amalgamated Local #4

President

___________________________________________

David Robinson USWA Negotiator Unit #53

___________________________________________

Thomas Wilde USWA Negotiator Unit #53

ROCK OF AGES CORP. - QUARRY DIVISION

____________________________________________

Jon Gregory-President - Quarry Division

QUARRY DIVISION

CALENDAR OF HOLIDAY OBSERVANCES

DURING 2000 - 2003 CONTRACT

2000

Memorial Day May 29 Monday

Independence Day July 4 Tuesday

Labor Day September 4 Monday

Employee Appreciation Day September 5 Tuesday

Veterans Day November 13 Monday

Thanksgiving Day November 23 Thursday

Day After Thanksgiving November 24 Friday

Christmas Day December 25 Monday

2001

New Years Day January 1 Monday

Day Before Town Meeting March 5 Monday

Town Meeting Day March 6 Tuesday

Memorial Day May 28 Monday

Independence Day July 4 Wednesday

Labor Day September 3 Monday

Employee Appreciation Day September 4 Tuesday

Veterans Day November 12 Monday

Thanksgiving Day November 22 Thursday

Day After Thanksgiving November 23 Friday

Christmas Day December 25 Tuesday

2002

New Years Day January 1 Tuesday

Day Before Town Meeting March 4 Monday

Town Meeting Day March 5 Tuesday

Memorial Day May 27 Monday

Independence Day July 4 Thursday

Labor Day September 2 Monday

Employee Appreciation Day September 3 Tuesday

Veterans Day November 18 Monday

Thanksgiving Day November 28 Thursday

Day After Thanksgiving November 29 Friday

Christmas Day December 25 Wednesday

2003

New Years Day January 1 Wednesday

Day Before Town Meeting March 3 Monday

Town Meeting Day March 4 Tuesday

EXHIBIT 10.10

AGREEMENT

This Agreement entered into this 29th day of April, 2000, by and between ROCK OF AGES CORPORATION (the Company) and the GRANITE CUTTERS' ASSOCIATION (the Union).

ARTICLE 1

Term

1.1 This Agreement shall be effective April 29, 2000, and shall continue in full force and effect through April 25, 2003, and from year to year thereafter, unless either party gives notice to the other, not less than sixty (60) days prior to April 25, 2003, or prior to April 25 of any year thereafter, that it desires to alter, amend or terminate any or all of the terms thereof.

ARTICLE 2

Hours of Work

2.1 Eight (8) hours shall constitute a day's work, five (5) days shall constitute a week's work with Saturday a full holiday. Work shall be regarded as being performed on Saturday only if an employee's shift begins on Saturday. Daily working hours will begin not earlier than 7:00 a.m. and end not later than 3:30 p.m., and any work performed by employees on the first shift prior to 7:00 a.m. or after 3:30 p.m. shall be paid for at time and one-half the regular rate of pay, except as modified pursuant to either paragraph (a) or (b) listed below.

(a) Should the Company or Union desire a change of working hours for seasonal conditions it must be agreed by the Company and by a majority vote of the employees represented by the Union and by a majority of employees represented by any other union provided, however, that between January 1 and March 15, an eight (8) hour shift to end no later than 5:00 p.m. may be established for all employees of a saw plant or for the sawyers in a manufacturing plant having a saw which is subject to outdoor weather for periods during which the Company has a reasonable expectation that inclement weather will otherwise adversely affect its operations. On such a special shift, overtime shall be paid before 8:00 a.m. and after 5:00 p.m.

(b) If the Company desires to change the regular daily working hours to begin no later than 7:30 a.m. and to end no later than 5:00 P.M. during the period in which Eastern Standard Time is in effect, the Company has the option to make such change if a majority of its employees represented by the Union and a majority of its employees represented by any other local Union, voting separately in a vote conducted by the respective union representatives approve that change in hours. If the daily working hours are changed pursuant to this paragraph, overtime shall be paid before the starting time and after the finishing time of that eight (8) hour shift.

2.2 Employees are obligated to give notice on the day, as soon as possible, to the Company when they are unable to report for work, stating reason. Failure to provide reasonable notice may be the basis for standard progressive discipline, separate for each day, up to and including discharge.

2.3 If the Company desires to change the regular lunch period from one-half (1/2) hour to one hour or vice versa, the Company has the option to make such change if a majority of its employees represented by the Union and a majority of its employees represented by any other union, voting separately, approve that change in hours.

ARTICLE 3

Extra Shifts

3.1 It is agreed that the employer shall have the privilege of operating three (3) shifts. One (1) shift to be the established working day and to be paid as per Article 4 of this Agreement. The second shift shall be of eight (8) hours duration. In addition to payment for work performed in accordance with Article 4 of this Agreement, employees working on the second shift shall receive a shift premium of one dollar and fifty cents ($1.50) per hour and employees working on the third shift shall receive a shift premium of one dollar and fifty cents ($1.50) per hour for each hour worked. Provided, however, that the full increase in shift premium of fifty cents provided for employees on the second shift shall only be awarded to employees whose base pay is equal to the bill at the start of this contract. Employees who are already above the existing bill for the second shift (i.e., bill plus shift differential of $1.00) shall receive an increase equal to the difference between their above the bill premium and $.50. (Examples: if an employee is $.50 above the bill, there is no increase; if an employee is $.25 above the bill, there is a $.25 increase.)

3.2 In the interests of safety, the Company may require any employee engaged in production work on the floor to work any shift as long as any other person is present on the floor. There must be at least two employees engaged in production work on the floor at all times. A telephone must be readily available on the premises. A single employee may work alone to monitor, correct or restart equipment (including associated work) provided he or she is equipped with a beeper and automatic safety call-in every 15 minutes unless deactivated by the employee.

3.3 In assigning employees to work on the second and/or third shifts, the employer shall first seek volunteers with preference being given on the basis of length of service (seniority) with the employer subject to demonstrated ability to perform the work on those shifts. If there are not sufficient volunteers, employees shall be assigned on the basis of inverse seniority, subject to demonstrated ability to perform the work on those shifts.

ARTICLE 4

Wages

4.1 Minimum Wages

The following are the minimum wage rates for all journeymen granite cutters, polishers, tool sharpeners, sandblasters and draftspersons in effect during the term of this Agreement:

Rate Per Eight (8)

Effective Date Rate Per Hour Hour Day

April 29, 2000$14.55$116.40

May 7, 2001 $14.95 $119.60

May 6, 2002 $15.35 $122.80

4.2 Wage Increase

(a) Effective April 29, 2000, each employee in the bargaining unit shall receive a wage increase of fifty cents ($.50) per hour.

(b) Effective May 7, 2001, each employee in the bargaining unit shall receive a wage increase of forty cents ($.40) per hour.

(c) Effective May 6, 2002, each employee in the bargaining unit shall receive a wage increase of forty cents ($.40) per hour.

4.3 Apprentice Wage Rates

Apprentice wage rates for apprentices employed after April 28, 1997, shall be the following percentage of the applicable journeyman rate:

Start: 70% After 1 year: 90%

After 3 Months: 80% After 18 Months: 95%

After 6 Months: 85% After 2 years: 100%

4.4 Infirm Employees

Employees who through infirmity or other reasons are not able to earn the wage given in this Agreement may work for such wages as may be satisfactorily agreed upon between the Union Business Agent, the employee and the Company. This section shall be administered in compliance with applicable laws governing the employment rights of disabled or handicapped employees.

4.5 Payment of Wages

(a) Wages may be paid by cash or by check in an envelope at the option of the Company. In the event of a default in payment of such check by the Company, such option shall be revoked and payment shall thereafter be in cash. Wages must be paid in full weekly within five (5) working days of the time they become due. Payment to be made during working hours.

(b) An employee having once accepted his pay, his rate of pay can only be changed by mutual consent of employee and the Company, the rate in no case to be below the established minimum rate of wages.

(c) Any employee discharged shall receive his pay immediately. Any employee leaving shall notify his employer two weeks in advance and, having complied with this requirement and worked the two-week period, shall receive his pay in full (earned vacation and bonus, if any, included) on the regular payday for the week of separation in person (or by mail if preferred by the employee). The employer will provide the employee with a written form that the employee will be asked to sign to confirm notice.

(d) The Company shall be required to furnish employees with written information weekly which shall designate the total earnings, total withholdings, number of hours worked at straight time and number of hours at overtime and rate of pay.

4.6 Report Pay

In the absence of a notice not to report to work, should an employee report to work and be discharged before work begins or during the first two (2) hours of the day, he or she shall be paid no less than two (2) hours' pay, except in the case of a cutter intentionally or negligently spoiling a stone.

4.7 Wage Adjustments

If at any time during the existence of this Agreement a wage increase should be granted, any employee receiving more than the minimum wage as provided in this Agreement shall receive the same wage adjustments but for no reason shall his wages be reduced before making said adjustments. There shall be at least two months notice before any reduction in pay above the bill; the Company will also provide that notice to the Union.

4.8 Workers' Compensation

If an employee has to leave work because of a workers' compensation injury and is unable to return, he or she shall suffer no loss of straight time pay for that day.

4.9 Jury Duty An employee who is required to report for jury duty on a day when he or she otherwise would have worked shall receive a day's regular straight-time pay for up to a maximum of thirty (30) days per calendar year. The Company can require verification of jury duty served. It is understood that if an employee is released from jury duty so that he or she can reasonably report for work at least two hours before the end of his scheduled shift, he or she must report for work on that day. If jury duty commences in the afternoon, the employee shall report to work at the start of his or her shift, and shall leave work at a reasonable time so that the employee can return home, and then travel to court.

If an employee reports to work for part of a workday, he or she shall be paid his regular wages for the time worked, and shall be paid the appropriate fraction of a day for jury service. All work done outside of the regular work hours shall be paid at the appropriate overtime rate, regardless of whether part of the day was spent in jury service.

ARTICLE 5

Overtime

5.1 All work done outside of the regular hours shall be paid at the rate of time and one-half. The Company may schedule two hours of overtime in a regular work day and five hours on Saturday. Any additional overtime shall be subject to the approval of the Business Agent. No employee shall be required to work overtime.

5.2 The Company shall offer overtime to employees performing that category of work in order of seniority, unless it is demonstrated that the senior employee lacks ability to perform that overtime work. It is understood that the employees will cooperate to assure adequate staffing of the Company's overtime requirements. The Company may assign overtime work on a particular job, without any regard to seniority, to an employee who has previously worked on that job.

Repeated refusal to work overtime will allow management to offer the overtime to others with less seniority. Management shall issue a notification that the overtime shall be offered to others. The employee's rights to overtime shall be terminated until the employee gives notice that he or she will accept overtime.

Management should provide reasonable advance notice of overtime. Absent extraordinary circumstances, notice of overtime on Saturday will be provided no later than Thursday at noon.

ARTICLE 6

Holiday Pay

6.1 Paid Holidays

(a) The eleven (11) paid holidays shall be: New Years' Day, the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, Employee Appreciation Day (the Tuesday following Labor Day), Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day, and shall be paid regardless of whether the holiday falls on a Saturday or Sunday.

(b) The holidays for the term of this contract will be observed in accordance with the holiday calendar attached hereto.

(c) Employees who are laid off during either of the weeks in which Town Meeting Day or Thanksgiving falls shall not be eligible for holiday pay in those weeks. Instead, such employees must as individuals report for work on the first work day following the conclusion of any such layoff and such employees may collectively and mutually agree with the Company on days when they will, as a group, take personal days off with pay if they are otherwise eligible for the holiday pay. Such personal days must be taken within thirty (30) days after the first work day following the conclusion of the layoff in question and if mutual agreement is not reached, the employees will receive pay in lieu of any holidays to which they are entitled.

6.2 Eligibility

(a) The employee must have at least thirty (30) working days' accumulated service to be eligible for paid holidays. After completing thirty (30) working days' service, any paid holiday that fell within the thirty (30) working day period becomes payable. If an employee quits before he or she has accumulated thirty (30) working days' service, no holiday pay is due. If he or she is laid off or is discharged through no fault of his own before he or she has accumulated thirty (30) working days' service, any holiday which fell within the period of his employment and discharge becomes due and payable.

(b) Subject to 6.1(c), any employee who works to within four (4) working days of a paid holiday and who has thirty (30) working days' accumulated service with the Company and is then discharged or laid off will nevertheless receive the holiday pay.

(c) When a holiday falls in an employee's vacation, the employee shall have the option of receiving pay for that day at straight time in addition to vacation day, or taking a personal day at full pay within ninety (90) days of the original date of the holiday.

(d) During the week of a paid holiday, the employee must work a minimum of a full scheduled work week excluding the holiday or holidays less one (1) scheduled workday. Exceptions to the above ruling can be made only by prior arrangements with management. Sickness during the week of holiday shall not disqualify an employee if he or she has notified the Company.

(e) Apprentices are to be eligible for paid holidays.

(f) No employee shall be entitled to the holiday pay as provided in this Article if such employee is not working and is receiving compensation or benefits during such period in which he or she is not working, whether he or she is receiving such compensation or benefits under the State Unemployment Compensation Act, State Workers' Compensation Act, Granite Group Insurance Trust, or from any similar source to which the Company contributes.

6.3 Holiday Work

For all work done on Sundays or on the following holidays, double time plus the holiday (if applicable) shall be paid: January First, the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, the Tuesday following Labor Day, Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day.

6.4 In the event of a state or federal law affecting the date on which holidays are celebrated, the parties hereto will negotiate with respect to appropriate changes in this Article with the understanding that the number of holidays shall remain the same as set forth above.

6.5 Any paid days off to which an employee is entitled under this Article shall include second and/or third shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he or she is entitled to such pay.

ARTICLE 7

Vacations

7.1 Vacation Period

The vacation period shall be May 1 to April 30. There shall be a staffing goal of no more than 20% absent for vacation in each GCA category of work at any time.

The first two weeks of vacation shall be taken in not less than one week segments. Employees shall select the first two weeks of vacation on the basis of the seniority roster in each work area. After all employees have selected the first two weeks of vacation, employees shall select the third and fourth week of vacation on the basis of the seniority roster in each work area. Requests for one-week segments will take priority over requests for single days for the third and fourth week of vacation, regardless of seniority. In all other conflicts in requested dates, seniority shall govern unless the Company can show that the senior employee's presence in the requested period is indispensable. Employees required to report for national guard or similar military duty shall have priority over requests for vacation.

The Company shall provide a vacation selection form on the first payday an employee works after January 1 of each year. An employee must complete the form by March 1 to preserve seniority privileges for selecting vacation. The form should state that March 1 is the deadline for return of the form, and that failure to complete the form by March 1 will result in loss of seniority privileges for selecting vacation. On approximately February 15, the Company shall post a notice and a reminder with paychecks that failure to complete vacation forms by March 1 will result in loss of seniority rights for selecting vacation.

An employee shall have the option of taking the third or fourth week's vacation as a bonus on the first payday in December.

7.2 Vacation Payments

Payment of vacation pay to employees will be made in advance. If an employee resigns, vacation pay or fraction thereof shall be payable in cash or check on the regular pay day for the week of separation. If an employee is permanently laid off, his vacation or fraction thereof shall be payable in cash or check in the week in which he or she is permanently laid off.

7.3 Requirements

(a) Vacations will be granted to employees who have fulfilled the following requirements prior to May 1:

(I) An employee must have worked ninety percent (90%) of the regular hours worked by the plant during his period of employment for the twelve (12) months preceding May 1, the start of the vacation period, to be eligible for full vacation earned.

(ii) Three-fifths (3/5ths) of full vacation earned if employee has worked eighty percent (80%) of the plant hours scheduled.

(iii) No vacation earned if employee has worked less than eighty percent of the plant hours scheduled.

(iv) Overtime hours worked shall be included in determining whether an employee has met the requirements of the subsection (i) and (ii).

(b) For the purpose of determining whether the requirements above have been fulfilled and in computing the amount of vacation to which an employee is entitled under Section 7.4 below, the following additional rules shall govern:

(i) Time lost due to layoff of thirty (30) calendar days or more, resignation, discharge or strike will not count as time worked or earned, but shall not break industry service should the employee re-enter the industry except as provided in Section 7.4(e).

(ii) An employee who has been employed by the Company for at least six (6) months shall be credited, with up to a maximum period of one (1) year, time lost by employee's sickness or accident or absence sanctioned by management in writing, as earned time and accordingly the employee will be paid vacation pay.

Example: A employee works two (2) years and three (3) months for one employer and then is absent from work for nine (9) months because of sickness. At the end of the nine (9) months' sickness, he or she returns to work. The earned time is three (3) years. If, after receiving vacation pay, he or she then only works another two (2) months, he or she is entitled to two-twelfths (2/12ths) of two weeks' vacation; six (6) months, six-twelfths (6/12ths) of two weeks, and so forth.

(iii) Apprentices do not accrue vacation until after completing six months of employment. Once an apprentice completes six months, accrual of vacation time is retroactive to the first day of employment.

7.4 Amount of Vacation

Vacations will be granted to employees as follows:

(a) First Week. One (1) week's vacation or fraction thereof will be granted employees with less than one (1) year of industry service on May 1 based upon the number of months he or she has been employed in accordance with the table below. This will establish him on a May 1 to May 1 basis for future vacation calculations.

Length of Industry Service Vacation

1 mo. 1/12 of a week 3.3 hours

2 mos. 2/12 of a week 6.6 hours

3 mos. 3/12 of a week 10.0 hours

4 mos. 4/12 of a week 13.3 hours

5 mos. 5/12 of a week 16.5 hours

6 mos. 6/12 of a week 20.0 hours

7 mos. 7/12 of a week 23.1 hours

8 mos. 8/12 of a week 26.4 hours

9 mos. 9/12 of a week 30.0 hours

10 mos. 10/12 of a week 33.3 hours

11 mos. 11/12 of a week 36.3 hours

12 mos. 1 week 40 hours

(b) Second Week. Employees with one (1) or more years of industry service on May 1 shall be entitled to two (2) weeks' vacation or any fraction thereof computed in accordance with the following table:

Length of Industry Service Vacation

1 mos. 1/12 of 2 weeks 6.6 hours

2 mos. 2/12 of 2 weeks 13.3 hours

3 mos. 3/12 of 2 weeks 20.0 hours

4 mos. 4/12 of 2 weeks 26.6 hours

5 mos. 5/12 of 2 weeks 33.3 hours

6 mos. 6/12 of 2 weeks 40.0 hours

7 mos. 7/12 of 2 weeks 46.6 hours

8 mos. 8/12 of 2 weeks 53.3 hours

9 mos. 9/12 of 2 weeks 60.0 hours

10 mos. 10/12 of 2 weeks 66.6 hours

11 mos. 11/12 of 2 weeks 73.3 hours

12 mos. 2 weeks 80.0 hours

(c) Third Week. Employees will be granted a third week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the second May of his continuous employment in the industry as follows:

2nd May - 1 day - 8 hours

3rd May - 2 days - 16 hours

4th May - 3 days - 24 hours

5th May - 1 week - 40 hours

(d) Fourth Week. Employees will be granted a fourth week's vacation computed on a May 1 to May 1 basis beginning with the twenty-fifth May of his continuous employment with the Company as follows:

21st May - 1 day - 8 hours

22nd May - 2 days - 16 hours

23rd May - 3 days - 24 hours

24th May - 4 days - 32 hours

25th May - 5 days - 40 hours

(e) Such vacation (time off) or vacation pay shall be paid at the straight time hourly rate of pay in effect for the employee at time of taking vacation or receiving fractional vacation pay upon separation from employment. In figuring all earned vacation, a percentage of the regular straight time hours worked during the year preceding May 1 will be used to determine the vacation pay. Overtime is not to be used in computing vacation time.

Vacation pay and vacation bonuses shall include shift premiums for employees regularly assigned to the second or third shifts, as the case may be, when such vacation or bonus pay becomes due and payable. Subject to the advance approval of management (which approval shall not be unreasonably withheld), employees may occasionally take one-half day of vacation. Half-days cannot be scheduled on the annual vacation calendar.

(f) For the purpose of this Article, an employee's industry service shall be deemed terminated in the event the employee voluntarily leaves the industry. If an employee on layoff secures work in another field while waiting for an opening in the granite industry, but continues to maintain union membership and contact with the union and applies for industry employment, his service shall not be considered terminated for the purposes of this article until twelve (12) months from the date of layoff.

(g) For the purpose of computing vacation pay or fraction thereof, an employee hired on or before the fifteenth (15th) of a month shall be credited with the full pro rata vacation pay otherwise attributable to that month, and an employee hired after the fifteenth (15th) day of a month shall not be credited with any pro rata vacation pay for that month. An employee whose employment terminates on or after the fifteenth (15th) of the month shall be credited with full pro rata vacation pay otherwise attributable to that month. An employee whose employment terminates before the fifteenth (15th) of the month shall not be credited with pro rata vacation pay for that month.

Example: A employee comes to work on February 13, 1980. On May 1, 1980 he or she has completed three (3) months employment and he or she is entitled to fractional vacation pay of three-twelfths (3/12ths) of one (1) week. On May 1, 1981, the second May of his employment, he or she is entitled to two (2) weeks vacation pay payable at vacation time and one (1) day of vacation pay payable at Christmas. On May 1, 1982, he or she would be entitled to two (2) weeks and two (2) days; May 1, 1983 - two (2) weeks and three (3) days; and May 1, 1984 - three (3) weeks. It is assumed in this Example that the employee worked at least ninety percent (90%) of the scheduled hours worked by the plant during each of the applicable twelve (12) month periods. If he or she has worked eighty percent (80%) of the time, he or she will receive three-fifths (3/5ths) of the vacation pay otherwise due

7.5 Severance of Employment

A new employee or an employee who is laid off, discharged or quits is to be allowed the vacation benefit to which he or she is entitled under Section 7.4 above, prorated according to his months of service; for example, one (1) month = 1/12th; three (3) months = 3/12ths; ten (10) months = 10/12ths etc.

7.6 Special Employment

The vacation pay of employees, who by the specialized nature of their work are employed by two (2) or more employers in the course of the year, shall be paid by each employer in proportion to the time he or she has employed the specialist.

ARTICLE 8

Bereavement Pay/Birth of an Employee's Child

8.1 Employees shall receive bereavement pay following the death of the relatives listed in this Article, and the funeral and its arrangements occur during the employee's scheduled workday. There shall be five days bereavement leave for the death of a parent, spouse or child/stepchild. There shall be three days bereavement leave for the death of a, brother, sister, stepmother, stepfather, spouse's father, spouse's mother, spouse's stepmother, stepfather, or grandchild.

There shall be one day bereavement leave for the death of a grandparent, the grandparent of a spouse, a brother-in law, a sister-in-law or a "significant other." If an interment is postponed to a later date and occurs during the employee's scheduled workday, the employee may take one of the three foregoing days off with pay on the day of interment.

8.2 Any paid days off to which an employee is entitled under this Article shall include second or third shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he or she is entitled to such pay.

8.3 An employee will be entitled to a day off with pay for the birth of the employee's biological child or the adoption of a child.

ARTICLE 9

Insurance

9.1 The Company agrees to provide group insurance to employees and dependents as set forth herein.

9.2 Benefits (a) The health and welfare plan administered by the Company or its administrator as selected by the Company shall provide for benefits as follows:

(i) Group life insurance - $50,000, effective May 1, 2000; $55,000 effective May 1, 2001; and $60,000, effective May 1, 2002.

(ii) Sickness and accident insurance - $310.00 per week, effective May 1, 2000; $315.00 per week, effective May 1, 2001; and $320.00 per week, effective May 1, 2002 for 52 weeks with a Social Security offset for the last 26 weeks thereof; eligibility commences on the first day of accident or hospitalized sickness and the fifth day of non-hospitalized sickness. If an employee qualifies for sickness and accident insurance because of five (5) days of non-hospitalized sickness and remains qualified for at least one additional week, the Company will pay the employee the benefit described in this Article for the unpaid five-day qualifying period.

(iii) Accidental death and dismemberment insurance - the benefit shall be $50,000, effective May 1, 2000; $55,000 effective May 1, 2001; and $55,000, effective May 1, 2002.

(iv) Paid-up Term life insurance. (1) Employees with ten (10) or more years of service retiring on a regular or early retirement pension will be given a fully paid $6,000 life insurance policy.

Any employee with ten (10) or more years of service becoming totally disabled will continue to receive coverage for the full amount of life insurance then in effect until he or she becomes substantially employed, as determined by the Company or insurance administrator, at which time the insurance will be eliminated completely; or until age sixty-five (65) when it will be eliminated and replaced by a $6,000 insurance policy that has been fully paid by the Company.

The full amount of life insurance shall apply to employees with at least 10 years service, and the amount of insurance shall be prorated down by years of service for employees with less than 10 years of service.

(v) Hospital Coverage - equivalent to the Blue Cross semi-private 365-day plan.

(vi) Medical and Surgical Coverage - equivalent to the Blue Shield 100% usual and customary plan with "Y" rider.

(vii) Major Medical Coverage - equivalent to $1,000,000 lifetime maximum plan (80% over $100 annual deductible).

(viii) The Company shall provide an optional medical insurance plan equivalent to the Vermont Health Partnership plan, subject to the following general conditions:

1) The employee shall have the option of selecting VHP or JY, without any pressure to select either option.

2) The Union Business Agent shall be given a reasonable opportunity to consult with new hires and employees prior to initial selection of health plan.

3) There shall be two periods of open enrollment in the first year, one each year thereafter.

4) Changes to either plan can be implemented at any time only when mutually agreed upon between both labor unions and management. Other insurers and third-party-administrators can be used as long as there is no reduction in benefit level at the time of change, and only with mutual agreement of both unions and management.

5) The JY level of benefits shall be made available to all employees, with VHP as an optional level of benefits for those who select.

6) Employees selecting VHP shall be required to pay 12 % of the premium, in addition to visit fees required by the VHP plan.

7) There shall be a dental plan, with 100%-60%-0% coverage at the level of benefits described on the Delta quote provided to all employees who obtain health insurance under VHP. The employee contribution to the premium shall be 12%.

8) There shall be a vision plan at the level of benefits described as VSP Plan A with a $20.00 per eye exam and $20.00 per material charge made available to all employees who obtain health insurance on both JY and VHP. Employer will pay 83% of the premium, and employee will pay 17% of the premium for JY enrollees; 88-12% split for VHP enrollees.

(ix) The Company shall pay the full premium for health insurance for one month for retirees with at least five years continuous company service, and two months for retirees with at least ten years continuous service with the company.

(b) The insurance benefits which are provided shall be described in a brochure which shall be distributed to employees. The terms and conditions under which such benefits are provided are governed by insurance agreements between the Company and its insurance carriers. The Union and the Company shall work together in good faith to help preserve quality benefits, control costs, and provide information to employees.

9.3 Contributions (a) The Company is required to pay the full cost of employees' benefits, except that employees shall pay 17% of the premium for the JY health insurance, and 12% of the premium for the VHP health insurance. Eligible employees shall pay 12% of the premium for the dental plan. Employees covered by JY shall pay 17% of the premium for the vision plan. Employees covered by the VHP shall pay 12% of the premium for the vision plan. It is recognized that the group insurance plan is a "level of benefits" plan and that the Company's contributions will be adjusted in accordance with changes in the cost of the guaranteed benefits.

(b) The Company shall continue its contributions for the health insurance coverage, life insurance and accidental death and dismemberment insurance of a laid-off employee for three (3) calendar months (provided the employee makes his contribution if any is required). If the employee is laid off on or before the fifteenth (15th) of a month, that month shall be considered the first of the three months; and if the employee is laid off after the fifteenth (15th) of a month, the following calendar month shall be considered the first of the three months. If an active employee dies, the Company will continue health insurance for the survivor(s) on the employee's health plan for three (3) months at no cost to the deceased employee's family. To keep policies in force, both the Company and employee must pay his share while the employee is off the job because of sickness and accident, strike or lockout or any other suspension in the industry beyond the control of either management or labor.

9.4 Disability (a) If an employee is permanently and totally disabled, the Company shall continue its contribution for up to six (6) months, as described in the previous section "Contributions." Thereafter, the Company will provide such health insurance contributions (provided the employee makes his contribution, if any is required) for five (5) years from the date when he or she ceased to work due to such disability. At the end of such five (5) year period, the Company shall thereafter continue its contributions for individual coverage only, as long as the employee makes his contribution and is permanently and totally disabled, or until he or she reaches age 65, whichever occurs sooner; provided, that the Company will not make any contributions described in this subsection (a) during any period when the employee or his spouse is employed and group health insurance benefits are available to them, or after he or she reaches age 65. The Company and the Union may amend this subsection in their discretion.

9.5 Retired Employees Effective May 2, 1981, any employee who has retired after April 30, 1975 under the provisions of the Barre Belt Granite Employer-Union Pension Plan shall be allowed to continue group insurance coverage in the amount of $3,000 of term insurance, subject to any applicable insurance carrier rules and regulations. The full cost of such coverage will be paid by the retired employee at the group rate applicable to the term life insurance including such insurance for retired employees being provided through the Company. The premium to be paid by such retired employees shall be deducted from the monthly retirement payable to him under the Pension Plan.

9.6 The Company is authorized to utilize the services of an impartial professional consultant as deemed necessary to advise concerning the proper operation of the insurance program.

9.7 The parties agree to consider and implement by agreement health insurance cost containment measures with a view to improving and increasing the quality and efficiency of health care.

9.8 The Company shall provide the Union with any notices threatening or canceling any insurance coverage provided for Union employees under this Agreement. Immediately upon cancellation, the Union and the employees may withhold all services until such time as the insurance has been fully reinstated with retroactive coverage.

ARTICLE 10

Pension Plan Agreement

10.1 Merger of the Pension Plan

The Barre Belt Granite Employer-Union Pension Plan (the "Plan") has merged with and into the Steelworkers Pension Trust (the "Pension Trust") pursuant to the terms of a certain merger agreement (the "Merger Agreement") between the Plan and the Pension Trust, the terms of which are incorporated herein by reference. (Hereafter, the merger of the Plan and the Pension Trust is referred to as the "Merger".)

10.2 Incorporated Documents

This Article 10 incorporates by reference the terms of a Merger Agreement between the Plan and the Pension Trust, and the provisions of the documents governing the Pension Trust, including the "UIU Declaration of Trust, Effective December 5, 1997."

10.3 Contribution Rate

The month for which the contribution is due is referred to as the "benefit month," and the month prior to the benefit month is referred to as the "wage month." The Employer shall contribute to the Pension Trust each and every benefit month a sum of money equal to $1.20 per hour for each hour worked by all Covered Employees during the wage month. Effective April 28, 2001, the contribution shall increase to $1.25 per hour. Effective April 27, 2002, the contribution shall increase to $1.30 per hour.

10.4 Covered Employees

Covered Employees are all employees employed within the Union's Bargaining Unit who were actively employed by the Employer for any length of time during the wage month. The Employer is required to make a contribution on an employee whose employment is terminated during the wage month.

10.5 Hours Worked

The term "Hours Worked" means not only hours actually worked by Covered Employees but also hours not actually worked but for which Covered Employees were paid because of vacation, holidays, jury duty or bereavement leave.

10.6 Payment of Contributions

Contributions are due from the Employer on the fifteenth (15th) day of the benefit month, commencing with the benefit month of February 1999 and each and every month thereafter so long as this agreement is in force.

10.7 Coverage--Newly Hired Employees Not Previously Covered

Newly hired employees not previously covered by the Pension Trust are not considered Covered Employees until the first day of the first calendar month immediately after the commencement of employment. Such calendar month is the new employee's first benefit month. The immediately preceding calendar month is the employee's first wage month.

10.8 Coverage--Newly Hired Employees Who Were Previously Covered

Newly hired employees previously covered by the Pension Trust are considered Covered Employees as of the first day of the first calendar month immediately after the commencement of employment. This calendar month is the employee's first benefit month and the immediately preceding calendar month is the employee's first wage month.

10.9 Contribution Reports and Data

The Employer shall transmit to the Pension Trust with each contribution a contribution report on the form furnished by the Pension Trust on which the Employer shall report the names, status, hire and termination dates as applicable, as well as the total hours paid to each covered employee during the wage month. The Employer shall provide a copy of this report to the Union. The Employer further agrees to supply to the Pension Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Pension Trust to said employees, and to permit audits of its books and records by the Pension Trust for the sole purpose of determining compliance with the terms and conditions of this agreement.

10.10 Delinquent Employers

In the event that an Employer fails to maintain affiliation in good standing with the Pension Trust, the Employer shall be in violation of this Article 10, in addition to all other applicable standards. Immediately upon termination of the Employer's affiliation with the Pension Trust, the Union and the employees may withhold all services from the delinquent Employer until such time as the default has been cured to the satisfaction of the Pension Trust and the Union.

ARTICLE 11

401K Plan The Company will establish a Section 401(k) plan for all its union employees. The Company will match contributions at 30% of the first $1,000 and 10% of the excess up to the maximum contribution level allowed under the plan.

ARTICLE 12

Notices

12.1 The Company shall install a bulletin board for joint use of the Company and Unions.

12.2 Before suspending operations the day before or the day after a scheduled holiday, at least three (3) working days' notice must be posted on the bulletin board.

12.3 At least twenty-four (24) hours' notice of any other suspensions of operations must be posted on bulletin boards stating when plant will close as well as when work is to be resumed.

12.4 An employee who gives his employer two (2) weeks' written notice before resignation will not be dismissed during the notice period without just cause which shall include the employee's failure to perform the work assigned or to report to work on time as that employee would normally do. An employee who gives notice of resignation shall remain subject to layoff during the notice period. The employer will provide the employee with a written form that the employee will be asked to sign to confirm notice.

12.5 If an employer decides to meet and speak to an employee because the employer believes that any further infraction will lead to discharge, the employer shall inform the union and invite the union business agent to attend the meeting. If the business agent is unavailable, notice can be provided to a Union officer or shop steward.

ARTICLE 13

Layoff and Recall

13.1 Layoff and recall shall be on the basis of seniority with the Company, with most senior employees enjoying preference to avoid layoffs and to be recalled. Unless it is demonstrated that a senior employee lacks proficiency to perform work in another category, the senior employee shall have the right to move to another category to avoid layoff. A layoff shall not interrupt the accrual of industry service. Employees shall have recall rights for twelve (12) months from the date of layoff.

13.2 The Company shall provide the Union with a seniority roster semi-annually, in April and October. There shall be a single seniority roster for all GCA employees of the Company.

ARTICLE 14

Union Security

14.1 Employees covered by this Agreement shall, as a condition of employment, be or become members of the Union on the thirty-first calendar day following their date of employment or the effective date of this Agreement, whichever is later. As a condition of continued employment, employees must remain members of the Union in good standing with respect to payment of initiation fees (if not already a member) and periodic dues uniformly required as a condition of acquiring or retaining membership.

14.2 Operators of all granite, marble or other stone working machinery shall be members of the Union such as: computerized stencil cutting machines, sandblast, surface cutters, carbos, planers, lathes, die sinkers, polishing wheels, saws, paper rolls, sharpening machines, surface plates, guillotines, sandblast stencil cutting machines, carvers, etchers, auto etchers and wire sawing on granite when detached from the quarry. The operation of machinery that performs functions substantially similar to the functions performed by the machinery listed in this Article shall be by members of the Union. Except as specified otherwise in this Article, all work that is assigned to the jurisdiction of the various trades and specialties within the Union by the terms of this Agreement shall only be performed by Union members. In each facility, there may be no more than one owner operating machinery that is assigned to Union members under the terms of this agreement; any other owner may operate machinery only if they are Union members. Only foremen and management shall have the authority to discipline, hire or fire union employees. Foremen shall not perform union work, but shall limit their responsibilities to supervision and instruction.

14.3 GROUP LEADER-LEADMAN. A group leader or leadman is a bargaining unit employee who has responsibilities under a foreman in a specific work area or section. He or she is in charge of that area in the absence of a foreman. Following instructions of the foreman, he or she directs employees in routine work including priority and movement of work in process. He or she has the responsibility to inspect and reject units if they do not meet quality standards. He or she can instruct employees and answer routine questions about work. He or she does not have the power to hire, fire or adjust wages for personnel, or effectively recommend the same.

ARTICLE 15

Check-Off

15.1 It is agreed that Union initiation fees, membership dues, and assessments uniformly imposed on all members, in accordance with the Constitution and By-Laws of the Union, shall be deducted monthly from the pay of each employee who executes or has executed the following "authorization for check off" form:

"I, the undersigned, an employee of Rock of Ages Corporation, hereby authorize and direct the Company to deduct from my wages as checked below:

( ) Initiation fees

( ) Monthly union dues

( ) Assessments uniformly imposed on all members as designated by the

Union, and pay same to the Granite Cutters' Association.

"I understand that this authorization is irrevocable for a period of one year or until the expiration of the Agreement between the Union and the Company, whichever occurs sooner, and shall be automatically renewed for successive periods of one (1) year each or for the period of each succeeding applicable collective agreement between the Company and the Union, whichever shall be shorter, unless I notify the Company and the Union in writing by registered mail, return receipt requested of my desire to cancel and revoke this assignment, within ten (10) calendar days prior to the expiration of each period of one year, or of the expiration of each applicable collective agreement between the Company and the Union, whichever occurs sooner."

15.2 Deductions shall be remitted by the end of each month to an officer designated by the local union along with a list of the employees from whom deductions are made.

ARTICLE 16

Dispute Settlement 16.1 Any difference which may arise as to the meaning of this Agreement or any memorandum agreement between the parties as to compliance with the terms of such agreements shall be resolved as follows:

Step 1: Between the foreman and employee involved and/or Union Steward and/or other Union representative. Grievances must be submitted within ten (10) workdays of the time the subject of the grievance becomes or should have become known to the aggrieved employee or Union.

Step 2: Between the Union Steward and/or other Union representatives and the Plant Manager. If the matter is not settled within five (5) workdays of initiating this step, it may be referred to Step 3.

Step 3: Between the Union Business Representative and/or Union Steward and the Division Vice President and/or the Plant Manager. If the matter is not settled at this step, then a formal written grievance will be submitted within five (5) working days.

Step 4: Between the Granite Cutters' Association Staff Representative, Local Union Business Agent, the President of the Company, the Division Vice President and/or the Plant Manager.

Step 5: Submit the grievance to arbitration and pursuant to existing voluntary labor arbitration rules of the American Arbitration Association within thirty (30) days following the Step 4 answer. The Arbitrator shall have no authority to alter in any way the terms and conditions of this Agreement and shall confine his decision to a determination of the facts and an interpretation and application of this Agreement. The decision of the Arbitrator shall be final and binding on all parties. The fees and expenses associated with arbitration of the grievance shall be borne equally by the parties to the grievance or dispute.

In the event a difference is not appealed to the next succeeding step of the above procedure within the time limit specified, the right of appeal shall be lost.

The aggrieved employee may attend any steps of the grievance procedures. Time limits may be extended by mutual agreement.

16.2 Grievances may be initiated by the Company. The grievance shall be discussed between the Company representative and the Steward, Local Union President and/or Union Business Agent or other Union representative. In the event such difference is not settled through such discussion, the dispute will be further processed in accordance with the provisions of Section 16.1, Steps 3, 4 and 5.

16.3 Grievances processed in accordance with the provisions of this Article must be in writing and signed by the grieving party for submission to Step 4 and succeeding Steps. It is mutually understood that the words "Foreman" or "Plant Manager" may be replaced by the word "Company" where appropriate. Time limits may be extended by mutual agreement.

16.4 The Union agrees that during the term of this Agreement neither the Union nor its members shall encourage or engage in any strikes, stoppages, slowdowns or other interruption of work, and the Company agrees that there shall be no lockouts.

ARTICLE 17

Plant Access

It is agreed that a Business Agent and/or Union official shall be permitted to enter any plant during working hours or during hours when such agent or official has reason to believe employees are working, for the purpose of administering the provisions of this Agreement. A committee wishing to enter the plant during working hours must first get permission at the office.

ARTICLE 18

Nondiscrimination

The parties shall comply with all applicable laws governing equal employment opportunities for employees covered by this agreement. This shall include laws prohibiting discrimination against employees on account of race, color, gender, religion, national origin, age, sexual preference, protected handicap or union activities.

ARTICLE 19

Governmental Regulations

The Company will comply with all applicable laws, including workers' compensation and unemployment compensation laws, enacted for the betterment of wages and working conditions in the granite trade. All employees must utilize safety equipment required by applicable law.

ARTICLE 20

Substandard Operations

It is acknowledged by the parties that production of granite products under conditions less favorable than those contained in this Agreement represents a threat to the prosperity of the industry and the health and living standards of the employees working herein. If a full-time employee works for another person or firm in the industry which competes with his employer, it shall constitute just cause for disciplinary action, leading to discharge for subsequent or continuing offenses. Work performed on the premises of the Company on projects in which the Company has some interest shall not be considered moonlighting, and shall not subject the employee to discipline or discharge. The parties acknowledge that such moonlighting by full-time employees is generally harmful to the industry and to the employees. It should be discouraged. An employer found to have engaged or employed a moonlighter shall be required to pay time and one half for all hours worked by the moonlighter; shall be required to make all fund payments for such hours worked to the Barre Belt Pension Fund to the extent permitted by such funds; and shall be subject to other sanctions as a grievance committee or arbitrator deems just.

ARTICLE 21

Labor Management Team It is mutually agreed to form a Labor Management Team (LMT) composed equally of Union representatives and management representatives in such total number as may be agreed from time to time by the Union and Company. The LMT may meet on mutually agreeable occasions to discuss and resolve issues of safety, health, betterment, interdivisional job opportunities, productivity and other items as may be appropriate.

The LMT is intended to increase joint cooperation and develop an active employee involvement process. These efforts shall not interfere with any provisions of this agreement nor circumvent the grievance procedure, nor interfere with management's rights, but it is a goal of the LMT to avoid circumstances or practices which could give rise to a claim by either party that the provisions of this agreement were not adhered to and to create an atmosphere of cooperation so as to minimize events leading to grievances.

The LMT may have various divisions or advisory groups as mutually agreed and may meet jointly with LMTs formed in other divisions and with other unions of the Company.

The objectives of the LMT will also focus on increasing customer service and satisfaction, more effective methods of operation, enhancing employee morale and creating and assuring full and open communication among employees and the Company. The LMT will analyze and solve identified problems and participate and support in the implementation of agreed solutions. The LMT will also investigate and recommend actions to the Company and Union to increase employee involvement and responsibility in the areas of production, production teams, and quality control.

ARTICLE 22

Safety Measures

22.1 Suction Devices

The Company shall maintain its plants with suction equipment as described below:

(a) All bankers using pneumatic tools and surface machines shall be equipped with suction devices.

(b) Every employee cutting granite shall be provided with an adequate suction device. No granite shall be cut unless this requirement has been met.

(c) All emery wheels, in the blacksmith's shop and plant, shall have suitable safety and suction devices. All rounding of edges and other operations, with a pneumatic or electric machine, shall only be done with the added use of a suction device.

(d) All sandblast rooms shall be equipped with suitable suction devices so that they shall be in a dustless condition, both inside and outside.

(e) All suction equipment shall be of the vacuum type complete with adequate dust arrestors, which will filter the air before discharge into the atmosphere.

(f) All surface cutting machines in the cutting section of the plant shall be equipped with proper suction devices and shall immediately cease operations when a breakdown in the air suction or other devices occurs or when such air suction or other attachments become defective. Workers must, at all times, be amply protected from chips, grit or water from any machine. Proper screens, butty-boards or any other suitable method must be furnished and used. Bumpers must not be used.

(g) The Engineer for the Department of Labor and Industry for the State of Vermont shall confer with the Company and the Business Agent concerning the proper function of all suction equipment in granite plants.

22.2 Safety Glasses

The Company shall provide safety glasses for its employees, upon the request of such employees. If an employee needs prescription safety glasses, he or she shall pay for his own eye examination and shall furnish the prescription to the Company. The Company shall then provide such prescription glasses at no additional cost to the employee. Broken safety glasses shall be replaced by the Company on a reasonable basis.

22.3 Plant Heat

Cutting plants and air for pneumatic machines is to be heated to at least sixty (60) degrees. Hot water must also be provided. If the Union initiates a grievance for the Company's failure to heat the plant to 60 degrees, the arbitrator is authorized to impose a penalty of two (2) hours' pay for time lost due to lack of heat. The arbitrator shall be authorized to impose a penalty of up to four (4) hours' pay in situations where the Company has been found to have repeatedly failed to heat the plant as required under this Section and if the arbitrator finds that the circumstances of such violations warrant an additional penalty.

22.4 Miscellaneous

(a) No employee shall be permitted to operate automatic and manual sandblast at the same time, except under conditions mutually agreeable to the union and the Company.

(b) In turning down grindstones, water in sufficient quantities or other suitable devices must be used at all times to keep down the dust.

(c) Toilets connected with running water must be furnished in every plant and must be always kept in sanitary conditions, thoroughly boxed in and ventilated so as to eliminate all odors in conformity with health laws.

(d) Drinking water with sanitary bubblers must be furnished in every plant.

(e) A device to give ample warning when stones are being carried through the plant will be used with the operation of each traveling crane.

(f) The Company shall, at its expense, replace chalk and chalk lines, pencils and sandblast knives, tapes, rulers, handles, aprons, rubbers and similar equipment on a reasonable basis. The Company shall make safety footwear (steel toe) available to requesting employees from the Company supply room. For each requesting employee, the Company will contribute once a year to defray the costs of safety footwear (i.e., steel toe). The Company shall pay the full cost of the safety footwear, up to a maximum of sixty ($60.00) dollars. Subject to the advance approval of the Company, boots worn out on the job may be replaced with prior approval. All Union employees shall wear safety footwear (steel toe) while on the job.

22.5 Consultation and Enforcement The Company will confer with the Union regarding safety and other rules and regulations affecting the health, safety and comfort of the employees. The parties agree to cooperate with each other in enforcing safety rules and practices in an effort to reduce hazards and insure safe working conditions.

ARTICLE 23

New Machinery

23.1 The Company and the Union agree that, for the best interest of the employees, the Company and the community as a whole, they favor and will encourage the progress and growth of the Granite Industry in Vermont. The Company has the right to introduce new machinery into the plant, and the assignment of an operator to new machinery will be made on a reasonable basis with appropriate consideration for safety, workload, existing practices, and operational requirements including production efficiency and flexibility.

The Company agrees that, in the operation of granite working machinery, the present jurisdiction of the union will be preserved. The Company further agrees that employees covered by the agreement shall be given reasonable opportunity to become proficient with new granite working machinery. It is understood that the employees of a manufacturer displaced because of the introduction of new machinery into the plant shall be given such first opportunity.

ARTICLE 24

Apprentice Training Program

24.1 The Program

The Apprentice Training Program for Granite Cutters, Polishers, Tool Sharpeners and Draftspersons, as developed and approved by the Barre District Granite Manufacturers and the Unions, shall govern the training of apprentices. No provision in the Apprentice Training Program of the Granite Cutters, Polishers, Tool Sharpeners and Draftspersons shall operate in violation of any provisions of this agreement.

24.2 Records

(a) The Company shall keep a record of all apprentices in their employ. Records shall show full name, date of employment; trade; social security number; age; and date of leaving. Records shall be open to inspection by the Business Agent of the Union.

(b) Within thirty (30) calendar days of employment, the Company agrees to supply the Business Agent with names of each apprentice employed, the date of employment, the trade, the apprentice's social security number and age. The Company also must state if the apprentice comes within the quota as per this Agreement.

24.3 Job Training Partnership Act

The Union agrees to give the necessary approval and to join with the Company in any future applications for funds under the Job Training Partnership Act, subject to the understanding that the Union may withhold such approval in the event of a substantial change in the present employment situation in the industry.

24.4 Apprentices shall not replace a journeyman and unemployed journeymen who apply for an apprenticeship position shall be given first consideration for employment.

ARTICLE 25

Leaves of Absence

25.1 Unpaid leaves of absence may be taken only with prior written approval of the Company, and copies of same shall be given to the Union. Applicable federal and state statutes governing family and medical leave shall apply to any leaves which were within their purview.

25.2 Any employee newly hired to perform the work of an employee on leave of absence will be notified by the Company that continued employment is temporary.

25.3 Any person holding office in the Union as a full-time Business Agent shall accrue seniority in his or her former position while holding such office for a period of three years. Any such Union officer can accrue additional seniority, up to a maximum of six years, that is equal to the officer's length of service with the Company. If the Union officer does not return to employment with the Company during the period that he or she or she is accruing seniority under this paragraph, then the officer shall forfeit that seniority.

Upon completion of his or her Union service, a Union officer may exercise any accrued seniority rights to return to employment within his or her former trade. Any Union officer who wishes to return to service with the Company after the expiration of his or her seniority rights shall have first preference for the first available opening in the Company within the officer's trade for which the officer is qualified.

Any Union employee who is assigned to a management position shall accrue seniority in his or her former position for a period of three years. If such person does not return to his or her position as a Union employee within three years, such seniority shall be forfeited. During the three year period provided by this paragraph, such person may exercise any accrued seniority rights to return to a Union position within his or her former trade.

ARTICLE 26

Probationary Period

26.1 There shall be a probationary period of thirty (30) calendar days for journeymen and sixty (60) calendar days for apprentices with a right to extend such probationary periods by mutual agreement. The probationary period for a journeyman who is a new hire, and is changing trades to a new trade, shall be sixty days. A discharge during the probationary period shall not be subject to the grievance or arbitration provisions of this agreement. Upon completion of the probationary period, the employee's seniority date shall be retroactive to his most recent date of hire.

ARTICLE 27

New Employees

27.1 In the event of a permanent vacancy which the Company intends to fill with a journeyman, the Company will call or otherwise notify the Union in advance and will consider the names of any journeymen submitted by the Union. In the event of any permanent vacancy within the Company, the Company will make a reasonable effort under the circumstances, subject to the Company's need to fill the position promptly, to post the vacancy within the Company. Nothing herein will require the employer to interview or hire any applicant.

ARTICLE 28

Subcontracting

The Company will subcontract bargaining unit work only if its plant lacks the physical capacity or human resources to accommodate the work and not to avoid the terms of this contract; provided, however, that the Company may subcontract work to other entities that employ GCA members to perform the work that is subcontracted. The Company will notify the Union in advance of an intent to subcontract bargaining unit work which will result in (or prolong) either layoffs or a reduction in the work week below forty hours; and, upon request, will bargain with the Union about the decision and its impact upon the employees.

ARTICLE 29

Accidents

A workman must report any accident or defect in any stone immediately on discovering it; otherwise he or she shall be subject to appropriate disciplinary action. Sufficient room at all times must be given to granite cutters and other workers. If an employee is injured on the job and formal notice (i.e., the employer's first report of injury) is provided to the State of Vermont, a copy of the written notice will be provided to the union business agent.

GRANITE CUTTERS' PROVISIONS

ARTICLE 1 Jurisdiction It is mutually agreed that the Union shall have jurisdiction over the following job functions involved in the Company's plant operations: drilling (including paper rolls and saw blocks at the plants), cutting, lettering, finishing, surface plate finishing, carbo sawing, sandblasting, carving, etching, planing, lathe operating, channeling for crosses or any similar work building or monumental, polishing (whether by hand or machine), sawing (of rough blocks into slabs, dies, etc.), bedsetting, plastering, pinning up, steeling and grinding of granite; tool sharpening (by hand or machine) of all hand tools used in the plants; and drafting including layouts, tracings, patterns and making shop cards requiring drafting. All employees will be classified by the above job functions for purposes of the provisions on layoff in Article 12. The Union and Company agree that employees covered by this agreement may be assigned to any other job functions within the jurisdiction of the Union as may be necessary to assure available work is completed in a timely and efficient manner.

ARTICLE 2 Apprentice - Journeyman Apprentices must work a period of two years to achieve the status of journeymen.

ARTICLE 3 Apprentice Quotas The apprentice quota for all positions except draftspersons, lathe operators and sawyers shall be: 1 for 2, 2 for 5 , 3 for 8, 4 for 11, 5 for 14, 6 for 17. One apprentice lathe operator is allowed for each two lathes operated. One apprentice sawyer shall be allowed to every two sawyers. One apprentice draftsperson for one journeyman draftsperson and two apprentice draftspersons for three journeyman draftspersons shall be allowed, but owners, partners and office managers shall not be considered journeymen.

ARTICLE 4 4.1 All employees covered by this contract shall not disclose any confidential information obtained from contracts worked in any office. All custom drafting done outside of a regular eight (8) hour day shall be charged at the rate of time and one-half plus ten percent (10%) extra for materials used. All custom work to be governed by the Business Agent.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective April 29, 2000.

FOR GRANITE CUTTERS' ASSOCIATION

_______________________________________

Matthew Peake, Business Agent

_______________________________________

Erwin Kreis, Committeeman

_______________________________________

Sandy Conti, Committeeman

_______________________________________

Harold Wood, Committeeman

_______________________________________

Doug Bell, Committeeman

ROCK OF AGES CORPORATION

__________________________________________

Robert Pope, Vice President

__________________________________________

Jerry Parrott, Vice President

__________________________________________

Mark Gherardi, Vice President

__________________________________________

Paul Hutchins, Manager of Administration

EXHIBIT 10.14

ROCK OF AGES CORPORATION

SUPPLY AGREEMENT

FOR

AMERICAN BLACK GRANITE

SUPPLY AGREEMENT made as of September 7, 2000, effective as of June 1, 2000 by and between KEYSTONE MEMORIALS, INC., a Georgia corporation, with its principal office located at 1595 Washington Highway, Elberton, Georgia 30635 ("KMI") and ROCK OF AGES CORPORATION, a Delaware corporation, with its principal office located at 772 Graniteville Road, Graniteville, Vermont 05654 ("ROAC").

RECITALS:

KMI and ROAC desire to enter into a supply agreement for the supply of American Black Granite blocks and slabs ("ABG") quarried by ROAC and its subsidiaries and affiliates (ROAC and its subsidiaries and affiliates are sometimes referred to as "ROAC") all upon the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Supply of ABG.

ROAC agrees to supply KMI primarily slabs, but some blocks (limited to 10% of the total purchase cubic feet during the year of the Term) of ABG, but not in excess of the following amounts for each year of the term and not in excess of the amount allowed as of May 31, 2003, if the contract is extended beyond that time:

June 1, 2000 to May 31, 2001 50,000 cubic feet

June 1, 2001 to May 31, 2002 60,000 cubic feet

June 1, 2002 to May 31, 2003 60,000 cubic feet

The annual cubic feet limitation (the "Annual Limitation") on ABG sales by ROAC to KMI applies during each year of the Term. Any portion of the Annual Limitation not purchased in any year during the Term may not be carried over to the next year of the Term so that if in one year during the term KMI purchases only twenty-five thousand (25,000) cubic feet of ABG the twenty-five to thirty-five thousand (25,000 to 35,000) cubic feet not purchased may not be purchased in the next year of the Term.

2. Term and Termination.

This Agreement shall be for a term of three (3) yeas, commencing June 1, 2000. Unless ROAC shall give written notice of non-renewal to KMI at least ninety (90) days prior to the anniversary of the Term or any renewal thereof, this Agreement shall automatically renew for three additional one (1) year terms.

Notwithstanding the foregoing, effective June 1, 2003, either party shall have the right to terminate this Agreement by giving at least one-hundred eighty (180) days prior written notice to the other of such termination.

3. Prices for ABG.

For the first three years of the Term of the Agreement, the price to be charged by ROAC for ABG slabs supplied to KMI under this agreement will be twenty percent (20%) below its published price list at the time the order is placed by KMI, plus a cash discount of two percent (2%) net 30 days. The price to be charged by ROAC for ABG blocks under this agreement for the initial three years of the Agreement will be ten percent (10%) below its published price list for ABG blocks at the time the order is placed by KMI, plus a cash discount of 2%, net 30 days.

Effective June 1, 2003, the price to be charged by ROAC for ABG slabs supplied to KMI under this agreement will be ten percent (10%) below its published price list at the time the order is placed by KMI, plus a cash discount of two percent (2%) net 30 days. The price to be charged by ROAC for ABG blocks under this agreement will be five percent (5%) below its published price list for ABG blocks at the time the order is placed by KMI, plus a cash discount of 2%, net 30 days.

ROAC's current price list for ABG is attached as Exhibit 2. ROAC shall, have the right to raise its ABG slab and block prices by an amount not to exceed five percent (5%) during each year of the Term commencing with the year beginning on June 1, 2000 and ending on May 31, 2003. Beginning June 1, 2003 ROAC shall, have the right to raise its ABG slab and block prices by an amount not to exceed 10 percent (10%) during each year of the term.

4. KMI Minimum Purchase Obligation

Effective June 1, 2003, in order for this Agreement to remain in full force and effect, KMI shall purchase a minimum of 40,000 cubic feet of ABG during each year of the Term. Subject to the terms of section 4 below, in the event that KMI fails to meet its purchase obligation, this Agreement may be terminated by ROAC upon written notice to KMI.

5. Reasonable Efforts.

KMI acknowledges that ABG is a natural product subject to fluctuation in quality and supply as the quarry formation is worked. Accordingly, ROAC is unable to predict future supply and quality of ABG with certainty. Accordingly, while ROAC will use commercially reasonable efforts to supply ABG in the amounts set forth in section 2, ROAC shall have no liability to KMI in the event that conditions of the quarry or otherwise make it commercially impracticable to supply such amounts.

6. Quality and Size Allowance.

ROAC will provide monumental grade ABG to KMI as specified by ROAC. KMI will receive normal adjustments for defects for cracks and quality provided to its customers in the ordinary course of business and subject to slab and block size allowances granted to ROAC's customers in the ordinary course of business.

7. Overdue Invoices.

ROAC will have no obligation to supply KMI at anytime KMI has a balance due ROAC beyond sixty (60) days of any invoice date. ROAC may thereafter refuse shipment for credit reasons or require cash in advance or C.O.D. payment terms to assure payment for ABG blocks and slabs sold to KMI.

8. No Resale by KMI of ABG.

KMI agrees not to resell, transfer or otherwise distribute (herein collectively a "Resell") ABG blocks or slabs purchased under this agreement to any third party, whether a subsidiary or affiliate of KMI or not; and agrees that in the event of a Resell, ROAC may immediately terminate this agreement.

9. Assignment Successors and Assigns.

This agreement is binding upon and shall inure to the benefit of the parties hereto, provided, however, that ROAC may not assign any of its right, duties and obligations under this agreement without the prior written consent of KMI, except to a successor by merger or reorganization to ROAC.

10. Notices.

Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier services, fee prepaid, return receipt or other confirmation of delivery requested or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three (3) days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this section.

If to KMI: Mr. George T. Oglesby Jr., President

Keystone Memorials, Inc.

PO Box 6077

Elberton, GA 30635

Telephone: (706) 283-5402

Telecopy: (706) 283-4758

with copy to:

If to ROAC: Jon M. Gregory, President

Rock of Ages Corporation

Quarry Division

772 Graniteville Road

Graniteville, VT 05654

Telephone: 800 476-3121

Teletax: 802 476 3110

with a copy to: Michael Tule, Vice President and General Counsel

Rock of Ages Corporation

369 North State Street

Concord, NH 03301

Telephone: (603) 225-8397

Telecopy: (603) 225-4801

11. Section Headings.

Section headings are employed in this agreement for reference purposes only and shall not affect the interpretation or meaning of this agreement.

12. Complete Agreement.

Neither this agreement nor any provision hereof may be changed, waived, modified, discharged, amended or terminated orally but only by an instrument in writing signed by all parties hereto. The waiver by any party hereto of a breach of any provisions of this agreement shall not operate or be construed as a waiver of any other party or subsequent breach. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. This agreement, together with the Exhibits attached hereto or incorporated herein pursuant to Section 13 hereof, constitutes the only agreement among the parties hereto concerning the subject matter hereof and supersedes all prior agreements, whether written or oral, relating thereto.

13. Governing Law, Jurisdiction and Venue.

This agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire; and any actions brought pertaining to the same shall lie only in the Merrimack County New Hampshire Superior Court, in the United States District Court for the District of New Hampshire, the Elbert County Superior Court, Georgia, or the United States District Court for the Middle District of Georgia, all of which courts are the sole and exclusive forums for any actions or claims by the parties to this agreement; and each party hereto consents to the jurisdiction of, and venue in, said courts in any action brought by another party hereto and agrees that no claims or action brought by another party hereto and agrees that no claims or actions relating to any matter hereunder will be brought by them in any other courts of said States, any other state or any other country.

14. Counterparts. This agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures were on the same instrument. This agreement shall be effective and binding upon all parties hereto as of the time when all parties have executed a counterpart of this agreement.

15. Exhibits.

Each Exhibit or Schedule delivered pursuant to the terms of this agreement shall be in writing and shall constitute a part of this agreement. The parties may agree with respect to any Schedule or Exhibit required to be attached to this agreement, that such Schedule or Exhibit, if mutually satisfactory, may be attached to this agreement after the date of execution hereof and after mutual approval thereof, such subsequently attached Schedule or Exhibit shall be treated as if it were attached to this agreement as of the date of execution of this agreement. All Exhibits and Schedules attached hereto are specifically incorporated herein by reference and made a part hereof. The words "agreement," "herein" and "hereof" as used herein shall in all respects include the entirety of this agreement together with all Exhibits and Schedules attached hereto and all documents required or permitted to be delivered hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this agreement all as of the date first above written.

ROCK OF AGES CORPORATION

By:Jon M. Gregory, President - Quarry

Division

KEYSTONE MEMORIALS, INC.

By: George T. Oglesby Jr., President

Witness